Filed Pursuant to Rule 424(b)(2)

Registration Statement No. 333-253421

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

6

Subject to Completion. Dated December 27, 2021.

GS Finance Corp.

$

Market Linked Securities — Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to a Basket due July 9, 2024

guaranteed by

The Goldman Sachs Group, Inc.

The securities are unsecured notes issued by GS Finance Corp. and guaranteed by The Goldman Sachs Group, Inc. The securities do not bear interest or repay a fixed amount of principal at maturity. The amount that you will be paid on your securities on the stated maturity date (expected to be July 9, 2024) is based on the performance of a weighted basket comprised of the Technology Select Sector SPDR® Fund (33.34% weighting), the iShares® Global Infrastructure ETF (33.33% weighting) and the Health Care Select Sector SPDR® Fund (33.33% weighting) (the basket underliers) as measured from the pricing date (expected to be December 30, 2021) to and including the determination date (expected to be July 1, 2024).

The return on your securities is linked to the performances of the Technology Select Sector SPDR® Fund, the iShares® Global Infrastructure ETF and the Health Care Select Sector SPDR® Fund (each, an ETF), and not to that of the Technology Select Sector Index, the S&P Global Infrastructure Index or the Health Care Select Sector Index (each, an index) on which the respective ETFs are based. In addition, the iShares® Global Infrastructure ETF follows a strategy of “representative sampling”, which means the iShares® Global Infrastructure ETF’s holdings may not be the same as those of its index. The performance of any ETF may significantly diverge from that of its index.

The Technology Select Sector SPDR® Fund was reconstituted in September 2018, removing companies such as Alphabet, Inc., Facebook Inc., AT&T Inc. and Verizon Communications, Inc., which previously represented a significant percentage of the Technology Select Sector SPDR® Fund. As a result, the current composition of the Technology Select Sector SPDR® Fund and its index is significantly different from that of the Technology Select Sector SPDR® Fund and its index before such changes and any performance information prior to September 2018 should not be taken into account when considering past or future performance of the Technology Select Sector Index or the Technology Select Sector SPDR® Fund.

The initial basket level is 100 and the final basket level will equal the product of (i) 100 times (ii) the sum of (a) 1 plus (b) the sum of the products, as calculated for each basket underlier, of: (1) its basket underlier return multiplied by (2) its weighting percentage. The basket underlier return for each basket underlier is the percentage increase or decrease in its closing price on the determination date from its initial basket underlier price (determined on the pricing date).

If the final basket level on the determination date is greater than the initial basket level, the return on your securities will be positive and will equal 125% times the basket return, subject to the maximum settlement amount (expected to be between $1,100 and $1,120 for each $1,000 face amount of your securities).

If the final basket level declines by up to 15% from the initial basket level, you will receive the face amount of your securities. If the final basket level declines by more than 15% from the initial basket level, the return on your securities will be negative and will equal the basket return plus 15%. In this case, you will receive less than the face amount and have 1-to-1 downside exposure to the decline in the final basket level in excess of 15%. You could lose up to 85% of the face amount of your securities.

To determine your payment at maturity, we will calculate the basket return, which is the percentage increase or decrease in the final basket level from the initial basket level. At maturity, for each $1,000 face amount of your securities, you will receive an amount in cash equal to:

●

if the basket return is positive (the final basket level is greater than the initial basket level), the sum of (i) $1,000 plus (ii) the product of (a) $1,000 times (b) 125% times (c) the basket return, subject to the maximum settlement amount;

●	if the basket return is zero or negative but not below -15% (the final basket level is equal to the initial basket level or is less than the initial basket level, but not by more than 15%), $1,000; or
●

if the basket return is negative and is below -15% (the final basket level is less than the initial basket level by more than 15%), the sum of (i) $1,000 plus (ii) the product of (a) the sum of the basket return plus 15% times (b) $1,000. You will receive less than the face amount of your securities.

Declines in one basket underlier may offset increases in the other basket underliers.

The securities have more complex features than conventional debt securities and involve risks not associated with conventional debt securities. You should read the disclosure herein to better understand the terms and risks of your investment, including the credit risk of GS Finance Corp. and The Goldman Sachs Group, Inc. See page S-18.

The information in this prospectus supplement supersedes any conflicting information in the documents listed below under “About Your Prospectus”. In addition, some of the terms or features described in the listed documents may not apply to your securities.

The estimated value of your securities at the time the terms of your securities are set on the pricing date is expected to be between $925 and $955 per $1,000 face amount. For a discussion of the estimated value and the price at which Goldman Sachs & Co. LLC (“GS&Co.”) would initially buy or sell your securities, if it makes a market in the securities, see the following page.

Issue date:	expected to be January 4, 2022	Original issue price:	100% of the face amount
Underwriting discount:	up to 3.15% of the face amount[1,2]	Net proceeds to the issuer:	96.85% of the face amount[1]

1 See “Supplemental Plan of Distribution” on page S-19.

2 In addition to the 3.15%, GS&Co. may pay to selected securities dealers a fee of up to 0.15% of the face amount in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense. The securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Goldman Sachs & Co. LLC	Wells Fargo Securities

Prospectus Supplement No.      dated         , 2021.

GS Finance Corp. may use this prospectus in the initial sale of the securities. In addition, Goldman Sachs & Co. LLC or any other affiliate of GS Finance Corp. may use this prospectus in a market-making transaction in a security after its initial sale. Unless GS Finance Corp. or its agent informs the purchaser otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

Wells Fargo Advisors (“WFA”) is a trade name used by Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC, members SIPC, separate registered broker-dealers and non-bank affiliates of Wells Fargo & Company.

Estimated Value of Your Securities

The estimated value of your securities at the time the terms of your securities are set on the pricing date (as determined by reference to pricing models used by Goldman Sachs & Co. LLC (GS&Co.) and taking into account our credit spreads) is expected to be between $925 and $955 per $1,000 face amount, which is less than the original issue price. The value of your securities at any time will reflect many factors and cannot be predicted; however, the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would initially buy or sell securities (if it makes a market, which it is not obligated to do) and the value that GS&Co. will initially use for account statements and otherwise is equal to approximately the estimated value of your securities at the time of pricing, plus an additional amount (initially equal to $     per $1,000 face amount).

Prior to        , the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would buy or sell your securities (if it makes a market, which it is not obligated to do) will equal approximately the sum of (a) the then-current estimated value of your securities (as determined by reference to GS&Co.’s pricing models) plus (b) any remaining additional amount (the additional amount will decline to zero on a straight-line basis from the time of pricing through         ). On and after        , the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would buy or sell your securities (if it makes a market) will equal approximately the then-current estimated value of your securities determined by reference to such pricing models.

About Your Prospectus

The securities are part of the Medium-Term Notes, Series F program of GS Finance Corp. and are fully and unconditionally guaranteed by The Goldman Sachs Group, Inc. This prospectus includes this prospectus supplement and the accompanying documents listed below. This prospectus supplement constitutes a supplement to the documents listed below, does not set forth all of the terms of your securities and therefore should be read in conjunction with such documents:

●Market linked securities with leveraged upside participation to a cap and fixed percentage buffered downside product summary supplement dated March 29, 2021 (the “product summary supplement”)

●Prospectus supplement dated March 22, 2021

●Prospectus dated March 22, 2021

The information in this prospectus supplement supersedes any conflicting information in the documents listed above. In addition, some of the terms or features described in the listed documents may not apply to your securities.

We refer to the securities we are offering by this prospectus supplement as the “offered securities” or the “securities”. Each of the offered securities has the terms described below. Please note that in this prospectus supplement, references to “GS Finance Corp.”, “we”, “our” and “us” mean only GS Finance Corp. and do not include its subsidiaries or affiliates, references to “The Goldman Sachs Group, Inc.”, our parent company, mean only The Goldman Sachs Group, Inc. and do not include its subsidiaries or affiliates and references to “Goldman Sachs” mean The Goldman Sachs Group, Inc. together with its consolidated subsidiaries and affiliates, including us.

Please note that, for purposes of this prospectus supplement, references in the accompanying product summary supplement to “Market Linked Securities”, “market measure”, “basket component”, “buffer”, “starting level”, “ending level”, “payment at maturity” and “original offering price” shall be deemed to refer to “securities”, “basket”, “basket underlier”, “buffer amount”, “initial basket level”, “final basket level”, “cash settlement amount” and “original issue price”, respectively.

The securities will be issued under the senior debt indenture, dated as of October 10, 2008, as supplemented by the First Supplemental Indenture, dated as of February 20, 2015, each among us, as issuer, The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee. This indenture, as so supplemented and as further supplemented thereafter, is referred to as the “GSFC 2008 indenture” in the accompanying prospectus supplement.

The securities will be issued in book-entry form and represented by master note no. 3, dated March 22, 2021.

TERMS AND CONDITIONS

CUSIP / ISIN: 40057KKK8 / US40057KKK87

Company (Issuer): GS Finance Corp.

Guarantor: The Goldman Sachs Group, Inc.

Basket underliers (each individually, a basket underlier): the Technology Select Sector SPDR® Fund (current Bloomberg symbol: “XLK UP Equity”), the iShares® Global Infrastructure ETF (current Bloomberg symbol: “IGF UP Equity”), and the Health Care Select Sector SPDR® Fund (current Bloomberg symbol: “XLV UP Equity”), or, in each case, any successor basket underlier, as each may be modified, replaced or adjusted from time to time as provided herein

Underlying indices (each individually, an underlying index): with respect to the Technology Select Sector SPDR® Fund, the Technology Select Sector Index, with respect to the iShares® Global Infrastructure ETF, the S&P Global Infrastructure Index, and with respect to the Health Care Select Sector SPDR® Fund, the Health Care Select Sector Index

Face amount: $            in the aggregate on the issue date

Authorized denominations: $1,000 or any integral multiple of $1,000 in excess thereof

Principal amount: On the stated maturity date, the company will pay, for each $1,000 of the outstanding face amount, an amount, if any, in cash equal to the cash settlement amount.

Cash settlement amount:

●	if the final basket level is greater than or equal to the cap level, the maximum settlement amount;
●

if the final basket level is greater than the initial basket level but less than the cap level, the sum of (i) $1,000 plus (ii) the product of (a) $1,000 times (b) the participation rate times (c) the basket return;

●	if the final basket level is equal to or less than the initial basket level but greater than or equal to the buffer level, $1,000; or
●	if the final basket level is less than the buffer level, the sum of (i) $1,000 plus (ii) the product of (a) $1,000 times (b) the sum of the basket return plus the buffer amount

Initial basket level: 100

Final basket level: the product of (i) 100 times (ii) the sum of (a) 1 plus (b) the sum of the products, as calculated for each basket underlier, of: (1) its basket underlier return multiplied by (2) its weighting percentage

Cap level (set on the pricing date): expected to be between 108% and 109.6% of the initial basket level

Maximum settlement amount (set on the pricing date): expected to be between $1,100 and $1,120

Participation rate: 125%

Basket return: the quotient of (i) the final basket level minus the initial basket level divided by (ii) the initial basket level, expressed as a percentage

Buffer level: 85% of the initial basket level

Buffer amount: 15%

Weighting percentage: for each basket underlier, its weighting percentage as set forth below:

Basket Underlier	Weighting Percentage	Initial Basket Underlier Price
Technology Select Sector SPDR® Fund	33.34%
iShares® Global Infrastructure ETF	33.33%
Health Care Select Sector SPDR® Fund	33.33%

Initial basket underlier price (set on the pricing date): for a basket underlier, the closing price of such basket underlier on the pricing date, as set forth under “— Weighting percentage” above

Final basket underlier price: with respect to a basket underlier, the closing price of such basket underlier on the determination date, subject to adjustment as provided in “— Consequences of a market disruption event or non-trading day”, “— Discontinuance or modification of a basket underlier” and “— Anti-dilution adjustments” below

Basket underlier return: with respect to a basket underlier, the quotient of (i) its final basket underlier price minus its initial basket underlier price divided by (ii) its initial basket underlier price, expressed as a percentage

Pricing date: expected to be December 30, 2021

Issue date (set on the pricing date): expected to be January 4, 2022

Determination date (set on the pricing date): expected to be July 1, 2024, unless the calculation agent determines that, with respect to a basket underlier, a market disruption event occurs or is continuing on that day or that day is not otherwise a trading day.

In the event the originally scheduled determination date is a non-trading day with respect to any basket underlier, the determination date will be the first day thereafter that is a trading day for all basket underliers (the “first qualified trading day”) provided that no market disruption event occurs or is continuing with respect to a basket underlier on that day.  If a market disruption event with respect to a basket underlier occurs or is continuing on the originally scheduled determination date or the first qualified trading day, the determination date will be the first following trading day on which the calculation agent determines that each basket underlier has had at least one trading day (from and including the originally scheduled determination date or the first qualified trading day, as applicable) on which no market disruption event has occurred or is continuing and the closing price of each basket underlier will be determined on or prior to the postponed determination date as set forth under “— Consequences of a market disruption event or a non-trading day” below.  (In such case, the determination date may differ from the date on which the price of a basket underlier is determined for the purpose of the calculations to be performed on the determination date.)  In no event, however, will the determination date be postponed by more than eight trading days for all basket underliers (based on the originally scheduled determination date) either due to the occurrence of serial non-trading days or due to the occurrence of one or more market disruption events. On such last possible determination date, if a market disruption event occurs or is continuing with respect to a basket underlier that has not yet had such a trading day on which no market disruption event has occurred or is continuing or if such last possible day is not a trading day with respect to such basket underlier, that day will nevertheless be the determination date.

Stated maturity date (set on the pricing date): expected to be July 9, 2024, unless that day is not a business day, in which case the stated maturity date will be postponed to the next following business day. The stated maturity date will also be postponed if the determination date is postponed as described under “— Determination date” above. In such a case, the stated maturity date will be postponed by the same number of business day(s) from but excluding the originally scheduled determination date to and including the actual determination date.

Closing price: on any trading day, with respect to a basket underlier, the product of: (i) the closing sale price or last reported sale price, regular way, for such basket underlier, on a per-share or other unit basis on the principal national securities exchange on which such basket underlier is listed for trading on that day, or if such basket underlier is not listed on any national securities exchange on that day, on any other U.S. national market system that is the primary market for the trading of such basket underlier times (ii) the adjustment factor applicable to such basket underlier on such trading day.

The adjustment factor with respect to a basket underlier is 1.0, subject to adjustment as described under "— Anti-dilution adjustments” below.

Trading day: with respect to a basket underlier, a day, as determined by the calculation agent, on which the relevant stock exchange and each related futures or options exchange with respect to such basket underlier or any successor thereto, if applicable, are scheduled to be open for trading for their respective regular trading sessions

Relevant stock exchange: with respect to a basket underlier, the primary exchange or quotation system on which shares (or other applicable securities) of such basket underlier are traded, as determined by the calculation agent

Related futures or options exchange: with respect to a basket underlier, an exchange or quotation system where trading has a material effect (as determined by the calculation agent) on the overall market for futures or options contracts relating to such basket underlier

Successor basket underlier: with respect to a basket underlier, any substitute basket underlier approved by the calculation agent as a successor basket underlier as provided under “— Discontinuance or modification of a basket underlier” below

Basket underlier investment advisor: with respect to a basket underlier, at any time, the person or entity, including any successor investment advisor or trustee, as applicable, that serves as an investment advisor or trustee to such basket underlier as then in effect

Underlying index sponsor: with respect to a basket underlier, the person or entity, including any successor sponsor, that determines and publishes its underlying index as then in effect. The securities are not sponsored, endorsed, sold or promoted by any underlying index sponsor or any affiliate thereof and no underlying index sponsor or affiliate thereof makes any representation regarding the advisability of investing in the securities.

Basket underlier stocks: with respect to a basket underlier, at any time, the stocks that comprise such basket underlier as then in effect, after giving effect to any additions, deletions or substitutions

Market disruption event: (i) With respect to a basket underlier on any given trading day, any of the following will be a market disruption event:

•

the occurrence or existence of a material suspension of or limitation imposed on trading by the relevant stock exchange or otherwise relating to the shares (or other applicable securities) of such basket underlier on the relevant stock exchange at any time during the one-hour period that ends at the close of trading (as defined below) on such day, whether by reason of movements in price exceeding limits permitted by such relevant stock exchange or otherwise,

•

the occurrence or existence of a material suspension of or limitation imposed on trading by any related futures or options exchange or otherwise in futures or options contracts relating to the shares (or other applicable securities) of such basket underlier on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on that day, whether by reason of movements in price exceeding limits permitted by the related futures or options exchange or otherwise,

•

the occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, shares (or other applicable securities) of such basket underlier on the relevant stock exchange at any time during the one-hour period that ends at the close of trading on that day,

•

the occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, futures or options contracts relating to shares (or other applicable securities) of such basket underlier on any related futures or options exchange at any  time during the one-hour period that ends at the close of trading on  that day,

•

the closure of the relevant stock exchange or any related futures or options exchange with respect to such basket underlier prior to its scheduled closing time unless the earlier closing time is announced by the relevant stock exchange or related futures or options exchange, as applicable, at least one hour prior to the earlier of (a) the actual closing time for the regular trading session on such relevant stock exchange or related futures or options exchange, as applicable, and (b) the submission deadline for orders to be entered into the relevant stock exchange or related futures or options exchange, as applicable, system for execution at the close of trading on that day, or

•	the relevant stock exchange or any related futures or options exchange with respect to such basket underlier fails to open for trading during its regular trading session,

and, in the case of any of these events, the calculation agent determines in good faith and in its sole discretion that the event could materially interfere with the ability of the company or any of its affiliates or a similarly situated party to unwind all or a material portion of a hedge that could be effected with respect to this security.

For purposes of determining whether a market disruption event has occurred with respect to a basket underlier:

•	“close of trading” means the scheduled closing time of the relevant stock exchange with respect to such basket underlier; and
•

the “scheduled closing time” of the relevant stock exchange or any related futures or options exchange on any trading day for such basket underlier means the scheduled weekday closing time of such relevant stock exchange or related futures or options exchange on such trading day, without regard to after hours or any other trading outside the regular trading session hours.

(ii) A market disruption event with respect to one basket underlier will not, by itself, constitute a market disruption event for any unaffected basket underlier.

Consequences of a market disruption event or a non-trading day: With respect to any basket underlier, if a market disruption event occurs or is continuing on a day that would otherwise be the determination date, or such day is not a trading day, then the determination date will be postponed as described under “— Determination date” above.  If the determination date is postponed to the last possible date due to the occurrence of serial non-trading days, the price of each basket underlier will be the calculation agent’s assessment of such price, in its sole discretion, on such last possible postponed determination date.

If the determination date is postponed due to a market disruption event with respect to any basket underlier, the final basket level with respect to the determination date will be calculated based on (i) for any basket underlier that is not affected by a market disruption event on the originally scheduled determination date or the first qualified trading day thereafter (if applicable), the closing price of such basket underlier on that date, (ii) for any basket underlier that is affected by a market disruption event on the originally scheduled determination date or the first qualified trading day thereafter (if applicable), the closing price of such basket underlier on the first following trading day on which no market disruption event exists for such basket underlier or (iii) for any basket underlier as to which a market disruption event continues through the last possible postponed determination date, the calculation agent's assessment, in its sole discretion, of the price of such basket underlier on such last possible postponed determination date.  As a result, the closing prices of the basket underliers could be determined on different calendar dates.

For the avoidance of doubt, once the closing price of a basket underlier is determined for the determination date, the occurrence of a later market disruption event or non-trading day will not alter such calculation.

Discontinuance or modification of a basket underlier: If a basket underlier is delisted from the exchange on which the basket underlier has its primary listing and its basket underlier investment advisor or anyone else publishes a substitute basket underlier that the calculation agent determines is comparable to such basket underlier and approves as a successor basket underlier, or if the calculation agent designates a substitute basket underlier, then the calculation agent will determine the amount payable on the stated maturity date by reference to such successor basket underlier.

If the calculation agent determines that a basket underlier is delisted or withdrawn from the exchange on which the basket underlier has its primary listing and there is no successor basket underlier (a “liquidation event”), the calculation agent will determine the applicable closing price of such basket underlier used to determine the amount payable on the stated maturity date, by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate such basket underlier, provided that if the calculation agent determines that it is not practicable to replicate such basket underlier (including, but not limited to, the instance in which the underlying index sponsor of the underlying index for such basket underlier discontinues publication of that underlying index), then the calculation agent will calculate the closing price for such basket underlier by reference to only those securities that were held by such basket underlier immediately prior to such liquidation event without any rebalancing or substitution of such securities following such liquidation event.

If the calculation agent determines that a basket underlier, the basket underlier stocks comprising such basket underlier or the method of calculating such basket underlier is changed at any time in any respect — including any split or reverse split of the basket underlier, a material change in the investment objective and any addition, deletion or substitution and any reweighting or rebalancing of such basket underlier or of the basket underlier stocks and whether the change is made by the basket underlier investment advisor under its existing policies or following a modification of those policies, is due to the publication of a successor basket underlier, is due to events affecting one or more of the basket underlier stocks or their issuers or is due to any other reason — then the calculation agent will be permitted (but not required) to make such adjustments in such basket underlier or the method of its calculation and its basket underlier weighting as it believes are appropriate to ensure that the prices of such basket underlier used to determine the amount payable on the stated maturity date are equitable.

All determinations and adjustments to be made by the calculation agent with respect to a basket underlier may be made by the calculation agent in its sole discretion. The calculation agent is not obligated to make any such adjustments.

Anti-dilution adjustments: The calculation agent will adjust the adjustment factor with respect to a basket underlier as described under “— Closing price” above if any of the events specified below occurs with respect to such basket underlier and the effective date or ex-dividend date, as applicable, for such event is after the pricing date and on or prior to the determination date.

The adjustments specified below do not cover all events that could affect a basket underlier, and there may be other events that could affect a basket underlier for which the calculation agent will not make any such adjustments, including, without limitation, an ordinary cash dividend. Nevertheless, the calculation agent may, in its sole discretion, make additional adjustments to any terms of this security upon the occurrence of other events that affect or could potentially affect the market price of, or shareholder rights in, a basket underlier, with a view to offsetting, to the extent practical, any such change, and preserving the relative investment risks of this security. In addition, the calculation agent may, in its sole discretion, make adjustments or a series of adjustments that differ from those described herein if the calculation agent determines that such adjustments do not properly reflect the economic consequences of the events specified herein or would not preserve the relative investment risks of this security. All determinations made by the calculation agent in making any adjustments to the terms of this security, including adjustments that are in addition to, or that differ from, those described herein, will be made in good faith and a commercially reasonable manner, with the aim of ensuring an equitable result. In determining whether to make any adjustment to the terms of this security, the calculation agent may consider any adjustment made by the Options Clearing Corporation or any other equity derivatives clearing organization on options contracts on the applicable basket underlier.

For any event described below, the calculation agent will not be required to adjust the applicable adjustment factor unless the adjustment would result in a change to such adjustment factor then in effect of at least 0.10%. An adjustment factor resulting from any adjustment will be rounded up or down, as appropriate, to the nearest one-hundred thousandth.

(A)	Stock Splits and Reverse Stock Splits

If a stock split or reverse stock split has occurred, then once such split has become effective, the adjustment factor will be adjusted to equal the product of the prior adjustment factor and the number of securities which a holder of one share (or other applicable security) of the basket underlier before the effective date of such stock split or reverse stock split would have owned or been entitled to receive immediately following the applicable effective date.

(B)	Stock Dividends

If a dividend or distribution of shares (or other applicable securities) to which this security are linked has been made by a basket underlier ratably to all holders of record of such shares (or other applicable security), then the adjustment factor will be adjusted on the ex-dividend date to equal the prior adjustment factor plus the product of the prior adjustment factor and the number of shares (or other applicable security) of such basket underlier which a holder of one share (or other applicable security) of such basket underlier before the ex-dividend date would have owned or been entitled to receive immediately following that date; provided, however, that no adjustment will be made for a distribution for which the number of securities of such basket underlier paid or distributed is based on a fixed cash equivalent value.

(C)	Extraordinary Dividends

If an extraordinary dividend (as defined below) has occurred, then the adjustment factor will be adjusted on the ex-dividend date to equal the product of the prior adjustment factor and a fraction, the numerator of which is the closing price per share (or other applicable security) of the basket underlier on the trading day preceding the ex-dividend date, and the denominator of which is the amount by which the closing price per share (or other applicable security) of the basket underlier on the trading day preceding the ex-dividend date exceeds the extraordinary dividend amount (as defined below).

For purposes of determining whether an extraordinary dividend has occurred:

(1)	“extraordinary dividend” means any cash dividend or distribution (or portion thereof) that the calculation agent determines, in its sole discretion, is extraordinary or special; and
(2)

“extraordinary dividend amount” with respect to an extraordinary dividend for the securities of the basket underlier will equal the amount per share (or other applicable security) of the applicable cash dividend or distribution that is attributable to the extraordinary dividend, as determined by the calculation agent in its sole discretion.

A distribution on the securities of the basket underlier described below under the section entitled “— Reorganization Events” that also constitutes an extraordinary dividend will only cause an adjustment pursuant to that “—Reorganization Events” section.

(D)	Other Distributions

If a basket underlier declares or makes a distribution to all holders of the shares (or other applicable security) of the basket underlier of any non-cash assets, excluding dividends or distributions described under “— Stock Dividends” above, then the calculation agent may, in its sole discretion, make such adjustment (if any) to the adjustment factor as it deems appropriate in the circumstances. If the calculation agent determines to make an adjustment pursuant to this paragraph, it will do so with a view to offsetting, to the extent practical, any change in the economic position of a holder of this security that results solely from the applicable event.

(E)	Reorganization Events

If a basket underlier is subject to a merger, combination, consolidation or statutory exchange of securities with another exchange traded fund, and the basket underlier is not the surviving entity, then, on or after the date of such event, the calculation agent shall, in its sole discretion, make an adjustment to the adjustment factor or the method of determining the amount payable at stated maturity or any other terms of this security as the calculation agent determines appropriate to account for the economic effect on this security of such event, and determine the effective date of that adjustment.

Business day: each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York City generally are authorized or obligated by law, regulation or executive order to close.

Calculation agent: Goldman Sachs & Co. LLC (“GS&Co.”)

Default amount: If an event of default occurs and the maturity of this security is accelerated, the company will pay the default amount in respect of the principal of this security at the maturity, instead of the amount payable on the stated maturity date as described earlier. The default amount for this security on any day (except as provided in the last sentence under “Default quotation period” below) will be an amount, in U.S. dollars, for the face amount of this security, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all of the company’s payment and other obligations with respect to this security as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to this security. That cost will equal:

•	the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus
•	the reasonable expenses, including reasonable attorneys’ fees, incurred by the holder of this security in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for this security, which is described below, the holder of this security and/or the company may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest — or, if there is only one, the only — quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

Default quotation period: The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless:

•	no quotation of the kind referred to above is obtained, or
•	every quotation of that kind obtained is objected to within five business days after the day the default amount first becomes due.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two business day objection period have not ended before the determination date, then the default amount will equal the principal amount of this security.

Qualified financial institutions: For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and that is, or whose securities are, rated either:

•	A-1 or higher by Standard & Poor’s Ratings Services or any successor, or any other comparable rating then used by that rating agency, or
•	P-1 or higher by Moody’s Investors Service, Inc. or any successor, or any other comparable rating then used by that rating agency.

Tax characterization: The holder, on behalf of itself and any other person having a beneficial interest in this security, hereby agrees with the company (in the absence of a change in law, an administrative determination or a judicial ruling to the contrary) to characterize this security for all U.S. federal income tax purposes as a pre-paid derivative contract in respect of the basket underliers.

Overdue principal rate: the effective Federal Funds rate

Defeasance: not applicable

DEFAULT AMOUNT ON ACCELERATION

If an event of default occurs and the maturity of your securities is accelerated, the company will pay the default amount in respect of the principal of your securities at the maturity, instead of the amount payable on the stated maturity date as described earlier. We describe the default amount under “Terms and Conditions” above.

For the purpose of determining whether the holders of our Series F medium-term notes, which include your securities, are entitled to take any action under the indenture, we will treat the outstanding face amount of your securities as the outstanding principal amount of that security. Although the terms of the offered securities differ from those of the other Series F medium-term notes, holders of specified percentages in principal amount of all Series F medium-term notes, together in some cases with other series of our debt securities, will be able to take action affecting all the Series F medium-term notes, including your securities, except with respect to certain Series F medium-term notes if the terms of such securities specify that the holders of specified percentages in principal amount of all of such securities must also consent to such action. This action may involve changing some of the terms that apply to the Series F medium-term notes or waiving some of our obligations under the indenture. In addition, certain changes to the indenture and the securities that only affect certain debt securities may be made with the approval of holders of a majority in principal amount of such affected debt securities. We discuss these matters in the accompanying prospectus under “Description of Debt Securities We May Offer — Default, Remedies and Waiver of Default” and “Description of Debt Securities We May Offer — Modification of the Debt Indentures and Waiver of Covenants”.

DETERMINING CASH SETTLEMENT AMOUNT

HYPOTHETICAL EXAMPLES

The following examples are provided for purposes of illustration only. They should not be taken as an indication or prediction of future investment results and merely are intended to illustrate the impact that the various hypothetical basket closing prices or hypothetical closing prices of the basket underliers, as applicable, on the determination date could have on the cash settlement amount at maturity assuming all other variables remain constant.

The examples below are based on a range of final basket levels and closing prices of the basket underliers that are entirely hypothetical; no one can predict what the price of the basket will be on any day throughout the life of your securities, and no one can predict what the final basket level will be on the determination date. The basket underliers have been highly volatile in the past — meaning that the prices of the basket underliers have changed considerably in relatively short periods — and their performances cannot be predicted for any future period.

The information in the following examples reflects hypothetical rates of return on the offered securities assuming that they are purchased on the issue date at the face amount and held to the stated maturity date. If you sell your securities in a secondary market prior to the stated maturity date, your return will depend upon the market value of your securities at the time of sale, which may be affected by a number of factors that are not reflected in the examples below, such as interest rates, the volatility of the basket underliers, the creditworthiness of GS Finance Corp., as issuer, and the creditworthiness of The Goldman Sachs Group, Inc., as guarantor. In addition, the estimated value of your securities at the time the terms of your securities are set on the pricing date (as determined by reference to pricing models used by GS&Co.) is less than the original issue price of your securities. For more information on the estimated value of your securities, see “Additional Risk Factors Specific to Your Securities — The Estimated Value of Your Securities At the Time the Terms of Your Securities Are Set On the Pricing Date (as Determined By Reference to Pricing Models Used By GS&Co.) Is Less Than the Original Issue Price Of Your Securities” on page S-18 of this prospectus supplement. The information in the examples also reflects the key terms and assumptions in the box below.

Key Terms and Assumptions
Face amount	$1,000
Participation rate	125%
Cap level	108% of the initial basket level
Maximum settlement amount	$1,100
Buffer level	85% of the initial basket level
Buffer amount	15%
Neither a market disruption event nor a non-trading day occurs with respect to any basket underlier on the originally scheduled determination date

No change in or affecting any basket underlier, any basket underlier stock, any policy of the applicable basket underlier investment advisor or any method by which the applicable underlying index sponsor calculates its underlying index

Securities purchased on the issue date at the face amount and held to the stated maturity date

Moreover, we have not yet set the initial basket underlier prices of the basket underliers that will serve as the baselines for determining the basket return and the amount that we will pay on your securities at maturity. We will not do so until the pricing date. As a result, the actual initial basket underlier prices of the basket underliers may differ substantially from their prices prior to the pricing date.

For these reasons, the actual performance of the basket over the life of your securities, as well as the amount payable at maturity may bear little relation to the hypothetical examples shown below or to the historical prices of each basket underlier shown elsewhere in this prospectus supplement. For information about the historical prices of each basket underlier during recent periods, see “The Basket and the Basket Underliers — Historical Closing Prices of the Basket Underliers” below. Before investing in the offered securities, you should consult publicly available information to determine the prices of the basket underliers between the date of this prospectus supplement and the date of your purchase of the offered securities.

Also, the hypothetical examples shown below do not take into account the effects of applicable taxes. Because of the U.S. tax treatment applicable to your securities, tax liabilities could affect the after-tax rate of return on your securities to a comparatively greater extent than the after-tax return on the basket underliers.

The levels in the left column of the table below represent hypothetical final basket levels and are expressed as percentages of the initial basket level. The amounts in the middle and right columns represent the hypothetical cash settlement amounts, based on the corresponding hypothetical final basket level, and are expressed as percentages of the face amount of a security (rounded to the nearest one-thousandth of a percent) and in U.S. dollars (rounded to the nearest one-hundredth), respectively. Thus, a hypothetical cash settlement amount of 100.000% means that the value of the cash payment that we would deliver for each $1,000 of the outstanding face amount of the offered securities on the stated maturity date would equal 100.000% of the face amount of a security, based on the corresponding hypothetical final basket level and the assumptions noted above.

Hypothetical Final Basket Level (as Percentage of Initial Basket Level)	Hypothetical Cash Settlement Amount (as Percentage of Face Amount)	Hypothetical Cash Settlement Amount ($)
175.000%	110.000%	$1,100.00
150.000%	110.000%	$1,100.00
125.000%	110.000%	$1,100.00
108.000%	110.000%	$1,100.00
105.000%	106.250%	$1,062.50
103.000%	103.750%	$1,037.50
101.000%	101.250%	$1,012.50
100.000%	100.000%	$1,000.00
95.000%	100.000%	$1,000.00
92.000%	100.000%	$1,000.00
90.000%	100.000%	$1,000.00
85.000%	100.000%	$1,000.00
84.000%	99.000%	$990.00
75.000%	90.000%	$900.00
50.000%	65.000%	$650.00
25.000%	40.000%	$400.00
0.000%	15.000%	$150.00

If, for example, the final basket level were determined to be 25.000% of the initial basket level, the cash settlement amount that we would deliver on your securities at maturity would be 40.000% of the face amount of your securities (or $400.00), as shown in the table above. As a result, if you purchased your securities on the issue date at the face amount and held them to the stated maturity date, you would lose 60.000% of your investment (or $600.00). If the final basket level were determined to be 0.000% of the initial basket level, you would lose 85.000% of your investment in the securities (or $850.00). In addition, if the final basket level were determined to be 175.000% of the initial basket level, the cash settlement amount that we would deliver on your securities at maturity would be capped at the maximum settlement amount, or 110.000% of each $1,000 face amount of your securities (or $1,100.00), as shown in the table above. As a result, if you held your securities to the stated maturity date, you would not benefit from any increase in the final basket level over 108.000% of the initial basket level.

The following chart shows a graphical illustration of the hypothetical cash settlement amounts that we would pay on your securities on the stated maturity date, if the final basket level were any of the hypothetical levels shown on the horizontal axis. The hypothetical cash settlement amounts in the chart are expressed as percentages of the face amount of your securities and the hypothetical final basket levels are expressed as percentages of the initial basket level. The chart shows that any hypothetical final basket level of less than 85.000% (the section left of the 85.000% marker on the horizontal axis) would result in a hypothetical cash settlement amount of less than 100.000% of the face amount of your securities (the section below the 100.000% marker on the vertical axis) and, accordingly, in a loss of principal to the holder of the securities. The chart also shows that any hypothetical final basket level of greater than or equal to 108.000% (the section right of the 108.000% marker on the horizontal axis) would result in a capped return on your investment.

Note Performance
Basket Performance
Hypothetical Cash Settlement Amount as % of Face Amount
Hypothetical Final Basket Level as % of Initial Basket Level
0
25
50
75
100
125
150
175
200
110%
100%
85%
108%

The following examples illustrate the hypothetical cash settlement amount at maturity for each security based on the key terms and assumptions above. The values below have been rounded for ease of analysis.

Example 1: The final basket level is greater than the cap level. The cash settlement amount is subject to the maximum settlement amount and is equal to $1,100 for each $1,000 face amount of your securities.

Basket Underlier	Hypothetical Initial Basket Underlier Price	Hypothetical Final Basket Underlier Price	Basket Underlier Return	Weighting Percentage
Technology Select Sector SPDR® Fund	100.00	150.00	50.00%	33.34%
iShares® Global Infrastructure ETF	100.00	150.00	50.00%	33.33%
Health Care Select Sector SPDR® Fund	100.00	150.00	50.00%	33.33%

Step 1: Calculate the final basket level:

Based on the basket underlier returns set forth above, the final basket level would equal:

100 × [1 + (50.00% × 33.34%) + (50.00% × 33.33%) + (50.00% × 33.33%)] = 150.00

Step 2: Calculate the basket return:

=	final basket level – initial basket level initial basket level
=	150.00 – 100.00 100.00
=	50.00%

Step 3: Calculate the cash settlement amount:

In this example, all of the hypothetical final basket underlier prices for the basket underliers are greater than the applicable initial basket underlier prices, which results in the hypothetical final basket level being greater than the initial basket level of 100. Since the hypothetical final basket level is greater than the cap level, the cash settlement amount is equal to the maximum settlement amount of $1,100 for each $1,000 face amount of your securities.

Example 2:  The final basket level is greater than the initial basket level, but less than the cap level. The cash settlement amount is greater than the $1,000 face amount.

Basket Underlier	Hypothetical Initial Basket Underlier Price	Hypothetical Final Basket Underlier Price	Basket Underlier Return	Weighting Percentage
Technology Select Sector SPDR® Fund	100.00	105.00	5.00%	33.34%
iShares® Global Infrastructure ETF	100.00	105.00	5.00%	33.33%
Health Care Select Sector SPDR® Fund	100.00	105.00	5.00%	33.33%

Step 1: Calculate the final basket level:

Based on the basket underlier returns set forth above, the final basket level would equal:

100 × [1 + (5.00% × 33.34%) + (5.00% × 33.33%) + (5.00% × 33.33%)] = 105.00

Step 2: Calculate the basket return:

=	final basket level – initial basket level initial basket level
=	105.00 – 100.00 100.00
=	5.00%

Step 3: Calculate the cash settlement amount:

In this example, all of the hypothetical final basket underlier prices for the basket underliers are greater than the applicable initial basket underlier prices, which results in the hypothetical final basket level being greater than the initial basket level of 100. Since the hypothetical final basket level is greater than the initial basket level, but less than the cap level, the cash settlement amount is greater than the $1,000 face amount, calculated as follows:

On the stated maturity date, we will pay you $1,062.50 for each $1,000 face amount of your securities.

Example 3:  The final basket level is less than the initial basket level but greater than or equal to the buffer level.  The cash settlement amount is equal to the $1,000 face amount of your securities.

Basket Underlier	Hypothetical Initial Basket Underlier Price	Hypothetical Final Basket Underlier Price	Basket Underlier Return	Weighting Percentage
Technology Select Sector SPDR® Fund	100.00	95.00	-5.00%	33.34%
iShares® Global Infrastructure ETF	100.00	95.00	-5.00%	33.33%
Health Care Select Sector SPDR® Fund	100.00	95.00	-5.00%	33.33%

Step 1: Calculate the final basket level:

Based on the basket underlier returns set forth above, the final basket level would equal:

100 × [1 + (-5.00% × 33.34%) + (-5.00% × 33.33%) + (-5.00% × 33.33%)] = 95.00

Step 2: Calculate the basket return:

=	final basket level – initial basket level initial basket level
=	95.00 – 100.00 100.00
=	-5.00%

Step 3: Calculate the cash settlement amount:

In this example, all of the hypothetical final basket underlier prices for the basket underliers are less than the applicable initial basket underlier prices, which results in the hypothetical final basket level being less than the initial basket level of 100. Since the hypothetical final basket level of 95.00 is greater than the buffer level of 85% of the initial basket level but less than the initial basket level of 100, the hypothetical cash settlement amount for each $1,000 face amount of your securities will equal the face amount of the security, or $1,000.

Example 4: The final basket level is less than the buffer level. The cash settlement amount is less than the $1,000 face amount.

Basket Underlier	Hypothetical Initial Basket Underlier Price	Hypothetical Final Basket Underlier Price	Basket Underlier Return	Weighting Percentage
Technology Select Sector SPDR® Fund	100.00	5.00	-95.00%	33.34%
iShares® Global Infrastructure ETF	100.00	100.00	0.00%	33.33%
Health Care Select Sector SPDR® Fund	100.00	104.99	4.99%	33.33%

Step 1: Calculate the final basket level:

Based on the basket underlier returns set forth above, the final basket level would equal:

100 × [1 + (-95.00% × 33.34%) + (0.00% × 33.33%) + (5.00% × 33.33%)] = 70.00

Step 2: Calculate the basket return:

=	final basket level – initial basket level initial basket level
=	70.00 – 100.00 100.00
=	-30%

Step 3: Calculate the cash settlement amount:

In this example, the hypothetical final basket underlier price of the Technology Select Sector SPDR® Fund is less than its initial basket underlier price, while the hypothetical final basket underlier price of the iShares® Global Infrastructure ETF is equal to its initial basket underlier price and the hypothetical final basket underlier price of the Health Care Select Sector SPDR® Fund is greater than its initial basket underlier price.

In this example, the large decline in the Technology Select Sector SPDR® Fund results in the hypothetical final basket level being less than the buffer level of 85% of the initial basket level even though the iShares® Global Infrastructure ETF remained flat and the Health Care Select Sector SPDR® Fund increased.

Since the hypothetical final basket level of 70.00 is less than the buffer level of 85% of the initial basket level, the hypothetical cash settlement amount for each $1,000 face amount of your securities will equal:

On the stated maturity date, we will pay you $850.00 for each $1,000 face amount of your securities.

Example 5: The final basket level is less than the buffer level. The cash settlement amount is less than the $1,000 face amount.

Basket Underlier	Hypothetical Initial Basket Underlier Price	Hypothetical Final Basket Underlier Price	Basket Underlier Return	Weighting Percentage
Technology Select Sector SPDR® Fund	100.00	50.00	-50.00%	33.34%
iShares® Global Infrastructure ETF	100.00	50.00	-50.00%	33.33%
Health Care Select Sector SPDR® Fund	100.00	50.00	-50.00%	33.33%

Step 1: Calculate the final basket level:

Based on the basket underlier returns set forth above, the final basket level would equal:

100 × [1 + (-50.00% × 33.34%) + (-50.00% × 33.33%) + (-50.00% × 33.33%)] = 50.00

Step 2: Calculate the basket return:

=	final basket level – initial basket level initial basket level
=	50.00 – 100.00 100.00
=	-50.00%

Step 3: Calculate the cash settlement amount:

In this example, the hypothetical final basket underlier prices for all of the basket underliers are less than the applicable initial basket underlier prices, which results in the hypothetical final basket level being less than the initial basket level of 100. Since the hypothetical final basket level of 50.00 is less than the buffer level of 85% of the initial basket level, the hypothetical cash settlement amount for each $1,000 face amount of your securities will equal:

On the stated maturity date, we will pay you $650.00 for each $1,000 face amount of your securities.

The cash settlement amounts shown above are entirely hypothetical; they are based on market prices for the basket underlier stocks that may not be achieved on the determination date and on assumptions that may prove to be erroneous. The actual market value of your securities on the stated maturity date or at any other time, including any time you may wish to sell your securities, may bear little relation to the hypothetical cash settlement amounts shown above, and these amounts should not be viewed as an indication of the financial return on an investment in the offered securities. Please read “Additional Risk Factors Specific to Your Securities — The Market Value of Your Securities May Be Influenced by Many Unpredictable Factors” on page S-20.

Payments on the securities are economically equivalent to the amounts that would be paid on a combination of other instruments. For example, payments on the securities are economically equivalent to a combination of an interest-bearing bond bought by the holder and one or more options entered into between the holder and us (with one or more implicit option premiums paid over time). The discussion in this paragraph does not modify or affect the terms of the securities or the U.S. federal income tax treatment of the securities, as described elsewhere in this prospectus supplement.

We cannot predict the actual final basket level or what the market value of your securities will be on any particular trading day, nor can we predict the relationship between the price of each basket underlier and the market value of your securities at any time prior to the stated maturity date. The actual amount that you will receive at maturity and the rate of return on the offered securities will depend on the actual initial basket underlier price of each basket underlier, the cap level and the maximum settlement amount, which we will set on the pricing date, and the actual basket return determined by the calculation agent as described above. Moreover, the assumptions on which the hypothetical returns are based may turn out to be inaccurate. Consequently, the amount of cash to be paid in respect of your securities on the stated maturity date may be very different from the information reflected in the examples above.

ADDITIONAL RISK FACTORS SPECIFIC TO YOUR SECURITIES

An investment in your securities is subject to the risks described below, as well as the risks and considerations described in the accompanying prospectus and in the accompanying prospectus supplement. You should carefully review these risks and considerations as well as the terms of the securities described herein and in the accompanying prospectus and the accompanying prospectus supplement. Your securities are a riskier investment than ordinary debt securities. Also, your securities are not equivalent to investing directly in the basket underlier stocks, i.e., with respect to a basket underlier to which your securities are linked, the stocks comprising such basket underlier. You should carefully consider whether the offered securities are appropriate given your particular circumstances.

Risks Related to Structure, Valuation and Secondary Market Sales

The Estimated Value of Your Securities At the Time the Terms of Your Securities Are Set On the Pricing Date (as Determined By Reference to Pricing Models Used By GS&Co.) Is Less Than the Original Issue Price Of Your Securities

The original issue price for your securities exceeds the estimated value of your securities as of the time the terms of your securities are set on the pricing date, as determined by reference to GS&Co.’s pricing models and taking into account our credit spreads. Such estimated value on the pricing date is set forth above under “Estimated Value of Your Securities”; after the pricing date, the estimated value as determined by reference to these models will be affected by changes in market conditions, the creditworthiness of GS Finance Corp., as issuer, the creditworthiness of The Goldman Sachs Group, Inc., as guarantor, and other relevant factors. The price at which GS&Co. would initially buy or sell your securities (if GS&Co. makes a market, which it is not obligated to do), and the value that GS&Co. will initially use for account statements and otherwise, also exceeds the estimated value of your securities as determined by reference to these models. As agreed by GS&Co. and the distribution participants, this excess (i.e., the additional amount described under “Estimated Value of Your Securities”) will decline to zero on a straight line basis over the period from the date hereof through the applicable date set forth above under “Estimated Value of Your Securities”. Thereafter, if GS&Co. buys or sells your securities it will do so at prices that reflect the estimated value determined by reference to such pricing models at that time. The price at which GS&Co. will buy or sell your securities at any time also will reflect its then current bid and ask spread for similar sized trades of structured securities.

In estimating the value of your securities as of the time the terms of your securities are set on the pricing date, as disclosed above under “Estimated Value of Your Securities”, GS&Co.’s pricing models consider certain variables, including principally our credit spreads, interest rates (forecasted, current and historical rates), volatility, price-sensitivity analysis and the time to maturity of the securities. These pricing models are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, the actual value you would receive if you sold your securities in the secondary market, if any, to others may differ, perhaps materially, from the estimated value of your securities determined by reference to our models due to, among other things, any differences in pricing models or assumptions used by others. See “— The Market Value of Your Securities May Be Influenced by Many Unpredictable Factors” below.

The difference between the estimated value of your securities as of the time the terms of your securities are set on the pricing date and the original issue price is a result of certain factors, including principally the underwriting discount and commissions, the expenses incurred in creating, documenting and marketing the securities, and an estimate of the difference between the amounts we pay to GS&Co. and the amounts GS&Co. pays to us in connection with your securities. We pay to GS&Co. amounts based on what we would pay to holders of a non-structured note with a similar maturity. In return for such payment, GS&Co. pays to us the amounts we owe under your securities.

In addition to the factors discussed above, the value and quoted price of your securities at any time will reflect many factors and cannot be predicted. If GS&Co. makes a market in the securities, the price quoted by GS&Co. would reflect any changes in market conditions and other relevant factors, including any deterioration in our creditworthiness or perceived creditworthiness or the creditworthiness or perceived creditworthiness of The Goldman Sachs Group, Inc. These changes may adversely affect the value of your securities, including the price you may receive for your securities in any market making transaction. To the extent that GS&Co. makes a market in the securities, the quoted price will reflect the estimated value determined by reference to GS&Co.’s pricing models at that time, plus or minus its then current bid and ask spread for similar sized trades of structured securities (and subject to the declining excess amount described above).

Furthermore, if you sell your securities, you will likely be charged a commission for secondary market transactions, or the price will likely reflect a dealer discount. This commission or discount will further reduce the proceeds you would receive for your securities in a secondary market sale.

There is no assurance that GS&Co., WFS or any other party will be willing to purchase your securities at any price and, in this regard, GS&Co. and WFS are not obligated to make a market in the securities. See “— Your Securities May Not Have an Active Trading Market” below.

The Securities Are Subject to the Credit Risk of the Issuer and the Guarantor

Although the return on the securities will be based on the performance of the basket underliers, the payment of any amount due on the securities is subject to the credit risk of GS Finance Corp., as issuer of the securities, and the credit risk of The Goldman Sachs Group, Inc. as guarantor of the securities. The securities are our unsecured obligations. Investors are dependent on our ability to pay all amounts due on the securities, and therefore investors are subject to our credit risk and to changes in the market’s view of our creditworthiness. Similarly, investors are dependent on the ability of The Goldman Sachs Group, Inc., as guarantor of the securities, to pay all amounts due on the securities, and therefore are also subject to its credit risk and to changes in the market’s view of its creditworthiness. See “Description of the Notes We May Offer — Information About Our Medium-Term Notes, Series F Program — How the Notes Rank Against Other Debt” on page S-5 of the accompanying prospectus supplement and “Description of Debt Securities We May Offer — Guarantee by The Goldman Sachs Group, Inc.” on page 67 of the accompanying prospectus.

The Amount Payable on Your Securities Is Not Linked to the Price of Each Basket Underlier at Any Time Other Than the Determination Date

The final basket level will be based on the closing prices of the basket underliers on the determination date (subject to adjustment as described elsewhere in this prospectus supplement). Therefore, if the closing prices of the basket underliers dropped precipitously on the determination date, the cash settlement amount for your securities may be significantly less than it would have been had the cash settlement amount been linked to the closing prices of the basket underliers prior to such drop in the prices of the basket underliers. Although the actual prices of the basket underliers on the stated maturity date or at other times during the life of your securities may be higher than the closing prices of the basket underliers on the determination date, you will not benefit from the closing prices of the basket underliers at any time other than on the determination date.

You May Lose a Substantial Portion of Your Investment in the Securities

You can lose a substantial portion of your investment in the securities. The cash payment on your securities on the stated maturity date will be based on the performance of a weighted basket, comprised of the basket underliers, as measured from the initial basket level of 100 to the final basket level on the determination date. If the final basket level is less than the buffer level, you will have a loss for each $1,000 of the face amount of your securities equal to the product of (i) the sum of the basket return plus the buffer amount times (ii) $1,000. Thus, you may lose a substantial portion of your investment in the securities.

Also, the market price of your securities prior to the stated maturity date may be significantly lower than the purchase price you pay for your securities. Consequently, if you sell your securities before the stated maturity date, you may receive far less than the amount of your investment in the securities.

Your Securities Do Not Bear Interest

You will not receive any interest payments on your securities. As a result, even if the cash settlement amount payable for your securities on the stated maturity date exceeds the face amount of your securities, the overall return you earn on your securities may be less than you would have earned by investing in a non-indexed debt security of comparable maturity that bears interest at a prevailing market rate.

The Potential for the Value of Your Securities to Increase Will Be Limited

Your ability to participate in any change in the level of the basket over the life of your securities will be limited because of the cap level. The maximum settlement amount will limit the cash settlement amount you may receive for each of your securities at maturity, no matter how much the level of the basket may rise beyond the cap level over the life of your securities. Accordingly, the amount payable for each of your securities may be significantly less than it would have been had you invested directly in the basket or any of the basket underliers.

The Lower Performance of One Basket Underlier May Offset an Increase in the Other Basket Underliers

Declines in the price of one basket underlier may offset increases in the price of the other basket underliers. As a result, any return on the basket — and thus on your securities — may be reduced or eliminated, which will have the effect of reducing the amount payable in respect of your securities at maturity.

Past Basket Underlier Performance is No Guide to Future Performance

The actual performances of the basket underliers over the life of the securities, as well as the amount payable at maturity, may bear little relation to the historical closing prices of the basket underliers or to the hypothetical return examples set forth elsewhere in this prospectus supplement.  We cannot predict the future performances of the basket underliers.

The Return on Your Securities Will Not Reflect Any Dividends Paid on the Basket Underliers or the Basket Underlier Stocks

The return on your securities will not reflect the return you would realize if you actually owned the basket underliers and received the distributions paid on the shares of such basket underliers.  You will not receive any dividends that may be paid on any of the basket underlier stocks by the basket underlier stock issuers or the shares of the basket underliers.  See “—You Have No Shareholder Rights or Rights to Receive Any Shares of the Basket Underliers or Any Basket Underlier Stock” below for additional information.

You Have No Shareholder Rights or Rights to Receive Any Shares of the Basket Underliers or Any Basket Underlier Stock

Investing in your securities will not make you a holder of any shares of any basket underlier or any basket underlier stocks. Neither you nor any other holder or owner of your securities will have any rights with respect to a basket underlier or any basket underlier stocks, including any voting rights, any right to receive dividends or other distributions, any rights to make a claim against any basket underlier or any basket underlier stocks or any other rights of a holder of any shares of a basket underlier or any basket underlier stocks. Your securities will be paid in cash and you will have no right to receive delivery of any shares of any basket underlier or any basket underlier stocks.

The Market Value of Your Securities May Be Influenced by Many Unpredictable Factors

When we refer to the market value of your securities, we mean the value that you could receive for your securities if you chose and are able to sell them in the open market before the stated maturity date. A number of factors, many of which are beyond our control and impact the value of bonds and options generally, will influence the market value of your securities, including:

●	the prices of the basket underliers;
●	the volatility — i.e., the frequency and magnitude of changes — in the closing prices of the basket underliers;
●	the dividend rates of the basket underlier stocks;
●

economic, financial, regulatory, political, military, public health and other events that affect stock markets generally and the basket underlier stocks, and which may affect the closing price of the basket underliers;

●	interest rates and yield rates in the market;
●	the time remaining until your securities mature; and
●

our creditworthiness and the creditworthiness of The Goldman Sachs Group, Inc., whether actual or perceived, including actual or anticipated upgrades or downgrades in our credit ratings or the credit ratings of The Goldman Sachs Group, Inc. or changes in other credit measures.

Without limiting the foregoing, the market value of your securities may be negatively impacted by increasing interest rates. Such adverse impact of increasing interest rates could be significantly enhanced in securities with longer-dated maturities, the market values of which are generally more sensitive to increasing interest rates.

These factors will influence the price you will receive if you sell your securities before maturity, including the price you may receive for your securities in any market-making transaction. If you sell your securities before maturity, you may receive less than the face amount of your securities or less than you would have received had you held your securities to maturity.

You cannot predict the future prices of the basket underliers based on their historical fluctuations. The actual prices of the basket underliers over the life of the securities may bear little or no relation to their historical closing prices or to the hypothetical examples shown elsewhere in this prospectus supplement.

If the Prices of the Basket Underliers Change, the Market Value of Your Securities May Not Change in the Same Manner

Your securities may trade quite differently from the performance of the basket underliers. Changes in the prices of the basket underliers may not result in a comparable change in the market value of your securities. Even if the level of the basket increases above the initial basket level during the life of the securities, the market value of your securities may not increase by the same amount. We discuss some of the reasons for this disparity under “— The Market Value of Your Securities May Be Influenced by Many Unpredictable Factors” above.

As Calculation Agent, GS&Co. Will Have the Authority to Make Determinations that Could Affect the Value of Your Securities, When Your Securities Mature and the Amount You Receive at Maturity

As calculation agent for your securities, GS&Co. will have discretion in making various determinations that affect your securities, including determining the final basket level on the determination date, which we will use to determine the amount we must pay on the stated maturity date; determining whether to postpone the determination date because of a market disruption event or a non-trading day; the stated maturity date; the default amount and any amount payable on your securities. The calculation agent also has discretion in making certain adjustments relating to a discontinuation or modification of a basket underlier. See “Terms and Conditions — Discontinuance or modification of a basket underlier” above. The exercise of this discretion by GS&Co.  could adversely affect the value of your securities and may present GS&Co. with a conflict of interest.  We may change the calculation agent at any time without notice and GS&Co. may resign as calculation agent at any time upon 60 days’ written notice to us.

Anti-dilution Adjustments Relating to the Shares of Any Basket Underlier Do Not Address Every Event That Could Affect Such Shares

An adjustment factor, as described herein, will be used in determining the closing prices of any basket underlier. The adjustment factor will be adjusted by the calculation agent for certain events affecting the shares of the basket underlier. However, the calculation agent will not make an adjustment for every event that could affect such shares. If an event occurs that does not require the calculation agent to adjust the adjustment factor, the value of the securities may be adversely affected.

Your Securities May Not Have an Active Trading Market

Your securities will not be listed or displayed on any securities exchange or included in any interdealer market quotation system, and there may be little or no secondary market for your securities. Even if a secondary market for your securities develops, it may not provide significant liquidity and we expect that transaction costs in any secondary market would be high.  As a result, the difference between bid and asked prices for your securities in any secondary market could be substantial.

The Calculation Agent Can Postpone the Determination Date If a Market Disruption Event or a Non-Trading Day Occurs or is Continuing

If the calculation agent determines that, on the date that would otherwise be the determination date, a market disruption event has occurred or is continuing with respect to any basket underlier or that day is not a trading day with respect to any basket underlier, the determination date will be postponed as provided under “Terms and Conditions — Determination date”. In no event, however, will the determination date be postponed by more than eight trading days for all basket underliers. Moreover, if the determination date is postponed to the last possible day, but a market disruption event occurs or is continuing on that day or that day is not a trading day, that day will nevertheless be the determination date.

If the determination date is postponed as a result of any of the foregoing, the stated maturity date for your securities will also be postponed, as described under “Terms and Conditions — Stated maturity date” on page S-3. In such a case, you may not receive the cash payment that we are obligated to deliver on the stated maturity date until several days after the originally scheduled stated maturity date.

Risks Related to Conflicts of Interest

Hedging Activities by Goldman Sachs or Our Distributors (including WFS) May Negatively Impact Investors in the Securities and Cause Our Interests and Those of Our Clients and Counterparties to be Contrary to Those of Investors in the Securities

Goldman Sachs has hedged or expects to hedge our obligations under the securities by purchasing listed or over-the-counter options, futures and/or other instruments linked to the basket underliers or the basket underlier stocks. Goldman Sachs also expects to adjust the hedge by, among other things, purchasing or selling any of the foregoing, and perhaps other instruments linked to the basket underliers or the basket underlier stocks, at any time and from time to time, and to unwind the hedge by selling any of the foregoing on or before the determination date for your securities. Alternatively, Goldman Sachs may hedge all or part of our obligations under the securities with unaffiliated distributors of the securities which we expect will undertake similar market activity. Goldman Sachs may also enter into, adjust and unwind hedging transactions relating to other index-linked securities whose returns are linked to changes in the prices of the basket underliers or the basket underlier stocks, as applicable.

In addition to entering into such transactions itself, or distributors entering into such transactions, Goldman Sachs may structure such transactions for its clients or counterparties, or otherwise advise or assist clients or counterparties in entering into such transactions. These activities may be undertaken to achieve a variety of objectives, including: permitting other purchasers of the securities or other securities to hedge their investment in whole or in part; facilitating transactions for other clients or counterparties that may have business objectives or investment strategies that are inconsistent with or contrary to those of investors in the securities; hedging the exposure of Goldman Sachs to the securities including any interest in the securities that it reacquires or retains as part of the offering process, through its market-making activities or otherwise; enabling Goldman Sachs to comply with its internal risk limits or otherwise manage firmwide, business unit or product risk; and/or enabling Goldman Sachs to take directional views as to relevant markets on behalf of itself or its clients or counterparties that are inconsistent with or contrary to the views and objectives of the investors in the securities.

Any of these hedging or other activities may adversely affect the prices of the basket underliers — directly or indirectly by affecting the price of the basket underlier stocks — and therefore the market value of your securities and the amount we will pay on your securities, if any. In addition, you should expect that these transactions will cause Goldman Sachs or its clients, counterparties or distributors to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the securities. Neither Goldman Sachs nor any distributor will have any obligation to take, refrain from taking or cease taking any action with respect to these transactions based on the potential effect on an investor in the securities, and may receive substantial returns on hedging or other activities while the value of your securities declines. In addition, if the distributor from which you purchase securities is to conduct hedging activities in connection with the securities, that distributor may otherwise profit in connection with such hedging activities and such profit, if any, will be in addition to the compensation that the distributor receives for the sale of the securities to you. You should be aware that the potential to earn fees in connection with hedging activities may create a further incentive for the distributor to sell the securities to you in addition to the compensation they would receive for the sale of the securities.

Goldman Sachs’ Trading and Investment Activities for its Own Account or for its Clients, Could Negatively Impact Investors in the Securities

Goldman Sachs is a global investment banking, securities and investment management firm that provides a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and individuals. As such, it acts as an investor, investment banker, research provider, investment manager, investment advisor, market maker, trader, prime broker and lender. In those and other capacities, Goldman Sachs purchases, sells or holds a broad array of investments, actively trades securities, derivatives, loans, commodities, currencies, credit default swaps, indices, baskets and other financial instruments and products for its own account or for the accounts of its customers, and will have other direct or indirect interests, in the global fixed income, currency, commodity, equity, bank loan and other markets. Any of Goldman Sachs’ financial market activities may, individually or in the aggregate, have an adverse effect on the market for your securities, and you should expect that the interests of Goldman Sachs or its clients or counterparties will at times be adverse to those of investors in the securities.

Goldman Sachs regularly offers a wide array of securities, financial instruments and other products into the marketplace, including existing or new products that are similar to your securities, or similar or linked to the basket underliers or basket underlier stocks.  Investors in the securities should expect that Goldman Sachs will offer securities, financial instruments, and other products that will compete with the securities for liquidity, research coverage or otherwise.

Goldman Sachs’ or Our Distributors’ Market-Making Activities Could Negatively Impact Investors in the Securities

Goldman Sachs and our distributors actively make markets in, and trade financial instruments for, their own account and for the accounts of their customers. These financial instruments may include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. Goldman Sachs’ and our distributors’ activities may include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which Goldman Sachs or our distributors take positions, or expect to take positions, may include securities and instruments of the basket underliers or basket underlier stocks, securities and instruments similar to or linked to the foregoing or the currencies in which they are denominated. Market making is an activity where Goldman Sachs or a distributor buys and sells on behalf of their customers, or for their own account, to satisfy the expected demand of their customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. As a result, you should expect that Goldman Sachs or our distributors will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the securities.

If Goldman Sachs or our distributors become a holder of any securities of the basket underliers or basket underlier stocks in their capacity as a market-maker or otherwise, any actions that they take in their capacity as securityholder, including voting or provision of consents, will not necessarily be aligned with, and may be inconsistent with, the interests of investors in the securities.

You Should Expect That Goldman Sachs’ or Our Distributors’ Personnel Will Take Research Positions, or Otherwise Make Recommendations, Provide Investment Advice or Market Color or Encourage Trading Strategies That Might Negatively Impact Investors in the Securities

Goldman Sachs, our distributors and their respective personnel, including their sales and trading, investment research and investment management personnel, regularly make investment recommendations, provide market color or trading ideas, or publish or express independent views in respect of a wide range of markets, issuers, securities and instruments. They regularly implement, or recommend to clients that they implement, various investment strategies relating to these markets, issuers, securities and instruments. These strategies may include, for example, buying or selling credit protection against a default or other event involving an issuer or financial instrument. Any of these recommendations and views may be negative with respect to the basket underliers or basket underlier stocks, or other securities or instruments similar to or linked to the foregoing or result in trading strategies that have a negative impact on the market for any such securities or instruments, particularly in illiquid markets. In addition, you should expect that personnel in the trading and investing businesses of Goldman Sachs or our distributors will have or develop independent views of the basket underliers or basket underlier stocks, as applicable, or to the relevant industry or other market trends, which may not be aligned with the views and objectives of investors in the securities.

Goldman Sachs and Our Distributors Regularly Provide Services to, or Otherwise Has Business Relationships with, a Broad Client Base, Which May Include the Basket Underlier Investment Advisor or the Issuers of the Basket Underlier Stocks or Other Entities That Are Involved in the Transaction

Goldman Sachs and our distributors regularly provide financial advisory, investment advisory and transactional services to a substantial and diversified client base, and you should assume that Goldman Sachs or our distributors will, at present or in the future, provide such services or otherwise engage in transactions with, among others, the basket underlier investment advisors or the issuers of the basket underlier stocks, or transact in securities or instruments or with parties that are, directly or indirectly, related to the foregoing. These services could include making loans to or equity investments in those companies, providing financial advisory or other investment banking services, or issuing research reports. You should expect that Goldman Sachs and our distributors, in providing such services, engaging in such transactions, or acting for their own account, may take actions that have direct or indirect effects on the basket underliers or basket underlier stocks, as applicable, and that such actions could be adverse to the interests of investors in the securities. In addition, in connection with these activities, certain personnel of Goldman Sachs or our distributors may have access to confidential material non-public information about these parties that would not be disclosed to Goldman Sachs or our distributors’ employees that were not working on such transactions as Goldman Sachs and our distributors have established internal information barriers that are designed to preserve the confidentiality of non-public information. Therefore, any such confidential material non-public information would not be shared with Goldman Sachs or our distributors’ employees involved in structuring, selling or making markets in the securities or with investors in the securities.

In any offering of securities, as well as in all other circumstances in which Goldman Sachs or our distributors receive any fees or other compensation in any form relating to services provided to or transactions with any other party, no accounting, offset or payment in respect of the securities will be required or made; Goldman Sachs and our distributors will be entitled to retain all such fees and other amounts, and no fees or other compensation payable by any party or indirectly by holders of the securities will be reduced by reason of receipt by Goldman Sachs or our distributors of any such other fees or other amounts.

The Offering of the Securities May Reduce an Existing Exposure of Goldman Sachs or Facilitate a Transaction or Position That Serves the Objectives of Goldman Sachs or Other Parties

A completed offering may reduce Goldman Sachs’ existing exposure to the basket underliers or basket underlier stocks, securities and instruments similar to or linked to the foregoing or the currencies in which they are denominated, including exposure gained through hedging transactions in anticipation of this offering. An offering of securities will effectively transfer a portion of Goldman Sachs’ exposure (and indirectly transfer the exposure of Goldman Sachs’ hedging or other counterparties) to investors in the securities.

The terms of the offering (including the selection of the basket underliers or basket underlier stocks, and the establishment of other transaction terms) may have been selected in order to serve the investment or other objectives of Goldman Sachs or another client or counterparty of Goldman Sachs. In such a case, Goldman Sachs would typically receive the input of other parties that are involved in or otherwise have an interest in the offering, transactions hedged by the offering, or related transactions.  The incentives of these other parties would normally differ from and in many cases be contrary to those of investors in the securities.

Other Investors in the Securities May Not Have the Same Interests as You

Other investors in the securities are not required to take into account the interests of any other investor in exercising remedies or voting or other rights in their capacity as securityholders or in making requests or recommendations to Goldman Sachs as to the establishment of other transaction terms. The interests of other investors may, in some circumstances, be adverse to your interests. For example, certain investors may take short positions (directly or indirectly through derivative transactions) on assets that are the same or similar to your securities, basket underliers, basket underlier stocks or other similar securities, which may adversely impact the market for or value of your securities.

Additional Risks Related to the Basket Underliers

Except to the Extent GS&Co., WFS and One or More of Our Other Affiliates Act as Authorized Participants in the Distribution of, and, at Any Time, May Hold, Shares of the Basket Underliers, There Is No Affiliation Between the Basket Underlier Investment Advisors and Us or WFS

GS&Co., WFS and one or more of our other affiliates may act, from time to time, as authorized participants in the distribution of shares of a basket underlier, and, at any time, may hold shares of the basket underliers. Goldman Sachs is not otherwise affiliated with the basket underlier investment advisors or the basket underlier stock issuers. We or our affiliates may currently or from time to time in the future engage in business with the basket underlier investment advisors or the issuers of the basket underlier stocks. Neither we nor any of our affiliates have participated in the preparation of any publicly available information or made any “due diligence” investigation or inquiry with respect to the basket underliers or the basket underlier stock issuers. You, as an investor in your securities, should make your own investigation into the basket underliers and the basket underlier stock issuers.

See “The Basket and the Basket Underliers” below for additional information about the basket underliers. Neither the basket underlier investment advisors nor any basket underlier stock issuers are involved in this offering of your securities in any way and none of them have any obligation of any sort with respect to your securities. Neither the basket underlier investment advisors nor any such issuer have any obligation to take your interests into consideration for any reason, including in taking any corporate actions that might affect the market value of your securities.

Additional Risks Related to the Technology Select Sector SPDR® Fund and the Health Care Select Sector SPDR® Fund

The Policies of the Basket Underlier Investment Advisor of the Technology Select Sector SPDR® Fund and the Health Care Select Sector SPDR® Fund, SSGA Funds Management, Inc., and the Sponsor of the Underlying Indices, S&P Dow Jones Indices LLC, Could Affect the Amount Payable on Your Securities and Their Market Value

The basket underlier investment advisor of the Technology Select Sector SPDR® Fund and the Health Care Select Sector SPDR® Fund, SSGA Funds Management, Inc., may from time to time be called upon to make certain policy decisions or judgments with respect to the implementation of policies of the basket underlier investment advisor concerning the calculation of the net asset value of the basket underliers, additions, deletions or substitutions of securities in the Technology Select Sector SPDR® Fund and the Health Care Select Sector SPDR® Fund and the manner in which changes affecting the underlying index for a basket underlier is reflected in that basket underlier that could affect the market price of the shares of that basket underlier, and therefore, the amount payable on your securities on the stated maturity date. The amount payable on your securities and their market value could also be affected if the basket underlier investment advisor of the Technology Select Sector SPDR® Fund and the Health Care Select Sector SPDR® Fund changes these policies, for example, by changing the manner in which it calculates the net asset value of a basket underlier, or if the basket underlier investment advisor discontinues or suspends calculation or publication of the net asset value of a basket underlier, in which case it may become difficult or inappropriate to determine the market value of your securities.

If events such as these occur, the calculation agent - which initially will be GS&Co. - may determine the closing price of a basket underlier on the determination date - and thus the amount payable on the stated maturity date, if any - in a manner, in its sole discretion, it considers appropriate. We describe the discretion that the calculation agent will have in determining the closing price of the basket underliers on the determination date and the amount payable on your securities more fully under “Terms and Conditions - Discontinuance or modification of a basket underlier” on page S-7 of this prospectus supplement.

In addition, S&P Dow Jones Indices LLC (“S&P”), the index sponsor of the underlying indices, owns the underlying indices and is responsible for the design and maintenance of the underlying indices. The policies of S&P concerning the calculation of an underlying index, including decisions regarding the addition, deletion or substitution of the equity securities included in such underlying index, could affect the level of such underlying index and, consequently, could affect the market price of shares of the related basket underlier and, therefore, the amount payable on your securities and their market value.

There is No Assurance That an Active Trading Market Will Continue for the Technology Select Sector SPDR® Fund and the Health Care Select Sector SPDR® Fund or That There Will Be Liquidity in Any Such Trading Market; Further, the Technology Select Sector SPDR® Fund and the Health Care Select Sector SPDR® Fund Are Subject to Management Risks, Securities Lending Risks and Custody Risks

Although the shares of each of the Technology Select Sector SPDR® Fund and the Health Care Select Sector SPDR® Fund and Technology Select Sector SPDR® Fund are listed for trading on NYSE Arca, Inc. (the “NYSE Arca”), a number of similar products have been traded on the NYSE Arca or other securities exchanges for varying periods of time, and there is no assurance that an active trading market will continue for the shares of any basket underlier or that there will be liquidity in the trading market.

In addition, the Technology Select Sector SPDR® Fund and the Health Care Select Sector SPDR® Fund are subject to management risk, which is the risk that the basket underlier investment advisor’s investment strategy, the implementation of which is subject to a number of constraints, may not produce the intended results. For example, the basket underlier investment advisor may select up to 5% of a basket underlier’s assets to be invested in shares of equity securities that are not included in its underlying index. No basket underlier is actively managed and each basket underlier may be affected by a general decline in market segments relating to the respective underlying index. The basket underlier investment advisor invests in securities included in, or representative of, an applicable underlying index regardless of their investment merits. The basket underlier investment advisor does not attempt to take defensive positions in declining markets. In addition, the basket underlier investment advisor may be permitted to engage in securities lending with respect to a portion of each basket underlier's total assets, which could subject such basket underlier to the risk that the borrower of such loaned securities fails to return the securities in a timely manner or at all.

In addition, the Technology Select Sector SPDR® Fund and the Health Care Select Sector SPDR® Fund are subject to custody risk, which refers to the risks in the process of clearing and settling trades and to the holding of securities by local banks, agents and depositories.

Further, the Technology Select Sector SPDR® Fund and the Health Care Select Sector SPDR® Fund are subject to listing standards adopted by NYSE Arca. There can be no assurance that the Technology Select Sector SPDR® Fund and the Health Care Select Sector SPDR® Fund will continue to meet the applicable listing requirements, or that one or more of the basket underliers will not be delisted.

Each of the Technology Select Sector SPDR® Fund and the Health Care Select Sector SPDR® Fund and its Underlying Index are Different and the Performance of Each of the Technology Select Sector SPDR® Fund and the Health Care Select Sector SPDR® Fund May Not Correlate With the Performance of its Underlying Index

Each of the Technology Select Sector SPDR® Fund and the Health Care Select Sector SPDR® Fund will generally invest in substantially all of the securities included in its underlying index. There may, however, be instances where each basket underlier may choose to overweight one or more securities in its underlying index, purchase securities not included in its underlying index or utilize various combinations of other available investment techniques in seeking to track its underlying index. Although each of the Technology Select Sector SPDR® Fund and the Health Care Select Sector SPDR® Fund seeks to track the performance of its underlying index as closely as possible, the return of such underlier may not match or achieve a high degree of correlation with the return of its underlying index due to, among other things, operating expenses, transaction costs, cash flows, regulatory requirements and operational inefficiencies. In addition, corporate actions with respect to the securities included in its underlying index, such as mergers and spin-offs, may impact the variance between a basket underlier and its underlying index. For example, the basket underlier investment advisor anticipates that it may take several business days for additions and deletions to an underlying index to be reflected in the portfolio composition of the applicable basket underlier. Finally, as the shares of each of the basket underliers are traded on the NYSE Arca and are affected by market forces such as supply and demand, economic conditions and other factors, the trading prices of one share of a basket underlier generally differ from (and may deviate significantly during periods of market volatility from) the daily net asset value per share of such basket underlier. For these reasons, the performance of each of the basket underliers may not correlate with the performance of its underlying index. Consequently, the amount payable on your securities will not be the same as investing directly in each basket underlier or in each underlying index or in any of the respective underlier stocks or in any of the respective stocks comprising such underlying index, and will not be the same as investing in a debt security with a payment at maturity linked to the performance of each underlying index.

Additional Risks Related to the Technology Select Sector SPDR® Fund

The Technology Select Sector SPDR® Fund is Concentrated in the Information Technology Sector and Does Not Provide Diversified Exposure

The Technology Select Sector SPDR® Fund is not diversified. The Technology Select Sector SPDR® Fund’s assets are concentrated in the Information Technology sector, which means the Technology Select Sector SPDR® Fund is more likely to be more adversely affected by any negative performance of the Information Technology sector than an underlier that has more diversified holdings across a number of sectors. Market or economic factors impacting technology companies and companies that rely heavily on technological advances could have a major effect on the value of the Technology Select Sector SPDR® Fund’s investments. The value of stocks of technology companies and companies that rely heavily on technology are particularly vulnerable to rapid changes in technology product cycles, rapid product obsolescence, government regulation and competition, both domestically and internationally, including competition from foreign competitors with lower production costs. Stocks of technology companies and companies that rely heavily on technology, especially those of smaller, less-seasoned companies, tend to be more volatile than the overall market. Technology companies are heavily dependent on patent and intellectual property rights, the loss or impairment of which may adversely affect profitability. Additionally, companies in the Information Technology sector may face dramatic and often unpredictable changes in growth rates and competition for the services of qualified personnel.

In addition, the Technology Select Sector SPDR® Fund and underlying index were reconstituted in September 2018 to reflect updates to the GICS structure, which reduced diversification of the Technology Select Sector SPDR® Fund’s assets. As a result of the GICS changes, certain companies from the Information Technology sector or the former Telecommunication Services sector were reclassified under the new Communication Services sector or the Consumer Discretionary sector. For example, due to the reclassification, several large companies generally recognized as technology companies, such as Facebook Inc. and Alphabet Inc., were moved out of the Information Technology sector into the new Communication Services sector. The Technology Select Sector SPDR® Fund now tracks the performance of only those technology companies that remain in the underlying index following its reconstitution, which excludes companies that have been reclassified under the Communication Services sector or the Consumer Discretionary sector. Consequently, the Technology Select Sector SPDR® Fund is less diversified than it was before this change to its portfolio. For more information, please see “The Technology Select Sector SPDR® Fund Was Reconstituted in September 2018 Based on Changes to the Technology Select Sector Index and No Longer Provides Exposure to Certain Companies that Were Previously Included in the Technology Select Sector Index and Heavily Weighted in the Technology Select Sector SPDR® Fund” below.

The Technology Select Sector SPDR® Fund May Be Disproportionately Affected By the Performance of a Small Number of Stocks

Although the Technology Select Sector SPDR® Fund held 77 stocks as of December 17, 2021, 45.03% of the Technology Select Sector SPDR® Fund was invested in just two stocks –Microsoft Corporation and Apple Inc. As a result, a decline in the prices of one or both of these stocks, including as a result of events negatively affecting one or both of these companies, may have the effect of significantly lowering the price of the Technology Select Sector SPDR® Fund even if none of the other stocks held by the Technology Select Sector SPDR® Fund are affected by such events. Because of the weighting of the holdings of the Technology Select Sector SPDR® Fund, the amount you receive at maturity could be less than the payment at maturity you would have received if you had invested in a product linked to an underlier that capped the maximum weight of any one stock to a low amount or that equally weighted all stocks held by such underlier.

The Technology Select Sector SPDR® Fund Was Reconstituted in September 2018 Based on Changes to the Technology Select Sector Index and No Longer Provides Exposure to Certain Companies that Were Previously Included in the Technology Select Sector Index and Heavily Weighted in the Technology Select Sector SPDR® Fund

Before the recent changes to the GICS® were implemented, the Technology Select Sector Index was designed to measure the performance of the companies assigned to the GICS® Information Technology sector and Telecommunication Services sector. As of the close of business on September 21, 2018, S&P and MSCI, Inc. updated the GICS® structure, which changes were effective for the Technology Select Sector Index as of the open of business on September 24, 2018. Among other things, the update broadened the Telecommunications Services sector and renamed it the Communication Services sector. The renamed sector includes the previously existing Telecommunication Services Industry group, as well as the Media Industry group, which was moved from the Consumer Discretionary sector and renamed the Media & Entertainment Industry group. The Media & Entertainment Industry group contains three industries: Media, Entertainment and Interactive Media & Services. The Entertainment industry contains the Movies & Entertainment sub-industry (which includes online entertainment streaming companies in addition to companies previously classified in such industry prior to September 21, 2018) and the Interactive Home Entertainment sub-industry (which includes companies previously classified in the Home Entertainment Software sub-industry prior to September 21, 2018 (when the Home Entertainment Software sub-industry was a sub-industry in the Information Technology sector)), as well as producers of interactive gaming products, including mobile gaming applications).

As a result of the above changes, certain companies from the Information Technology sector or the former Telecommunication Services sector were reclassified under the new Communication Services sector or the Consumer Discretionary sector. For example, due to the reclassification, Facebook Inc., Alphabet Inc., Verizon Communications Inc., AT&T Inc., Activision Blizzard Inc., Electronic Arts Inc., Twitter Inc., Centurylink Inc. and Take-Two Interactive Software were moved from the Technology Select Sector Index to the Communication Services Select Sector Index, and eBay Inc. was moved from the Technology Select Sector Index to the Consumer Discretionary Select Sector Index. After the changes to GICS® were implemented, the Technology Select Sector SPDR® Fund liquidated a number of its holdings to reflect the above sector reclassifications. Prior to the removal of these companies during the Technology Select Sector SPDR® Fund’s rebalancing in September 2018, such companies represented a significant percentage (more than 25%) of the net asset value of the Technology Select Sector SPDR® Fund. In particular, over 17% of the Technology Select Sector SPDR® Fund was invested in just three of the above stocks prior to their removal— Facebook Inc., Alphabet Inc. Class C and Alphabet Inc. Class A.

The Technology Select Sector SPDR® Fund now tracks the performance of only those companies that remain in the Technology Select Sector Index following its reconstitution, which excludes those companies that have been reclassified under the new Communication Services sector or the Consumer Discretionary sector. It is possible that the stocks removed from the Technology Select Sector Index will perform better than the reconstituted Technology Select Sector Index, in which case the performance of your securities will be less than if the Technology Select Sector Index (and the Technology Select Sector SPDR® Fund) had not been affected by the GICS updates. Consequently, this change could adversely affect the performance of the Technology Select Sector SPDR® Fund over the term of the securities and, in turn, the return of the securities.

Limited Historical Information is Available Regarding the Technology Select Sector SPDR® Fund’s Performance Subsequent to the Recent Changes to its Holdings

The Technology Select Sector SPDR® Fund tracks the performance of the Technology Select Sector Index, which was reconstituted on September 24, 2018. Prior to the reconstitution of the underlying index, the Technology Select Sector Index was designed to measure the performance of companies assigned to the Information Technology sector and the former Telecommunication Services sector. The reconstituted Technology Select Sector Index now measures the performance of the companies assigned to the Information Technology sector. Moreover, a number of companies from the Information Technology sector were reclassified under the new Communication Services sector or the Consumer Discretionary sector and consequently removed from the Technology Select Sector Index and the Technology Select Sector SPDR® Fund. As a result, the performance of the Technology Select Sector SPDR® Fund prior to its reconstitution in September 2018 might have been meaningfully different had it tracked the reconstituted Technology Select Sector Index at that time. As a result, limited historical underlier performance information will be available for you to consider in making an independent investigation of the Technology Select Sector SPDR® Fund performance, which may make it difficult for you to make an informed decision with respect to the securities.

Additional Risks Related to the iShares® Global Infrastructure ETF

The Policies of the iShares® Global Infrastructure ETF’s Investment Advisor, BlackRock Fund Advisors, and the Sponsor of Its Underlying Index, S&P Dow Jones Indices LLC, Could Affect the Amount Payable on Your Securities and Their Market Value

The iShares® Global Infrastructure ETF’s basket underlier investment advisor, BlackRock Fund Advisors, may from time to time be called upon to make certain policy decisions or judgments with respect to the implementation of policies of the basket underlier investment advisor concerning the calculation of the net asset value of the iShares® Global Infrastructure ETF, additions, deletions or substitutions of securities in the iShares® Global Infrastructure ETF and the manner in which changes affecting its underlying index are reflected in the iShares® Global Infrastructure ETF that could affect the market price of the shares of the iShares® Global Infrastructure ETF, and therefore, the amount payable on your securities on the stated maturity date. The amount payable on your securities and their market value could also be affected if the basket underlier investment advisor changes these policies, for example, by changing the manner in which it calculates the net asset value of the iShares® Global Infrastructure ETF, or if the basket underlier investment advisor discontinues or suspends calculation or publication of the net asset value of the iShares® Global Infrastructure ETF, in which case it may become difficult or inappropriate to determine the market value of your securities.

If events such as these occur, the calculation agent — which initially will be GS&Co. — may determine the closing price of the iShares® Global Infrastructure ETF on the determination date — and thus the amount payable on the maturity date— in a manner, in its sole discretion, it considers appropriate. We describe the discretion that the calculation agent will have in determining the closing price of the iShares® Global Infrastructure ETF on the determination date and the amount payable on your securities more fully under “Terms and Conditions — Discontinuance or modification of a basket underlier” on page S-7 of this prospectus supplement.

In addition, S&P Dow Jones Indices LLC (“S&P”), the index sponsor of the underlying indices, owns its underlying index and is responsible for the design and maintenance of its underlying index. The policies of S&P concerning the calculation of its underlying index, including decisions regarding the addition, deletion or substitution of the equity securities included in its underlying index, could affect the level of its underlying index and, consequently, could affect the market prices of shares of the iShares® Global Infrastructure ETF and, therefore, the amount payable on your securities and their market value.

There is No Assurance That an Active Trading Market Will Continue for the iShares® Global Infrastructure ETF or That There Will Be Liquidity in Any Such Trading Market; Further, the iShares® Global Infrastructure ETF is Subject to Management Risks, Securities Lending Risks and Custody Risks

Although the iShares® Global Infrastructure ETF’s shares are listed for trading on the Nasdaq Stock Market (“Nasdaq”) and a number of similar products have been traded on Nasdaq or other securities exchanges for varying periods of time, there is no assurance that an active trading market will continue for the shares of the iShares® Global Infrastructure ETF or that there will be liquidity in the trading market.

In addition, the iShares® Global Infrastructure ETF is subject to management risk, which is the risk that the basket underlier investment advisor’s investment strategy, the implementation of which is subject to a number of constraints, may not produce the intended results. For example, the basket underlier investment advisor may select up to 10% of the iShares® Global Infrastructure ETF’s assets to be invested in shares of equity securities that are not included in its underlying index. In addition, the iShares® Global Infrastructure ETF’s investment advisor may be permitted to engage in securities lending with respect to a portion of an iShares® Global Infrastructure ETF’s total assets, which could subject the iShares® Global Infrastructure ETF to the risk that the borrower of such loaned securities fails to return the securities in a timely manner or at all. The iShares® Global Infrastructure ETF is also not actively managed and may be affected by a general decline in market segments relating to its underlying index. The basket underlier investment advisor invests in securities included in, or representative of, its underlying index regardless of their investment merits. The basket underlier investment advisor does not attempt to take defensive positions in declining markets.

In addition, the iShares® Global Infrastructure ETF is subject to custody risk, which refers to the risks in the process of clearing and settling trades and to the holding of securities by local banks, agent and depositories. Low trading volumes and volatile prices in less developed markets make trades harder to complete and settle, and governments or trade groups may compel local agents to hold securities in designated depositories that are not subject to independent evaluation. The less developed a country’s securities market is, the greater the likelihood of custody problems.

Further, the iShares® Global Infrastructure ETF is subject to listing standards adopted by Nasdaq. There can be no assurance that the iShares® Global Infrastructure ETF will continue to meet the applicable listing requirements, or that the iShares® Global Infrastructure ETF will not be delisted.

The iShares® Global Infrastructure ETF and Its Underlying Index are Different and the Performance of the iShares® Global Infrastructure ETF May Not Correlate with the Performance of Its Underlying Index

The iShares® Global Infrastructure ETF uses a representative sampling strategy (more fully described under “The Basket and the Basket Underliers”) to attempt to track the performance of its underlying index. The iShares® Global Infrastructure ETF may not hold all or substantially all of the equity securities included in its underlying index and may hold securities or assets not included in its underlying index. Therefore, while the performance of the iShares® Global Infrastructure ETF is generally linked to the performance of its underlying index, the performance of the iShares® Global Infrastructure ETF is also linked in part to shares of equity securities not included in its underlying index and to the performance of other assets, such as futures contracts, options and swaps, as well as cash and cash equivalents, including shares of money market funds affiliated with the basket underlier investment advisor.

Imperfect correlation between the iShares® Global Infrastructure ETF’s portfolio securities and those in its underlying index, rounding of prices, changes to its underlying index and regulatory requirements may cause tracking error, which is the divergence of the iShares® Global Infrastructure ETF’s performance from that of its underlying index.

In addition, the performance of the iShares® Global Infrastructure ETF will reflect additional transaction costs and fees that are not included in the calculation of its underlying index and this may increase the tracking error of the iShares® Global Infrastructure ETF. Also, corporate actions with respect to the sample of equity securities (such as mergers and spin-offs) may impact the performance differential between the iShares® Global Infrastructure ETF and its underlying index. Finally, because the shares of the iShares® Global Infrastructure ETF are traded on Nasdaq and are subject to market supply and investor demand, the market value of one share of the iShares® Global Infrastructure ETF may differ from the net asset value per share of the iShares® Global Infrastructure ETF.

For all of the foregoing reasons, the performance of the iShares® Global Infrastructure ETF may not correlate with the performance of its underlying index. Consequently, the return on the securities will not be the same as investing directly in the iShares® Global Infrastructure ETF or in its underlying index or in the basket underlier stocks or in its underlying index stocks, and will not be the same as investing in a debt security with a payment at maturity linked to the performance of its underlying index.

Risks Associated with the Infrastructure Industry with respect to the iShares® Global Infrastructure ETF

All of the equity securities held by the iShares® Global Infrastructure ETF are issued by companies whose primary line of business is directly associated with the infrastructure industry. As a result, the value of the securities may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting this industry than a different investment linked to securities of a more broadly diversified group of issuers.

Companies in the infrastructure industry may be subject to a variety of factors that could adversely affect their business or operations, including high interest costs in connection with capital construction programs, high degrees of leverage, costs associated with governmental, environmental and other regulations, the effects of economic slowdowns, increased competition from other providers of services, uncertainties concerning costs, the level of government spending on infrastructure projects, and other factors. Infrastructure companies may be adversely affected by commodity price volatility, changes in exchange rates, import controls, depletion of resources, technological developments, and labor relations. There is also the risk that corruption may negatively affect publicly funded infrastructure projects, especially in emerging markets, resulting in delays and cost overruns. Infrastructure issuers can be significantly affected by government spending policies because companies involved in this industry rely to a significant extent on U.S. and other government demand for their products. Infrastructure companies in the oil and gas industry may be adversely affected by government regulation or world events in the regions that the companies operate (e.g., expropriation, nationalization, confiscation of assets and property or the imposition of restrictions on foreign investments and repatriation of capital, military coups, social unrest, violence or labor unrest). Infrastructure companies may have significant capital investments in, or engage in transactions involving, emerging market countries, which may heighten these risks.

The iShares® Global Infrastructure ETF is Concentrated in the Transportation Sector and Does Not Provide Diversified Exposure

The iShares® Global Infrastructure ETF is not diversified. The iShares® Global Infrastructure ETF’s assets are concentrated in the transportation sector of the infrastructure industry, which means that the iShares® Global Infrastructure ETF is more likely to be more adversely affected by any negative performance of the transportation sector than a basket underlier that has more diversified holdings across a number of sectors. The stock prices of companies in the transportation sector are affected by both supply and demand for their specific product. Government regulation, world events and economic conditions may affect the performance of companies in the transportation sector. For additional risks relating to the infrastructure industry, of which the transportation sector is a part, see “Risks Associated with the Infrastructure Industry with respect to the iShares® Global Infrastructure ETF” above.

The iShares® Global Infrastructure ETF is Concentrated in the Utilities Sector and Does Not Provide Diversified Exposure

The iShares® Global Infrastructure ETF is not diversified. The iShares® Global Infrastructure ETF’s assets are concentrated in the utilities sector of the infrastructure industry, which means that the iShares® Global Infrastructure ETF is more likely to be more adversely affected by any negative performance of the utilities sector than a basket underlier that has more diversified holdings across a number of sectors. Companies in the utilities sector may be adversely affected by changes in exchange rates, domestic and international competition, and governmental limitations on rates charged to consumers. The value of regulated utility debt securities (and, to a lesser extent, equity securities) tends to have an inverse relationship to the movement of interest rates. Deregulation may subject utility companies to greater competition and may adversely affect their profitability. As deregulation allows utility companies to diversify outside of their original geographic regions and their traditional lines of business, utility companies may engage in riskier ventures. In addition, deregulation may eliminate restrictions on the profits of certain utility companies, but may also subject these companies to greater risk of loss. Companies in the utilities industry may have difficulty obtaining an adequate return on invested capital, raising capital, or financing large construction projects during periods of inflation or unsettled capital markets; face restrictions on operations and increased cost and delays attributable to environmental considerations and regulation; find that existing plants, equipment or products have been rendered obsolete by technological innovations; or be subject to increased costs because of the scarcity of certain fuels or the effects of man-made or natural disasters. Existing and future regulations or legislation may make it difficult for utility companies to operate profitably. Government regulators monitor and control utility revenues and costs, and therefore may limit utility profits. In certain countries, regulatory authorities may also restrict utility companies’ access to new markets, thereby diminishing these companies’ long-term prospects. There is no assurance that regulatory authorities will grant rate increases in the future or that such increases will be adequate to permit the payment of dividends on stocks issued by a utility company. Energy conservation and changes in climate policy may also have a significant adverse impact on the revenues and expenses of utility companies. For additional risks relating to the infrastructure industry, of which the utilities sector is a part, see “Risks Associated with the Infrastructure Industry with respect to the iShares® Global Infrastructure ETF” above.

There Is No Guarantee that the Underlying Index of the iShares® Global Infrastructure ETF Will Reflect the Intended Theme and Sub-theme Exposures

The iShares® Global Infrastructure ETF relies on the underlying index sponsor for the identification of securities for inclusion in its underlying index that reflect themes and sub-themes and its performance may suffer if such securities are not correctly identified or if a theme or sub-theme develops in an unexpected manner. Performance may also suffer if the stocks included in its underlying index do not benefit from the development of such themes or sub-themes. Performance may also be impacted by the inclusion of non-theme-relevant exposures in its underlying index.

An Investment in the Offered Securities Is Subject to Risks Associated with Foreign Securities Markets

The value of your securities is linked, in part, to a basket underlier that holds, in part, stocks traded in one or more foreign securities markets. Investments linked to the value of foreign equity securities involve particular risks. Any foreign securities market may be less liquid, more volatile and affected by global or domestic market developments in a different way than are the U.S. securities market or other foreign securities markets. Both government intervention in a foreign securities market, either directly or indirectly, and cross-shareholdings in foreign companies, may affect trading prices and volumes in that market. Also, there is generally less publicly available information about foreign companies than about those U.S. companies that are subject to the reporting requirements of the U.S. Securities and Exchange Commission. Further, foreign companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies.

The prices of securities in a foreign country are subject to political, economic, financial and social factors that are unique to such foreign country's geographical region. These factors include: recent changes, or the possibility of future changes, in the applicable foreign government's economic and fiscal policies; the possible implementation of, or changes in, currency exchange laws or other laws or restrictions applicable to foreign companies or investments in foreign equity securities; fluctuations, or the possibility of fluctuations, in currency exchange rates; and the possibility of outbreaks of hostility, political instability, natural disaster or adverse public health developments. For example, the United Kingdom ceased to be a member of the European Union on January 31, 2020 (an event commonly referred to as “Brexit”). The effects of Brexit are uncertain, and, among other things, Brexit has contributed, and may continue to contribute, to volatility in the prices of securities of companies located in Europe (or elsewhere) and currency exchange rates, including the valuation of the euro and British pound in particular. Any one of these factors, or the combination of more than one of these factors, could negatively affect such foreign securities market and the price of securities therein. Further, geographical regions may react to global factors in different ways, which may cause the prices of securities in a foreign securities market to fluctuate in a way that differs from those of securities in the U.S. securities market or other foreign securities markets. Foreign economies may also differ from the U.S. economy in important respects, including growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency, which may have a positive or negative effect on foreign securities prices.

Because foreign exchanges may be open on days when the iShares® Global Infrastructure ETF is not traded, the value of the securities underlying the iShares® Global Infrastructure ETF may change on days when shareholders will not be able to purchase or sell shares of the iShares® Global Infrastructure ETF. This could result in premiums or discounts to the iShares® Global Infrastructure ETF's net asset value that may be greater than those experienced by a basket underlier that does not hold foreign assets.

The iShares® Global Infrastructure ETF may hold stocks traded in the equity markets of emerging market countries. Countries with emerging markets may have relatively unstable governments, may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and may have less protection of property rights than more developed countries. The economies of countries with emerging markets may be based on only a few industries, may be highly vulnerable to changes in local or global trade conditions, and may suffer from extreme and volatile debt burdens or inflation rates. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. It will also likely be more costly and difficult for the basket underlier investment advisor to enforce the laws or regulations of a foreign country or trading facility, and it is possible that the foreign country or trading facility may not have laws or regulations which adequately protect the rights and interests of investors in the stocks included in the iShares® Global Infrastructure ETF.

Government Regulatory Action, Including Legislative Acts and Executive Orders, Could Result in Material Changes to the Composition of a Basket Underlier with Basket Underlier Stocks from One or More Foreign Securities Markets and Could Negatively Affect Your Investment in the Securities

Government regulatory action, including legislative acts and executive orders, could cause material changes to the composition of a basket underlier with basket underlier stocks from one or more foreign securities markets and could negatively affect your investment in the securities in a variety of ways, depending on the nature of such government regulatory action and the basket underlier stocks that are affected. For example, recent executive orders issued by the United States Government prohibit United States persons from purchasing or selling publicly traded securities of certain companies that are determined to operate or have operated in the defense and related materiel sector or the surveillance technology sector of the economy of the People’s Republic of China, or publicly traded securities that are derivative of, or that are designed to provide investment exposure to, those securities (including indexed securities). If the prohibitions in those executive orders (or prohibitions under other government regulatory action) become applicable to basket underlier stocks that are currently included in a basket underlier or that in the future are included in a basket underlier, such basket underlier stocks may be removed from a basket underlier. If government regulatory action results in the removal of basket underlier stocks that have (or historically have had) significant weight in a basket underlier, such removal could have a material and negative effect on the level of such basket underlier and, therefore, your investment in the securities. Similarly, if basket underlier stocks that are subject to those executive orders or subject to other government regulatory action are not removed from a basket underlier, the value of the securities could be materially and negatively affected, and transactions in, or holdings of, the securities may become prohibited under United States law. Any failure to remove such basket underlier stocks from a basket underlier could result in the loss of a significant portion or all of your investment in the securities, including if you attempt to divest the securities at a time when the value of the securities has declined.

Your Investment in the Securities Will Be Subject to Foreign Currency Exchange Rate Risk

The iShares® Global Infrastructure ETF holds assets that are denominated in non-U.S. dollar currencies. The value of the assets held by the iShares® Global Infrastructure ETF that are denominated in non-U.S. dollar currencies will be adjusted to reflect their U.S. dollar value by converting the price of such assets from the non-U.S. dollar currency to U.S. dollars. Consequently, if the value of the U.S. dollar strengthens against the non-U.S. dollar currency in which an asset is denominated, the price of the iShares® Global Infrastructure ETF may not increase even if the non-dollar value of the asset held by the iShares® Global Infrastructure ETF increases.

Foreign currency exchange rates vary over time, and may vary considerably during the term of your securities. Changes in a particular exchange rate result from the interaction of many factors directly or indirectly affecting economic and political conditions. Of particular importance are:

●	existing and expected rates of inflation;
●	existing and expected interest rate levels;
●	the balance of payments among countries;
●	the extent of government surpluses or deficits in the relevant foreign country and the United States; and
●	other financial, economic, military, public health and political factors.

All of these factors are, in turn, sensitive to the monetary, fiscal and trade policies pursued by the governments of the relevant foreign countries and the United States and other countries important to international trade and finance.

The market price of the securities and price of the iShares® Global Infrastructure ETF could also be adversely affected by delays in, or refusals to grant, any required governmental approval for conversions of a local currency and remittances abroad or other de facto restrictions on the repatriation of U.S. dollars.

It has been reported that the U.K. Financial Conduct Authority and regulators from other countries are in the process of investigating the potential manipulation of published currency exchange rates. If such manipulation has occurred or is continuing, certain published exchange rates may have been, or may be in the future, artificially lower (or higher) than they would otherwise have been. Any such manipulation could have an adverse impact on any payments on, and the value of, your securities and the trading market for your securities.  In addition, we cannot predict whether any changes or reforms affecting the determination or publication of exchange rates or the supervision of currency trading will be implemented in connection with these investigations.  Any such changes or reforms could also adversely impact your securities.

Even Though Currencies Trade Around-The-Clock, Your Securities Will Not

Your securities are linked, in part, to a basket underlier that holds assets denominated in non-U.S. dollar currencies. The interbank market in foreign currencies is a global, around-the-clock market. Therefore, the hours of trading for your securities, if any trading market develops, will not conform to the hours during which the currencies in which the basket underlier is denominated or in which the basket underlier stocks trade. Significant price and rate movements may take place in the underlying foreign currency exchange markets that will not be reflected immediately in the price of your securities. The possibility of these movements should be taken into account in relating the value of your securities to those in the underlying foreign currency exchange markets. There is no systematic reporting of last-sale information for foreign currencies. Reasonably current bid and offer information is available in certain brokers’ offices, in bank foreign currency trading offices and to others who wish to subscribe for this information, but this information will not necessarily be reflected in the value of the basket underlier used to calculate the amount payable on your securities. There is no regulatory requirement that those quotations be firm or revised on a timely basis. The absence of last-sale information and the limited availability of quotations to individual investors may make it difficult for many investors to obtain timely, accurate data about the state of the underlying foreign currency exchange markets.

Additional Risks Related to the Health Care Select Sector SPDR® Fund

The Health Care Select Sector SPDR® Fund is Concentrated in the Health Care Sector and Does Not Provide Diversified Exposure

The Health Care Select Sector SPDR® Fund is not diversified. The Health Care Select Sector SPDR® Fund assets are concentrated in the Health Care sector, which means that the Health Care Select Sector SPDR® Fund is more likely to be more adversely affected by any negative performance of the Health Care sector than an ETF that has more diversified holdings across a number of sectors. Companies in the Health Care sector can be affected by, among other things, extensive government regulation and their profitability can be significantly affected by restrictions on government reimbursement for medical expenses, rising costs of medical products and services, pricing pressure (including price discounting), limited product lines and an increased emphasis on the delivery of healthcare through outpatient services. Companies in the health care sector are heavily dependent on obtaining and defending patents, which may be time consuming and costly, and the expiration of patents may also adversely affect the profitability of these companies. Health care companies are also subject to extensive litigation based on product liability and similar claims. In addition, their products can become obsolete due to industry innovation, changes in technologies or other market developments. Many new products in the health care sector require significant research and development and may be subject to regulatory approvals, all of which may be time consuming and costly with no guarantee that any product will come to market.

Risks Related to Tax

Certain Considerations for Insurance Companies and Employee Benefit Plans

Any insurance company or fiduciary of a pension plan or other employee benefit plan that is subject to the prohibited transaction rules of the Employee Retirement Income Security Act of 1974, as amended, which we call “ERISA”, or the Internal Revenue Code of 1986, as amended, including an IRA or a Keogh plan (or a governmental plan to which similar prohibitions apply), and that is considering purchasing the offered securities with the assets of the insurance company or the assets of such a plan, should consult with its counsel regarding whether the purchase or holding of the offered securities could become a “prohibited transaction” under ERISA, the Internal Revenue Code or any substantially similar prohibition in light of the representations a purchaser or holder in any of the above categories is deemed to make by purchasing and holding the offered securities. This is discussed in more detail under “Employee Retirement Income Security Act” below.

The Tax Consequences of an Investment in Your Securities Are Uncertain

The tax consequences of an investment in your securities are uncertain, both as to the timing and character of any inclusion in income in respect of your securities.

The Internal Revenue Service announced on December 7, 2007 that it is considering issuing guidance regarding the tax treatment of an instrument such as your securities, and any such guidance could adversely affect the value and the tax treatment of your securities. Among other things, the Internal Revenue Service may decide to require the holders to accrue ordinary income on a current basis and recognize ordinary income on payment at maturity, and could subject non-U.S. investors to withholding tax. Furthermore, in 2007, legislation was introduced in Congress that, if enacted, would have required holders that acquired instruments such as your securities after the bill was enacted to accrue interest income over the term of such instruments even though there will be no interest payments over the term of such instruments. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your securities. We describe these developments in more detail under “Supplemental Discussion of U.S. Federal Income Tax Consequences — United States Holders — Possible Change in Law” below. You should consult your tax advisor about this matter. Except to the extent otherwise provided by law, we intend to continue treating the securities for U.S. federal income tax purposes in accordance with the treatment described under “Supplemental Discussion of U.S. Federal Income Tax Consequences” below unless and until such time as Congress, the Treasury Department or the Internal Revenue Service determines that some other treatment is more appropriate. Please also consult your tax advisor concerning the U.S. federal income tax and any other applicable tax consequences to you of owning your securities in your particular circumstances.

Your Securities May Be Subject to the Constructive Ownership Rules

There exists a risk that the constructive ownership rules of Section 1260 of the Internal Revenue Code could apply to your securities. If your securities were subject to the constructive ownership rules, then any long-term capital gain that you realize upon the sale, exchange or maturity of your securities would be re-characterized as ordinary income (and you would be subject to an interest charge on deferred tax liability with respect to such re-characterized capital gain) to the extent that such capital gain exceeds the amount of “net underlying long-term capital gain” (as defined in Section 1260 of the Internal Revenue Code). Because the application of the constructive ownership rules is unclear you are strongly urged to consult your tax advisor with respect to the possible application of the constructive ownership rules to your investment in the securities.

Foreign Account Tax Compliance Act (FATCA) Withholding May Apply to Payments on Your Securities, Including as a Result of the Failure of the Bank or Broker Through Which You Hold the Securities to Provide Information to Tax Authorities

Please see the discussion under “United States Taxation — Taxation of Debt Securities — Foreign Account Tax Compliance Act (FATCA) Withholding” in the accompanying prospectus for a description of the applicability of FATCA to payments made on your securities.

THE BASKET AND THE BASKET UNDERLIERS

The Basket

The basket is comprised of three basket underliers with the following initial weights within the basket: the Technology Select Sector SPDR® Fund (33.34% weighting), the iShares® Global Infrastructure ETF (33.33% weighting) and the Health Care Select Sector SPDR® Fund (33.33% weighting).

Technology Select Sector SPDR® Fund

The shares of the Technology Select Sector SPDR® Fund (the “ETF”) are issued by a series of the Select Sector SPDR® Trust, a registered investment company.  The ETF seeks investment results that correspond generally to the price and yield performance, before expenses, of the Technology Select Sector Index (“the index”).  The ETF trades on the NYSE Arca under the ticker symbol “XLK”.  SSGA Funds Management, Inc. (“SSGA”) currently serves as the investment advisor to the ETF. SSGA employs a replication strategy in seeking to track the index as described under “Replication Strategy” below. The index was reconstituted in September 2018. See “Technology Select Sector Index” below.

We obtained the following fee information from the SPDR® website, without independent verification.  The investment advisor is entitled to receive a management fee from the ETF based on a percentage of the ETF’s average daily net assets, at an annual rate of 0.03%.  In addition, the ETF has adopted a Distribution and Service Plan pursuant to which payments of up to 0.03% of average daily net assets may be made. The ETF also incurs other operating expenses up to an annual rate of 0.06%. As of September 30, 2021, the gross expense ratio of the ETF was 0.12% per annum.

For additional information regarding the Select Sector SPDR® Trust or SSGA, please consult the reports (including the Annual Report to Shareholders on Form N−CSR for the fiscal year ended September 30, 2021) and other information SPDR® Series Trust files with the SEC. In addition, information regarding the ETF, including the top ten holdings, may be obtained from other sources including, but not limited to, press releases, newspaper articles, other publicly available documents, and the SPDR® website at spdrs.com. We are not incorporating by reference the website, the sources listed above or any material they include in this prospectus supplement. We have obtained all information about the ETF from the SPDR® website without independent verification.

Investment Objective and Strategy

The ETF seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of publicly traded equity securities of companies in the Technology Select Sector Index, which is comprised of companies in the Information Technology sector. SSGA uses a replication strategy to try to achieve the ETF’s investment objective, which means that the ETF generally invests in substantially all of the securities represented in the index it tracks in approximately the same proportions as the index.  In certain situations or market conditions, the ETF may temporarily depart from its normal investment policies and strategies provided that the alternative is consistent with the ETF’s investment objective and is in the best interest of the ETF.  For example, if the ETF is unable to invest directly in a component security or if a derivative investment may provide higher liquidity than other types of investments, it may make larger than normal investments in derivatives to maintain exposure to the index that it tracks. Consequently, under such circumstances, such ETF may invest in a different mix of investments than it would under normal circumstances. The ETF is managed with an indexing investment strategy, attempting to track the performance of an unmanaged index of securities, regardless of the current or projected performance of the index or of the actual securities comprising the index.  This differs from an actively managed ETF, which typically seeks to outperform a benchmark index. The ETF’s performance may be less favorable than that of a portfolio managed using an active investment strategy. The structure and composition of the index will affect the performance, volatility and risk of the index and consequently, the performance, volatility and risk of the ETF.

The ETF’s investment strategy and other policies may be changed without shareholder approval.

Notwithstanding the ETF’s investment objective, the return on your securities will not reflect any dividends paid on the ETF shares, on the securities purchased by the ETF or on the securities that comprise the index.

Replication Strategy

The ETF uses a replication strategy to attempt to track the performance of the index.  This strategy involves investing in substantially all of the securities represented in the index in approximately the same proportions as the index.  Under normal market conditions, the ETF generally invests substantially all, but at least 95%, of its total assets in the securities comprising the index.  The ETF will provide shareholders with at least 60 days notice prior to any material change in this 95% investment policy. Also, the ETF may lend securities representing up to 40% of the value of the ETF's net assets.

Correlation

Although SSGA seeks to track the performance of the index (i.e., achieve a high degree of correlation with the return of the index), the ETF’s return may not match the return of the index. The ETF incurs a number of operating expenses not applicable to the index and incurs costs in buying and selling securities. In addition, the ETF may not be fully invested at times, generally as a result of cash flows into or out of the ETF or reserves of cash held by the ETF to meet redemptions.

Industry Concentration Policy

The ETF’s assets will generally be concentrated in an industry or group of industries to the extent that the index concentrates in a particular industry or group of industries.  By concentrating its assets in a single industry or group of industries, the ETF is subject to the risk that financial, economic, business or other conditions that have a negative effect on that industry or group of industries will negatively impact the ETF to a greater extent than if the ETF’s assets were invested in a wider variety of industries.

The ETF is non-diversified and may invest a larger percentage of its assets in securities of a few issuers or a single issuer than a diversified ETF.  As a result, the ETF’s performance may be disproportionately impacted by the performance of relatively few securities.

Creation Units

Prior to trading in the secondary market, shares of the ETF are issued at net asset value to certain institutional investors (typically market makers or other broker-dealers) only in block-size units, known as creation units, of 50,000 shares or multiples thereof.  As a practical matter, only institutions, market makers or large investors purchase or redeem creation units.  The principal consideration for a specified number of creation units (which may be revised at any time without notice) is a basket of securities and/or cash that constitutes a substantial replication, or a representation, of the securities included in the index.  Except when aggregated in creation units (or upon the liquidation of the ETF), shares of the ETF are not redeemable securities.  There can be no assurance that there will be sufficient liquidity in the public trading market at any time to permit assembly of a creation unit.

Share Prices and the Secondary Market

The trading prices of the ETF’s shares will fluctuate continuously throughout trading hours based on market supply and demand rather than the ETF’s net asset value, which is calculated at the end of each business day. The trading price of the ETF’s shares may deviate significantly from its net asset value during periods of market volatility.

Technology Select Sector Index

The Technology Select Sector Index (Bloomberg symbol, “IXT Index”), which we refer to as the index, is comprised of the constituents of the S&P 500® Index that are assigned to the Global Industry Classification Standard (“GICS®”) Information Technology sector. The S&P 500® Index includes a representative sample of 500 companies in leading industries of the U.S. economy. The index and the S&P 500® Index are calculated, maintained and published by S&P Dow Jones Indices LLC (“S&P”). Additional information about the Technology Select Sector Index and the S&P 500® Index is available on the following websites: us.spindices.com/indices/equity/technology-select-sector-index and us.spindices.com/indices/equity/sp-500. We are not incorporating by reference the websites or any material they include in this prospectus supplement. We have obtained all information about the index from the S&P website without independent verification.

S&P and MSCI Inc. (“MSCI”) jointly developed the GICS® in 1999 to establish a global standard for categorizing companies into sectors and industries. The GICS® classifies companies into four levels of detail: 11 sectors, 24 industry groups, 69 industries and 158 sub-industries. The eleven GICS® sectors are: Communication Services, Consumer Discretionary, Consumer Staples, Energy, Financials, Health Care, Industrials, Information Technology, Materials, Real Estate, and Utilities. GICS® was designed to classify a company according to its principal business activity. To make this determination, S&P and MSCI use revenues as a key measure of a company’s business activity. Earnings and market perception, however, are also recognized as important and relevant information for classification purposes and are taken into account during the review process. A company’s classification is reviewed annually at a minimum, and companies are under constant surveillance for corporate actions. The GICS® methodology itself is reviewed annually for changes or additions to the four classification levels.

As of the close of business on September 21, 2018, S&P and MSCI, Inc. updated the GICS® structure. Among other things, the update broadened the Telecommunications Services sector and renamed it the Communication Services sector. The renamed sector includes the previously existing Telecommunication Services Industry group, as well as the Media Industry group, which was moved from the Consumer Discretionary sector and renamed the Media & Entertainment Industry group. The Media & Entertainment Industry group contains three industries: Media, Entertainment and Interactive Media & Services. The Media industry continues to consist of the Advertising, Broadcasting, Cable & Satellite and Publishing sub-industries. The Entertainment industry contains the Movies & Entertainment sub-industry (which includes online entertainment streaming companies in addition to companies previously classified in such industry prior to September 21, 2018) and the Interactive Home Entertainment sub-industry (which includes companies previously classified in the Home Entertainment Software sub-industry prior to September 21, 2018 (when the Home Entertainment Software sub-industry was a sub-industry in the Information Technology sector)), as well as producers of interactive gaming products, including mobile gaming applications). The Interactive Media & Services industry and sub-industry includes companies engaged in content and information creation or distribution through proprietary platforms, where revenues are derived primarily through pay-per-click advertisements, and includes search engines, social media and networking platforms, online classifieds and online review companies.  The Global Industry Classification Sector structure changes were effective for the Technology Select Sector Index as of the open of business on September 24, 2018 to coincide with the September 2018 quarterly rebalancing. As a result of the above changes, certain companies from the Information Technology sector or the former Telecommunication Services sector were reclassified under the new Communication Services sector or the Consumer Discretionary sector. For example, due to the reclassification, Facebook Inc., Alphabet Inc., Verizon Communications Inc., AT&T Inc., Activision Blizzard Inc., Electronic Arts Inc., Twitter Inc., Centurylink Inc. and Take-Two Interactive Software were moved from the Technology Select Sector Index to the Communication Services Select Sector Index, and eBay Inc. was moved from the Technology Select Sector Index to the Consumer Discretionary Select Sector Index.

S&P rebalances the index quarterly after the close of business on the third Friday of March, June, September and December (each, a “rebalancing effective date”). With prices reflected on the second Friday of March, June, September and December, adjusted for any applicable corporate actions, and membership, shares outstanding and investable weight factors as of the rebalancing effective date, each company is weighted by float-adjusted market capitalization. Modifications to the float-adjusted market capitalization of constituent stocks are made as follows.

If any company has a float-adjusted market capitalization weight greater than 24%, S&P caps that company’s weight at 23%. S&P sets the cap to 23% to allow for a 2% buffer to mitigate against any stock exceeding 25% as of the rebalancing effective date. S&P redistributes all excess weight equally to all uncapped stocks within the index. After this redistribution, if the float-adjusted market capitalization weight of any other stock(s) then breaches 23%, S&P repeats the process iteratively until no stock breaches the 23% weight cap. The sum of the stocks with weight greater than 4.8% cannot exceed 50% of the total index weight. If the rule in the preceding sentence is breached, then S&P ranks all the stocks in descending order of their float-adjusted market capitalization weights and the first stock that causes the 50% limit to be breached is identified. S&P then reduces the weight of that stock to 4.5%. S&P then redistributes the excess weight proportionally to all stocks with weights below 4.5% and the process is repeated iteratively until the 50% test above is satisfied. As part of the rebalancing process, S&P assigns index share amounts to each constituent stock to arrive at the weights calculated above. Since index shares are assigned based on prices one week prior to rebalancing, the actual weight of each stock at the rebalancing differs somewhat from these weights due to market movements. If, on the second to last business day of March, June, September or December, a company has a weight greater than 24% or the sum of the companies with weights greater than 4.8% exceeds 50%, a secondary rebalancing will be triggered with the rebalancing effective date being after the close of the last business day of the month. This secondary rebalancing will use the closing prices as of the second to last business day of March, June, September or December, and membership, shares outstanding and IWFs as of the rebalancing effective date.

Except for the rebalancing process described above and the total return process described below, the index is calculated and maintained on the same basis as the S&P 500® Index, which is described below.

S&P 500® Index

The S&P 500® Index, which we also refer to in this description as the “index”:

•	is an equity index, and therefore cannot be invested in directly;
•	does not file reports with the SEC because it is not an issuer;
•	was first launched on March 4, 1957 based on an initial value of 10 from 1941-1943; and
•	is sponsored by S&P Dow Jones Indices LLC (“S&P”).

The S&P 500® Index includes a representative sample of 500 companies in leading industries of the U.S. economy. The 500 companies are not the 500 largest companies listed on the NYSE and not all 500 companies are listed on the NYSE. S&P chooses companies for inclusion in the S&P 500® Index with an aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the U.S. equity market.  Although the S&P 500® Index contains 500 constituent companies, at any one time it may contain greater than 500 constituent trading lines since some companies included in the S&P 500® Index prior to July 31, 2017 may be represented by multiple share class lines in the index.  The S&P 500® Index is calculated, maintained and published by S&P and is part of the S&P Dow Jones Indices family of indices. Additional information about the S&P 500® Index (including the sector weights) is available on the following websites: spglobal.com/spdji/en/indices/equity/sp-500 and spglobal.com. We are not incorporating by reference the websites or any material they include in this prospectus supplement.

S&P intends for the S&P 500® Index to provide a performance benchmark for the large-cap U.S. equity markets. Constituent changes are made on an as-needed basis and there is no schedule for constituent reviews. Index additions and deletions are announced with at least three business days advance notice. Less than three business days’ notice may be given at the discretion of the S&P Index Committee. Relevant criteria for additions to the S&P 500® Index that are employed by S&P include: the company proposed for addition should have an unadjusted company market capitalization of $13.1 billion or more and a security level float-adjusted market capitalization of at least 50% of such threshold (for spin-offs, eligibility is determined using when-issued prices, if available); using composite pricing and volume, the ratio of annual dollar value traded (defined as average closing price over the period multiplied by historical volume) in the proposed constituent to float-adjusted market capitalization of that company should be at least 1.00 and the stock should trade a minimum of 250,000 shares in each of the six months leading up to the evaluation date; the company must be a U.S. company (characterized as a Form 10-K filer with its U.S. portion of fixed assets and revenues constituting a plurality of the total and with a primary listing of the common stock on the NYSE, NYSE Arca, NYSE American (formerly NYSE MKT), Nasdaq Global Select Market, Nasdaq Select Market, Nasdaq Capital Market, Cboe BZX (formerly Bats BZX), Cboe BYX (formerly Bats BYX), Cboe EDGA (formerly Bats EDGA) or Cboe EDGX (formerly Bats EDGX) (each, an “eligible exchange”)); the proposed constituent has an investable weight factor (“IWF”) of 10% or more; the inclusion of the company will contribute to sector balance in the S&P 500® Index relative to sector balance in the market in the relevant market capitalization range; financial viability (the sum of the most recent four consecutive quarters’ Generally Accepted Accounting Principles (GAAP) earnings (net income excluding discontinued operations) should be positive as should the most recent quarter); and, for IPOs, the company must be traded on an eligible exchange for at least twelve months (spin-offs or in-specie distributions from existing constituents do not need to be traded on an eligible exchange for twelve months prior to their inclusion in the S&P 500® Index). In addition, constituents of the S&P MidCap 400® Index and the S&P SmallCap 600® Index can be added to the S&P 500® Index provided they meet the unadjusted company level market capitalization eligibility criteria for the S&P 500® Index. Migrations from the S&P MidCap 400® Index or the S&P SmallCap 600® Index do not need to meet the financial viability, liquidity, or 50% of the S&P 500® Index’s unadjusted company level minimum market capitalization threshold criteria.  Further, constituents of the S&P Total Market Index Ex S&P Composite 1500 (which includes all eligible U.S. common equities except for those included in the S&P 500® Index, the S&P MidCap 400® Index and the S&P SmallCap 600® Index) that acquire a constituent of the S&P 500® Index, the S&P MidCap 400® Index or the S&P SmallCap 600® Index that do not fully meet the financial viability or IWF criteria may still be added to the S&P 500® Index at the discretion of the Index Committee if the Index Committee determines that the addition could minimize turnover and enhance the representativeness of the S&P 500® Index as a market benchmark. Certain types of organizational structures and securities are always excluded, including, but not limited to, business development companies (BDCs), limited partnerships, master limited partnerships, limited liability companies (LLCs), OTC bulletin board issues, closed-end funds, ETFs, ETNs, royalty trusts, tracking stocks, special purpose acquisition companies (SPACs), preferred stock and convertible preferred stock, unit trusts, equity warrants, convertible bonds, investment trusts, rights and American depositary receipts (ADRs). Stocks are deleted from the S&P 500® Index when they are involved in mergers, acquisitions or significant restructurings such that they no longer meet the inclusion criteria, and when they substantially violate one or more of the addition criteria. Stocks that are delisted or moved to the pink sheets or the bulletin board are removed, and those that experience a trading halt may be retained or removed in S&P’s discretion. S&P evaluates additions and deletions with a view to maintaining S&P 500® Index continuity.For constituents included in the index prior to July 31, 2017, all publicly listed multiple share class lines are included separately in the index, subject to, in the case of any such share class line, that share class line satisfying the liquidity and float criteria discussed above and subject to certain exceptions.  It is possible that one listed share class line of a company may be included in the index while a second listed share class line of the same company is excluded.  For companies that issue a second publicly traded share class to index share class holders, the newly issued share class line is considered for inclusion if the event is mandatory and the market capitalization of the distributed class is not considered to be de minimis.

As of July 31, 2017, companies with multiple share class lines are no longer eligible for inclusion in the index. Only common shares are considered when determining whether a company has a multiple share class structure. Constituents of the index prior to July 31, 2017 with multiple share class lines will be grandfathered in and continue to be included in the index. If an index constituent reorganizes into a multiple share class line structure, that company will be reviewed for continued inclusion in the index at the discretion of the S&P Index Committee.

Calculation of the Total Return of the Index

The trust tracks the performance of the total return version of the index and the index is calculated using a base-weighted aggregative methodology. The total return calculation begins with the price return of the index. The value of the price return index on any day for which an index value is published is determined by a fraction, the numerator of which is the aggregate of the market price of each stock in the index times the number of shares of such stock included in the index, and the denominator of which is the divisor, which is described more fully below. The “market value” of any index stock is the product of the market price per share of that stock times the number of the then-outstanding shares of such index stock that are then included in the index.

The index is also sometimes called a “base-weighted aggregative index” because of its use of a divisor. The “divisor” is a value calculated by S&P that is intended to maintain conformity in index values over time and is adjusted for all changes in the index stocks’ share capital after the “base date” as described below. The level of the index reflects the total market value of all index stocks relative to the index’s base date of 1941-43.

In addition, the index is float-adjusted, meaning that the share counts used in calculating the index reflect only those shares available to investors rather than all of a company’s outstanding shares. S&P seeks to exclude shares held by long-term, strategic shareholders concerned with the control of a company, a group that generally includes the following: officers and directors and related individuals whose holdings are publicly disclosed, private equity, venture capital, special equity firms, asset managers and insurance companies with board of director representation, publicly traded companies that hold shares in another company, holders of restricted shares (except for shares held as part of a lock-up agreement), company-sponsored employee share plans/trusts, defined contribution plans/savings, investment plans, foundations or family trusts associated with the company, government entities at all levels (except government retirement or pension funds), sovereign wealth funds and any individual person listed as a 5% or greater stakeholder in a company as reported in regulatory filings (collectively, “strategic holders”). To this end, S&P excludes all share-holdings (other than depositary banks, pension funds (including government pension and retirement funds), mutual funds, exchange traded fund providers, investment funds, asset managers that do not have direct board of director representation (including stakeholders who may have the right to appoint a board of director member but choose not to do so, stakeholders who have exercised a right to appoint a board of director “observer” even if that observer is employed by the stakeholder and stakeholders who have exercised a right to appoint an independent director who is not employed by the stakeholder), investment funds of insurance companies and independent foundations not associated with the company) with a position greater than 5% of the outstanding shares of a company from the float-adjusted share count to be used in index calculations.

The exclusion is accomplished by calculating an IWF for each stock that is part of the numerator of the float-adjusted index fraction described above:

IWF = (available float shares) / (total shares outstanding)

where available float shares is defined as total shares outstanding less shares held by strategic holders. In most cases, an IWF is reported to the nearest one percentage point. For companies with multiple share class lines, a separate IWF is calculated for each share class line.

Once the price return index has been calculated, the total return index is calculated. First, the total daily dividend for each stock in the index is calculated by multiplying the per share dividend by the number of shares included in the index. Then the index dividend is calculated by aggregating the total daily dividends for each of the index stocks (which may be zero for some stocks) and dividing by the divisor for that day. Next the daily total return of the index is calculated as a fraction minus 1, the numerator of which is the sum of the index level plus the index dividend and the denominator of which is the index level on the previous day. Finally, the total return index for that day is calculated as the product of the value of the total return index on the previous day times the sum of 1 plus the index daily total return for that day.

Maintenance of the Index

In order to keep the index comparable over time S&P engages in an index maintenance process. The maintenance process involves changing the constituents as discussed above, and also involves maintaining quality assurance processes and procedures, adjusting the number of shares used to calculate the index, monitoring and completing the adjustments for company additions and deletions, adjusting for stock splits and stock dividends and adjusting for other corporate actions. In addition to its daily governance of indices and maintenance of the index methodology, at least once within any 12 month period, the S&P Index Committee reviews the index methodology to ensure the index continues to achieve the stated objective, and that the data and methodology remain effective. The S&P Index Committee may at times consult with investors, market participants, security issuers included in or potentially included in the index, or investment and financial experts.

Divisor Adjustments

The two types of adjustments primarily used by S&P are divisor adjustments and adjustments to the number of shares (including float adjustments) used to calculate the index. Set forth below under “Adjustments for Corporate Actions” is a table of certain corporate events and their resulting effect on the divisor and the share count. If a corporate event requires an adjustment to the divisor, that event has the effect of altering the market value of the affected index stock and consequently of altering the aggregate market value of the index stocks following the event. In order that the level of the index not be affected by the altered market value (which could be an increase or decrease) of the affected index stock, S&P generally derives a new divisor by dividing the post-event market value of the index stocks by the pre-event index value, which has the effect of reducing the index’s post-event value to the pre-event level.

Changes to the Number of Shares of a Constituent

The index maintenance process also involves tracking the changes in the number of shares included for each of the index companies. Changes as a result of mandatory events, such as mergers or acquisition driven share/IWF changes, stock splits and mandatory distributions are not subject to a minimum threshold for implementation and are implemented when the transaction occurs. At S&P’s discretion, however, de minimis merger and acquisition changes may be accumulated and implemented with the updates made with the quarterly share updates as described below. Material share/IWF changes resulting from certain non-mandatory corporate actions follow the accelerated implementation rule. Non-material share/IWF changes are implemented quarterly.

Accelerated Implementation Rule

1. Public offerings. Public offerings of new company-issued shares and/or existing shares offered by selling shareholders, including block sales and spot secondaries, will be eligible for accelerated implementation treatment if the size of the event meets the materiality threshold criteria:

(a)	at least US $150 million, and
(b)	at least 5% of the pre-event total shares.

In addition to the materiality threshold, public offerings must satisfy the following conditions:

•	be underwritten.
•	have a publicly available prospectus, offering document, or prospectus summary filed with the relevant authorities.
•	have a publicly available confirmation from an official source that the offering has been completed.

For public offerings that involve a concurrent combination of new company shares and existing shares offered by selling shareholders, both events are implemented if either of the public offerings represent at least 5% of total shares and $150 million. Any concurrent share repurchase by the affected company will also be included in the implementation.

2. Dutch Auctions, self-tender offer buybacks, and split-off exchange offers. These nonmandatory corporate action types will be eligible for accelerated implementation treatment regardless of size once their results are publicly announced and verified by S&P.

Exception to the Accelerated Implementation Rule

For non-mandatory corporate actions subject to the accelerated implementation rule with a size of at least US $1 billion, S&P will apply the share change, and any resulting IWF change, using the latest share and ownership information publicly available at the time of the announcement, even if the offering size is below the 5% threshold. This exception ensures that very large events are recognized in a timely manner using the latest available information.

All non-mandatory events not covered by the accelerated implementation rule (including but not limited to private placements, acquisition of private companies, and conversion of non-index share lines) will be implemented quarterly coinciding with the third Friday of the third month in each calendar quarter. In addition, events that were not implemented under the accelerated implementation rule but were found to have been eligible, (e.g. due to lack of publicly available information at the time of the event) are implemented as part of a quarterly rebalancing.

Announcement Policy

For accelerated implementation, S&P will generally provide two (2) business days’ notice for all non-U.S. listed stocks and U.S. listed depositary receipts, and one (1) business days’ notice for all non-depositary receipt U.S. listed stocks.

IWF Updates

Accelerated implementation for events less than $1 billion will include an adjustment to the company’s IWF only to the extent that such an IWF change helps the new float share total mimic the shares available in the offering. To minimize unnecessary turnover, these IWF changes do not need to meet any minimum threshold requirement for implementation. Any IWF change resulting in an IWF of 0.96 or greater is rounded up to 1.00 at the next annual IWF review.

IWF changes will only be made at the quarterly review if the change represents at least 5% of total current shares outstanding and is related to a single corporate action that did not qualify for the accelerated implementation rule, regardless if there is an associated share change.

Quarterly share change events resulting from the conversion of derivative securities, acquisitions of private companies, or acquisitions of non-index companies that do not trade on a major exchange are considered to be available to investors unless there is explicit information stating that the new owner is a strategic holder.

Other than the situations described above, please note that IWF changes are only made at the annual IWF review.

Share Updates

For companies with multiple share class lines, the criteria specified under the heading “Accelerated Implementation Rule” above apply to each individual multiple share class line rather than total company shares.

Exceptions:

Any non- fully paid or non-fully settled offering such as forward sales agreements are not eligible for accelerated implementation. Share updates resulting from completion of subscription receipts terms or the settlement of forward sale agreements are updated at a future quarterly share rebalance.

Rebalancing Guidelines – Share/IWF Reference Date & Freeze Period

A reference date, after the market close five weeks prior to the third Friday in March, June, September, and December, is the cutoff for publicly available information used for quarterly shares outstanding and IWF changes. All shares outstanding and ownership information contained in public filings and/or official sources dated on or before the reference date are included in that quarter’s update. In addition, there is a freeze period on a quarterly basis for any changes that result from the accelerated implementation rules.

Pro-forma files for float-adjusted market capitalization indices are generally released after the market close on the first Friday, two weeks prior to the rebalancing effective date. Pro-forma files for capped and alternatively weighted indices are generally released after the market close on the second Friday, one week prior to the rebalancing effective date. For illustration purposes, if rebalancing pro-forma files are scheduled to be released on Friday, March 15, the share/IWF freeze period will begin after the close of trading on Tuesday, March 9 and will end after the close of trading the following Friday, March 19 (i.e. the third Friday of the rebalancing month).

During the share/IWF freeze period, shares and IWFs are not changed and the accelerated implementation rule is suspended, except for mandatory corporate action events (such as merger activity, stock splits, and rights offerings). The suspension includes all changes that qualify for accelerated implementation and would typically be announced or effective during the share/IWF freeze period. At the end of the freeze period all suspended changes will be announced on the third Friday of the rebalancing month and implemented five business days after the quarterly rebalancing effective date.

Adjustments for Corporate Actions

There is a large range of corporate actions that may affect companies included in the index. Certain corporate actions require S&P to recalculate the share count or the float adjustment or to make an adjustment to the divisor to prevent the value of the index from changing as a result of the corporate action. This helps ensure that the movement of the index does not reflect the corporate actions of individual companies in the index.

Spin-Offs

As a general policy, a spin-off security is added to the S&P 500® Index on the ex-date at a price of zero (with no divisor adjustment) and will remain in the index for at least one trading day. The spin-off security will remain in the S&P 500® Index if it meets all eligibility criteria. If the spin-off security is determined ineligible to remain in the S&P 500® Index, it will generally be removed after at least one day of regular way trading (with a divisor adjustment). The weight of the spin-off being deleted is reinvested across all the index components proportionately such that the relative weights of all index components are unchanged. The net change in index market capitalization will cause a divisor change.

Companies that are spun off from a constituent of the S&P 500® Index do not need to meet the eligibility criteria for new constituents, but they should be considered U.S. domiciled for index purposes. At the discretion of the Index Committee, a spin-off company may be retained in the S&P 500® Index if the Index Committee determines it has a total market capitalization representative of the S&P 500® Index. If the spin-off company’s estimated market capitalization is below the minimum unadjusted company market capitalization for the S&P 500® Index but there are other constituent companies in the S&P 500® Index that have a significantly lower total market capitalization than the spin-off company, the Index Committee may decide to retain the spin-off company in the S&P 500® Index.

Several additional types of corporate actions, and their related treatment, are listed in the table below.

Corporate Action	Treatment

Company addition/deletion

Addition

Companies are added at the float market capitalization weight. The net change to the index market capitalization causes a divisor adjustment.

Deletion

The weights of all stocks in the index will proportionally change. Relative weights will stay the same. The index divisor will change due to the net change in the index market capitalization

Change in shares outstanding	Increasing (decreasing) the shares outstanding increases (decreases) the market capitalization of the index. The change to the index market capitalization causes a divisor adjustment.
Split/reverse split	Shares outstanding are adjusted by split ratio. Stock price is adjusted by split ratio. There is no change to the index market capitalization and no divisor adjustment.
Change in IWF	Increasing (decreasing) the IWF increases (decreases) the market capitalization of the index. A net change to the index market capitalization causes a divisor adjustment.
Ordinary dividend	When a company pays an ordinary cash dividend, the index does not make any adjustments to the price or shares of the stock. As a result there are no divisor adjustments to the index.
Special dividend	The stock price is adjusted by the amount of the dividend. The net change to the index market capitalization causes a divisor adjustment
Rights offering

All rights offerings that are in the money on the ex-date are applied under the assumption the rights are fully subscribed. The stock price is adjusted by the value of the rights and the shares outstanding are increased by the rights ratio. The net change in market capitalization causes a divisor adjustment.

Any company that is removed from the S&P 500® Index, the S&P MidCap 400® Index or the S&P SmallCap 600® Index must wait a minimum of one year from its removal date before being reconsidered as a replacement candidate for the S&P 500® Index.

Recalculation Policy

S&P reserves the right to recalculate and republish the index at its discretion in the event one of the following issues has occurred: (1) incorrect or revised closing price of one or more constituent securities; (2) missed or misapplied corporate action; (3) incorrect application of an index methodology; (4) late announcement of a corporate action; or (5) incorrect calculation or data entry error. The decision to recalculate the index is made at the discretion of the index manager and/or index committee, as further discussed below.  The potential market impact or disruption resulting from a recalculation is considered when making any such decision.  In the event of an incorrect closing price, a missed or misapplied corporate action, a late announcement of a corporate action, or an incorrect calculation or data entry error that is discovered within two trading days of its occurrence, generally the index is recalculated. In the event any such event is discovered beyond the two trading day period, the index committee shall decide whether the index should be recalculated. In the event of an incorrect application of the methodology that results in the incorrect composition and/or weighting of index constituents, the index committee shall determine whether or not to recalculate the index following specified guidelines. In the event that the index is recalculated, it shall be done within a reasonable timeframe following the detection and review of the issue.

Calculations and Pricing Disruptions

Closing levels for the index are calculated by S&P based on the closing price of the individual constituents of the index as set by their primary exchange. Closing prices are received by S&P from one of its third party vendors and verified by comparing them with prices from an alternative vendor. The vendors receive the closing price from the primary exchanges. Real-time intraday prices are calculated similarly without a second verification. Official end-of-day calculations are based on each stock’s primary market closing price. Prices used for the calculation of real time index values are based on the “Consolidated Tape”. The Consolidated Tape is an aggregation of trades for each constituent over all regional exchanges and trading venues and includes the primary exchange. If there is a failure or interruption on one or more exchanges, real-time calculations will continue as long as the “Consolidated Tape” is operational.

If an interruption is not resolved prior to the market close, official closing prices will be determined by following the hierarchy set out in NYSE Rule 123C. A notice is published on the S&P website at spdji.com indicating any changes to the prices used in index calculations. In extreme circumstances, S&P may decide to delay index adjustments or not publish the index. Real-time indices are not restated.

Unexpected Exchange Closures

An unexpected market/exchange closure occurs when a market/exchange fully or partially fails to open or trading is temporarily halted. This can apply to a single exchange or to a market as a whole, when all of the primary exchanges are closed and/or not trading. Unexpected market/exchange closures are usually due to unforeseen circumstances, such as natural disasters, inclement weather, outages, or other events.

To a large degree, S&P is dependent on the exchanges to provide guidance in the event of an unexpected exchange closure. S&P’s decision making is dependent on exchange guidance regarding pricing and mandatory corporate actions.

NYSE Rule 123C provides closing contingency procedures for determining an official closing price for listed securities if the exchange is unable to conduct a closing transaction in one or more securities due to a system or technical issue.

3:00 PM ET is the deadline for an exchange to determine its plan of action regarding an outage scenario. As such, S&P also uses 3:00 PM ET as the cutoff.

If all major exchanges fail to open or unexpectedly halt trading intraday due to unforeseen circumstances, S&P will take the following actions:

Market Disruption Prior to Open of Trading:

(i)

If all exchanges indicate that trading will not open for a given day, S&P will treat the day as an unscheduled market holiday. The decision will be communicated to clients as soon as possible through the normal channels. Indices containing multiple markets will be calculated as normal, provided that at least one market is open that day. Indices which only contain closed markets will not be calculated.

(ii)	If exchanges indicate that trading, although delayed, will open for a given day, S&P will begin index calculation when the exchanges open.

Market Disruption Intraday:

If exchanges indicate that trading will not resume for a given day, the index level will be calculated using prices determined by the exchanges based on NYSE Rule 123C. Intraday index values will continue to use the last traded composite price until the primary exchange publishes official closing prices.

iShares® Global Infrastructure ETF

The shares of the iShares® Global Infrastructure ETF (the “ETF”) are issued by iShares® Trust, a registered investment company.

•	The ETF is a tracking ETF that seeks investment results which correspond generally to the price and yield performance, before fees and expenses, of the S&P Global Infrastructure Index (the “index”).
•	The ETF’s investment advisor is BlackRock Fund Advisors (“BFA”).
•	The ETF’s shares trade on the Nasdaq Stock Market LLC under the ticker symbol “IGF”.
•	The iShares® Trust’s SEC CIK Number is 0001100663.
•	The ETF’s inception date was December 10, 2007.
•	The ETF’s shares are issued or redeemed only in creation units of 100,000 shares or multiples thereof.

We obtained the following fee information from the iShares® website without independent verification. The investment advisor is entitled to receive a management fee from the ETF based on the ETF’s allocable portion of an aggregate management fee based on the aggregate average daily net assets of the ETF and a set of other specified iShares® funds (together, the “funds”) as follows: 0.48% per annum of the average daily net assets of the funds less than or equal to

$10.0 billion, plus 0.43% per annum of the average daily net assets of the funds on amounts in excess of $10.0 billion, up to and including $20.0 billion, plus 0.38% per annum of the average daily net assets of the funds on amounts in excess of $20.0 billion, up to and including $30.0 billion, plus 0.342% per annum of the average daily net assets of the funds on amounts in excess of $30.0 billion, up to and including $40.0 billion, plus 0.3078% per annum of the average daily net assets of the funds on amounts in excess of $40.0 billion. As of September 30, 2021, the expense ratio of the ETF was 0.43% per annum.

For additional information regarding iShares® Trust or BFA, please consult the reports (including the Semi-Annual Report to Shareholders on Form N−CSRS for the period ended September 30, 2021) and other information iShares® Trust files with the SEC. In addition, information regarding the ETF, including its top portfolio holdings, may be obtained from other sources including, but not limited to, press releases, newspaper articles, other publicly available documents, and the iShares® website at ishares.com/us/products/239746/ishares-global-infrastructure-etf. We are not incorporating by reference the website, the sources listed above or any material they include in this prospectus supplement.

Investment Objective

The ETF seeks to achieve a return that corresponds generally to the price and yield performance, before fees and expenses, of the index. The ETF’s investment objective and the index may be changed without shareholder approval.

Notwithstanding the ETF’s investment objective, the return on your securities will not reflect any dividends paid on the ETF shares, on the securities purchased by the ETF or on the securities that comprise the S&P Global Infrastructure Index.

Representative Sampling

BFA uses a representative sampling indexing strategy to manage the ETF. This strategy involves investing in a representative sample of securities that collectively has an investment profile similar to that of the index. The securities selected are expected to have, in the aggregate, investment characteristics (based on factors such as market capitalization and industry weightings), fundamental characteristics (such as return variability and yield) and liquidity measures similar to those of the index.

The ETF generally will invest at least 80% of its assets in the component securities of the index and in investments that have economic characteristics that are substantially identical to the component securities of the index (i.e., depositary receipts representing securities of the index) and may invest up to 20% of its assets in certain futures, options and swap contracts, cash and cash equivalents, including shares of money market funds advised by BFA or its affiliates, as well as in securities not included in the index, but which BFA believes will help the ETF track the index. Cash and cash equivalent investments associated with a derivative position will be treated as part of that position for the purposes of calculating investments not included in the index. Also, the ETF may lend securities representing up to one-third of the value of the ETF’s total assets (including the value of the collateral received).

Tracking Error

The performance of the ETF and the index may vary due to a variety of factors, including differences between the securities and other instruments held in the ETF’s portfolio and those included in the index, pricing differences (including, as applicable, differences between a security’s price at the local market close and the ETF’s valuation of a security at the time of calculation of the ETF’s net asset value), transaction costs, the ETF’s holding of uninvested cash, differences in timing of the accrual of or the valuation of dividends or interest, the requirements to maintain pass-through tax treatment, portfolio transactions carried out to minimize the distribution of capital gains to shareholders, acceptance of custom baskets, changes to the index or the costs to the ETF of complying with various new or existing regulatory requirements. Tracking error also may result because the ETF incurs fees and expenses, while the index does not. The ETF’s use of a representative sampling indexing strategy can be expected to produce a larger tracking error than would result if the ETF used a replication indexing strategy in which an ETF invests in substantially all of the securities in its index in approximately the same proportions as in the index.

Industry Concentration Policy

The ETF will concentrate its investments (i.e., hold 25% or more of its total assets) in a particular industry or group of industries to approximately the same extent that the index is concentrated.

S&P Global Infrastructure Index

The S&P Global Infrastructure Index, which we also refer to in this description as the “index”:

•	is an equity index, and therefore cannot be invested in directly;
•	does not file reports with the SEC because it is not an issuer;

•	was first launched on February 22, 2007 based on an initial value of 1,000 as of November 16, 2001; and
•	is sponsored by S&P Dow Jones Indices LLC (“S&P”).

The S&P Global Infrastructure Index measures the performance of 75 of the largest publicly-listed global infrastructure companies from both developed and emerging markets, selected from the constituents of the S&P Global Broad Market Index (“S&P Global BMI”).

The S&P Global Infrastructure Index is float-adjusted market capitalization weighted, subject to a single stock weight cap, as well as target stock counts and cluster weights, as described below. The S&P Global BMI includes more than 11,000 stocks selected from 25 developed and 25 emerging markets. The S&P Global Infrastructure Index is calculated, maintained and published by S&P and is part of the S&P Dow Jones Indices family of indices. Additional information is available on the following websites: spglobal.com/spdji/en/indices/equity/sp-global-infrastructure-index/#overview and spglobal.com. We are not incorporating by reference the websites or any material they include in this prospectus supplement.

Eligibility Criteria

For companies with multiple share classes and dual listed companies, each company is represented once by the designated listing.

In order to be included in the index, (a) the stock must be a constituent of the S&P Global BMI, (b) the company must have a minimum total market capitalization of $250 million, (c) the stock must have a minimum float-adjusted market capitalization of $100 million, (d) the stock must have a 3-month average daily value traded of $1 million for developed markets and $500,000 for emerging markets, (e) the stock must be traded on a developed market exchange, and (f) the company must be assigned to one of the following three clusters: energy, transportation, or utilities.

S&P uses the Global Industry Classification Standard (“GICS”) to define the three clusters. The energy cluster includes companies assigned to the Oil & Gas Storage & Transportation GICS sub-industry. The transportation cluster includes companies assigned to one of the following GICS sub-industries: Airport Services (excluding companies whose primary source of revenue is food & beverages or merchandise sales); Highways & Railtracks; and Marine Ports & Services (excluding companies whose primary source of revenue is logistics). The utilities cluster includes companies assigned to one of the following GICS sub-industries: Electric Utilities; Gas Utilities; Multi Utilities; Water Utilities; and Renewable Energy.

Index Construction

1. Fifteen (15) emerging market stocks are chosen first, based on the highest float-adjusted market capitalization of the parent company, with no more than 10 chosen for any one cluster.

2. The 60 largest developed market stocks, based on float-adjusted market capitalization, are then chosen to complete the index. The developed market stocks are chosen such that there are a total of 30 transportation, 30 utilities, and 15 energy infrastructure companies in the index. If there are not enough developed listings within a cluster to satisfy the 30 stock requirement, emerging listings can be added up to the target threshold, even if outside of the top 15 emerging market stocks, as ranked by float-adjusted market capitalization.

3. In the event that fewer than 75 qualifying stocks meet the distribution criteria above, the Index Committee may allow additional emerging market stocks to be included, in order by float-adjusted market capitalization rank, in order to reach the required number of constituents for that specific cluster. Such a decision will be based on market conditions at the time of the decision.

Calculation of the S&P Global Infrastructure Index

The S&P Global Infrastructure Index is a non-market capitalization weighted index, meaning the constituents have a user-defined weight in the index. In particular, on each index rebalancing, each cluster is assigned a weight in the index as described in the chart:

Cluster	Count	Weight
Energy	15	20%
Transportation	30	40%
Utilities	30	40%

Constituents within each cluster are weighted by their float-adjusted market capitalization. After the free-float market capitalization of a cluster is determined, the share count is adjusted to achieve the assigned weight of the cluster, then if any individual constituent has a weight greater than 5% in the S&P Global Infrastructure Index, the excess weight is redistributed proportionately within that particular cluster in order to maintain the cluster target weight.

The ETF tracks the performance of the net total return version of the S&P Global Infrastructure Index. The net total return version of the S&P Global Infrastructure Index is used to account for tax withheld from dividends. The net total return calculation begins with the price return version of the S&P Global Infrastructure Index. The value of the price return index on any day for which an index value is published is determined by a fraction, the numerator of which is the sum of, for each cluster, the aggregate of the market price of each stock times the number of float shares of such stock times the exchange rate (when applicable) times the adjustment factor of such stock, and the denominator of which is the divisor.

WM/Refinitiv foreign exchange rates are taken daily at 4:00 PM London time and used in the calculation of the S&P Global Infrastructure Index. These mid-market fixings are calculated by the WM Company based on Refinitiv data and appear on Refinitiv pages WMRA.

The adjustment factor of a stock is assigned at each index rebalancing date and adjusts the market capitalization of such stock to achieve the user-defined weight, while maintaining the total market value of the overall index. The adjustment factor of a stock at an index rebalancing date is equal to the product of (a) (i) an index specific constant set for the purpose of deriving the adjustment factor divided by (ii) the float-adjusted market capitalization of such stock on such index rebalancing date times (b) the user-defined weight of such stock on such index rebalancing date times (c) the exchange rate (when applicable).

The “divisor” is a value calculated by S&P that is intended to maintain conformity in index values over time and is adjusted for all changes in the index stocks’ share capital after the “base date” as described below. The level of the S&P Global Infrastructure Index reflects the total market value of all index stocks relative to the index’s base date of November 16, 2001.

In addition, the S&P Global Infrastructure Index is float-adjusted (subject to a single constituent weight cap of 5% as well as target stock counts and cluster weights, as described above), meaning that the share counts used in calculating the S&P Global Infrastructure Index reflect only those shares available to investors rather than all of a company’s outstanding shares. S&P seeks to exclude shares held by long-term, strategic shareholders concerned with the control of a company, a group that generally includes the following: officers and directors and related individuals whose holdings are publicly disclosed, private equity, venture capital, special equity firms, asset managers and insurance companies with board of director representation, publicly traded companies that hold shares in another company, holders of restricted shares (except for shares held as part of a lock-up agreement), company-sponsored employee share plans/trusts, defined contribution plans/savings, investment plans, foundations or family trusts associated with the company, government entities at all levels (except government retirement or pension funds), sovereign wealth funds and any individual person listed as a 5% or greater stakeholder in a company as reported in regulatory filings (collectively, “strategic holders”). To this end, S&P excludes all share-holdings (other than depositary banks, pension funds (including government pension and retirement funds), mutual funds, exchange traded fund providers, investment funds, asset managers (including hedge funds with no board of director representation), investment funds of insurance companies and independent foundations not associated with the company) with a position greater than 5% of the outstanding shares of a company from the float-adjusted share count to be used in the S&P Global Infrastructure Index calculation. The exclusion is accomplished by calculating an investable weight factor (“IWF”) for each stock that is part of the numerator of the float-adjusted index fraction described above:

IWF = (available float shares)/(total shares outstanding)

where available float shares is defined as total shares outstanding less shares held by strategic holders. In most cases, an IWF is reported to the nearest one percentage point. For companies with multiple share class lines, a separate IWF is calculated for each share class line.

Once the price return index has been calculated, the net total return index is calculated. First, the net total daily dividend for each stock in the S&P Global Infrastructure Index is calculated by multiplying the per share dividend, adjusted to account for the tax taken out of the payment based on the applicable withholding rate from the perspective of a Luxembourg investor, by the number of shares included in the S&P Global Infrastructure Index. Then the net index dividend is calculated by aggregating the net total daily dividends for each of the index stocks (which may be zero for some stocks) and dividing by the divisor for that day. Next the net daily total return of the S&P Global Infrastructure Index is calculated as a fraction minus 1, the numerator of which is the sum of the index level plus the net index dividend and the denominator of which is the index level on the previous day. Finally, the net total return index for that day is calculated as the product of the value of the net total return index on the previous day times the sum of 1 plus the index daily net total return for that day.

Notwithstanding the ETF’s investment objective, the return on your securities will not reflect any dividends paid on the ETF shares, on the securities purchased by the ETF or on the securities that comprise the S&P Global Infrastructure Index.

Maintenance of the S&P Global Infrastructure Index

The S&P Global Infrastructure Index maintenance process involves changing the constituents as discussed above, and also involves maintaining quality assurance processes and procedures, adjusting the number of shares used to calculate the S&P Global Infrastructure Index, monitoring and completing the adjustments for company additions and deletions, adjusting for stock splits and stock dividends and adjusting for other corporate actions.

The S&P Global Infrastructure Index is rebalanced semi-annually effective on the last trading date of March and September, based on data from the last trading date of February and August, respectively. Rebalancing changes include additions, deletions, and weight changes, as well as a divisor adjustment.

An S&P index committee maintains the S&P Global Infrastructure Index. The index committee meets regularly. At each meeting, the index committee may review pending corporate actions that may affect index constituents, statistics comparing the composition of the S&P Global Infrastructure Index to the market, companies that are being considered as candidates for addition to the S&P Global Infrastructure Index, and any significant market events. In addition, the index committee may revise index policy covering rules for selecting companies, treatment of dividends, share counts or other matters.

In addition to the daily governance of the S&P Global Infrastructure Index and maintenance of the index methodology, at least once within any 12-month period, the index committee reviews the methodology to ensure the S&P Global Infrastructure Index continues to achieve the stated objectives, and that the data and methodology remain effective. In certain instances, S&P may publish a consultation inviting comments from external parties.

Corporate Actions

Between index rebalancings, corporate actions generally have no effect on index weights.

Spin-Offs. As a general policy both the parent and spin-off company generally remain in the S&P Global Infrastructure Index until the next index rebalancing. The spin-off company is added to the S&P Global Infrastructure Index at a zero price at the close of the day before the ex-date. No price adjustment is applied to the parent and there is no divisor change. All indices undergo a full review with the next rebalancing. However, if (i) the next index rebalancing is more than three months away, and (ii) either the parent company or the spin-off company is clearly not eligible for the S&P Global Infrastructure Index, then, the spin-off company is reviewed on a case-by-case basis and the appropriate treatment will be announced to clients in advance.

Several additional types of corporate actions, and their related treatment, are listed in the table below.

Corporate Action	Treatment
Company addition/deletion

Addition

There are no intra-rebalancing additions with the exception of spinoffs.

Deletion

Deletions due to delisting, acquisition or any other corporate event resulting in the deletion of the stock from the index will cause the weights of the rest of the stocks in the index to change. Relative weights will stay the same.

Change in shares outstanding	Shares outstanding changes are offset by an adjustment factor. There is no change to the index market capitalization and no divisor adjustment.
Split/reverse split	Shares outstanding are adjusted by split ratio. Stock price is adjusted by split ratio. There is no change to the index market capitalization and no divisor adjustment.
Change in IWF	IWF changes are offset by an adjustment factor. There is no change to the index market capitalization and no divisor adjustment.
Ordinary dividend	When a company pays an ordinary cash dividend, the index does not make any adjustments to the price or shares of the stock. As a result there are no divisor adjustments to the index.
Special dividend	The stock price is adjusted by the amount of the dividend. The net change to the index market capitalization causes a divisor adjustment.
Rights offering

All rights offerings that are in the money on the ex-date are applied under the assumption the rights are fully subscribed. The stock price is adjusted by the value of the rights and the shares outstanding are increased by the rights ratio. The change in price and shares is offset by an adjustment factor to keep the index market capitalization (stock weight) unchanged. There is no change to the index market capitalization and no divisor adjustment.

Recalculation Policy

S&P reserves the right to recalculate and republish the S&P Global Infrastructure Index at its discretion in the event one of the following issues has occurred: (1) incorrect or revised closing price of one or more constituent securities; (2) missed or misapplied corporate action; (3) incorrect application of an index methodology; (4) late announcement of a corporate action; or (5) incorrect calculation or data entry error. The decision to recalculate the S&P Global Infrastructure Index is made at the discretion of the index manager and/or index committee, as further discussed below.  The potential market impact or disruption resulting from a recalculation is considered when making any such decision.  In the event of an incorrect closing price, a missed or misapplied corporate action, a late announcement of a corporate action, or an incorrect calculation or data entry error that is discovered within two trading days of its occurrence, generally the S&P Global Infrastructure Index is recalculated.  In the event any such event is discovered beyond the two trading day period, the index committee shall decide whether the S&P Global Infrastructure Index should be recalculated. In the event of an incorrect application of the methodology that results in the incorrect composition and/or weighting of index constituents, the index committee shall determine whether or not to recalculate the S&P Global Infrastructure Index following specified guidelines. In the event that the S&P Global Infrastructure Index is recalculated, it shall be done within a reasonable timeframe following the detection and review of the issue.

Calculations and Pricing Disruptions

Closing levels for the S&P Global Infrastructure Index are calculated by S&P based on the closing price of the individual constituents of the S&P Global Infrastructure Index as set by their primary exchange. Closing prices are received by S&P from one of its third party vendors and verified by comparing them with prices from an alternative vendor. The vendors receive the closing price from the primary exchanges. Real-time intraday prices are calculated similarly without a second verification. Real-time indices are not restated.

Unexpected Exchange Closures

An unexpected market/exchange closure occurs when a market/exchange fully or partially fails to open or trading is temporarily halted. This can apply to a single exchange or to a market as a whole, when all of the primary exchanges are closed and/or not trading. Unexpected market/exchange closures are usually due to unforeseen circumstances, such as natural disasters, inclement weather, outages, or other events.

S&P Global BMI (Broad Market Index)

The S&P Global BMI (USD) is a rules-based index that measures global stock market performance. The S&P Global BMI covers all publicly listed equities with float-adjusted market values of at least $100 million that satisfy certain liquidity and other requirements described below. The S&P Global BMI includes stocks selected from 25 developed and 25 emerging markets. The following countries are assigned to developed markets: Australia, Austria, Belgium, Canada, Denmark, Finland, France, Germany, Hong Kong, Ireland, Israel, Italy, Japan, Luxembourg, Netherlands, New Zealand, Norway, Portugal, Singapore, South Korea, Spain, Sweden, Switzerland, United Kingdom and United States. The following countries are assigned to emerging markets: Brazil, Chile, China, Colombia, Czech Republic, Egypt, Greece, Hungary, India, Indonesia, Kuwait, Malaysia, Mexico, Pakistan, Peru, Philippines, Poland, Qatar, Russia, Saudi Arabia, South Africa, Taiwan, Thailand, Turkey and UAE. For purposes of inclusion in the S&P Global BMI, domicile is principally based on incorporation or registration, location of operational headquarters and primary stock exchange listings, with consideration given to certain other factors deemed relevant by the index committee. To the extent a company is incorporated in certain jurisdictions for tax purposes, the index committee considers factors other than incorporation when determining domicile. The S&P Global BMI originally launched on December 31, 1992. The S&P Global BMI is reconstituted annually every September, with rebalancing, scheduled IPO updates and certain scheduled deletions (described below) made each March, June, September and December.

The S&P Global BMI is calculated, maintained and published by S&P and is part of the S&P Dow Jones Indices family of indices. Additional information is available on the following websites: spglobal.com/spdji/en/indices/equity/sp-global-bmi and spdji.com. We are not incorporating by reference the websites or any material they include in this prospectus supplement.

Annual Index Reconstitution and Other Reconstitution Events

All common shares or other securities that have the characteristics of common equities issued by companies domiciled in countries classified as developed or emerging markets are eligible for inclusion in the S&P Global BMI at the annual reconstitution, subject to the following requirements: (i) the company’s share class must have a float-adjusted market capitalization of at least $100 million; (ii) the security must satisfy liquidity requirements based on (a) a minimum 12-month ratio of median daily value traded to market capitalization (“12-month median value traded ratio” or “MVTR”, calculated as described below) of 20% for developed markets and 10% for emerging markets and (b) a minimum six-month median daily value traded (“6-month median daily value traded” or “6-month MDVT”) of $250,000 for developed markets and $100,000 for emerging markets; and (iii) must be an eligible type of security in accordance with index policies. The following types of securities are not eligible for inclusion in the S&P Global BMI: fixed-dividend shares, investment trusts, unit trusts, limited liability companies, business development companies, special purpose acquisition companies, ETFs, ETNs, closed-end funds, mutual fund shares, convertible bonds, equity warrants, limited partnerships, master limited partnerships, preferred stock and convertible preferred stock.

Each September, when the S&P Global BMI undergoes its annual reconstitution, existing S&P Global BMI share class constituents must have a float-adjusted market capitalization of at least $75 million to remain in the S&P Global BMI. Existing constituents must also maintain (i) a 12-month median value traded ratio (MVTR) of at least 14% and (ii) a 6-month median daily value traded (6-month MDVT) of at least $175,000 to remain in the S&P Global BMI.

For purposes of the determinations described above, “12-month median value traded ratio” or “MVTR” for a security is calculated by summing, over the 12 months preceding the relevant reference date, each month’s quotient of (i) the product of (a) the security’s median daily value traded for such month multiplied by (b) the number of days that the security traded during that month, divided by (ii) relevant company’s end-of-month float-adjusted market capitalization, all calculated in U.S. dollars. If a stock has traded for less than 12 months, the average of the available monthly values is taken and multiplied by 12.

With the exception of certain initial public offerings and spin-offs, each as described below, additions to the index are made only at the annual index reconstitution. All publicly listed multiple share class lines are eligible for index inclusion, subject to meeting the eligibility criteria.

Quarterly IPO Review

Each March, June, September and December, the index committee will review companies that have undergone initial public offerings and have been publicly trading for three months prior to the reference date described below to determine their eligibility for inclusion in the S&P Global BMI. The market capitalization, liquidity and eligible-security criteria for quarterly inclusion of an initial public offering are the same as those used at the annual reconstitution. In addition, the company’s securities must have been publicly trading for at least three months as of the reference date (the reference date is five weeks prior to the effective rebalancing date). Rebalancings goes into effect upon the market opening on the Monday morning following the third Friday of March, June, September or December.

Fast Track Inclusion of Large IPOs

Certain large initial public offerings with a float-adjusted market capitalization of at least $2 billion (calculated at the close of its first day of trading, and excluding over-allotment options) may be eligible for “fast track” inclusion in the S&P Global BMI, provided other index eligibility rules (other than the liquidity requirements) are satisfied. In addition, only newly public initial public offerings and direct placement listings will be considered eligible for fast track entry. Formerly bankrupt companies switching from an over-the-counter exchange or certain “non-covered” exchanges (based on index criteria) will not be eligible for fast track inclusion. An initial public offering may be added to the S&P Global BMI within five business day of announcement by the index sponsor that it is eligible for fast track addition or, at the discretion of the index committee during a rebalancing “freeze period” (as described below), at the scheduled quarterly effective rebalancing date.

Off-Schedule Deletions

In the event that a constituent is removed from the S&P Global BMI, there does not need to be a corresponding addition, as the S&P Global BMI does not have a fixed number of constituents. If a company’s float-adjusted market capitalization falls below $25 million, it will be removed from the S&P Global BMI. All such deletions are effective at the market opening on the Monday following the third Friday in March, June, September and December. If a company’s shares are no longer available or are no longer trading, the company is deleted from the S&P Global BMI as soon as reasonably possible provided that five days’ notice is given. In the event the information of delisting or bankruptcy becomes public after the fact, a stock may be removed from the S&P Global BMI with a one-day notice period.

Health Care Select Sector SPDR® Fund

The shares of the Health Care Select Sector SPDR® Fund (the “ETF”) are issued by a series of the Select Sector SPDR® Trust, a registered investment company.

•	The ETF seeks investment results that correspond generally to the price and yield performance, before expenses, of the Health Care Select Sector Index (the “index”).
•	The ETF’s investment advisor is SSGA Funds Management, Inc. (“SSGA”).
•	The ETF trades on the NYSE Arca under the ticker symbol “XLV”.
•	The company’s SEC CIK Number is 0001064641.
•	The ETF’s inception date was December 16, 1998.
•	The ETF’s shares are issued or redeemed only in large blocks of shares called creation units.

We obtained the following fee information from the SPDR® website, without independent verification.  The investment advisor is entitled to receive a management fee from the ETF based on a percentage of the ETF’s average daily net assets, at an annual rate of 0.03%.  In addition, the ETF has adopted a Distribution and Service Plan pursuant to which payments of up to 0.03% of average daily net assets may be made. The ETF also incurs other operating expenses up to an annual rate of 0.06%. As of September 30, 2021, the gross expense ratio of the ETF was 0.12% per annum.

For additional information regarding the Select Sector SPDR® Trust or SSGA, please consult the reports (including the Annual Report to Shareholders on Form N−CSR for the fiscal year ended Septeber 30, 2021) and other information SPDR® Series Trust files with the SEC. In addition, information regarding the ETF (including the top ten holdings and weights) may be obtained from other sources including, but not limited to, press releases, newspaper articles, other publicly available documents, and the SPDR® website at ssga.com. We are not incorporating by reference the website, the sources listed above or any material they include in this prospectus supplement. We have obtained all information about the ETF from the SPDR® website without independent verification.

Investment Objective and Strategy

The ETF seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of publicly traded equity securities of companies in the Health Care Select Sector Index, which is comprised of companies in the Health Care sector. SSGA uses a replication strategy to try to achieve the ETF’s investment objective, which means that the ETF generally invests in substantially all of the securities represented in the index it tracks in approximately the same proportions as the index.  In certain situations or market conditions, the ETF may temporarily depart from its normal investment policies and strategies provided that the alternative is consistent with the ETF’s investment objective and is in the best interest of the ETF.  For example, if the ETF is unable to invest directly in a component security or if a derivative investment may provide higher liquidity than other types of investments, it may make larger than normal investments in derivatives to maintain exposure to the index that it tracks. Consequently, under such circumstances, such ETF may invest in a different mix of investments than it would under normal circumstances. The ETF is managed with an indexing investment strategy, attempting to track the performance of an unmanaged index of securities, regardless of the current or projected performance of the index or of the actual securities comprising the index.  This differs from an actively managed ETF, which typically seeks to outperform a benchmark index. The ETF’s performance may be less favorable than that of a portfolio managed using an active investment strategy. The structure and composition of the index will affect the performance, volatility and risk of the index and consequently, the performance, volatility and risk of the ETF.

The ETF’s investment strategy and other policies may be changed without shareholder approval.

Notwithstanding the ETF’s investment objective, the return on your securities will not reflect any dividends paid on the ETF shares, on the securities purchased by the ETF or on the securities that comprise the index.

Replication Strategy

The ETF uses a replication strategy to attempt to track the performance of the index.  This strategy involves investing in substantially all of the securities represented in the index in approximately the same proportions as the index.  Under normal market conditions, the ETF generally invests substantially all, but at least 95%, of its total assets in the securities comprising the index.  The ETF will provide shareholders with at least 60 days notice prior to any material change in this 95% investment policy. Also, the ETF may lend securities representing up to 40% of the value of the ETF's net assets.

Correlation

Although SSGA seeks to track the performance of the index (i.e., achieve a high degree of correlation with the return of the index), the ETF’s return may not match the return of the index. The ETF incurs a number of operating expenses not applicable to the index and incurs costs in buying and selling securities. In addition, the ETF may not be fully invested at times, generally as a result of cash flows into or out of the ETF or reserves of cash held by the ETF to meet redemptions.

Industry Concentration Policy

The ETF’s assets will generally be concentrated in an industry or group of industries to the extent that the index concentrates in a particular industry or group of industries.  By concentrating its assets in a single industry or group of industries, the ETF is subject to the risk that financial, economic, business or other conditions that have a negative effect on that industry or group of industries will negatively impact the ETF to a greater extent than if the ETF’s assets were invested in a wider variety of industries.

The ETF is non-diversified and may invest a larger percentage of its assets in securities of a few issuers or a single issuer than a diversified ETF.  As a result, the ETF’s performance may be disproportionately impacted by the performance of relatively few securities.

Creation Units

Prior to trading in the secondary market, shares of the ETF are issued at net asset value to certain institutional investors (typically market makers or other broker-dealers) only in block-size units, known as creation units. As a practical matter, only institutions, market makers or large investors purchase or redeem creation units.  The principal consideration for a specified number of creation units (which may be revised at any time without notice) is a basket of securities and/or cash that constitutes a substantial replication, or a representation, of the securities included in the index.  Except when aggregated in creation units (or upon the liquidation of the ETF), shares of the ETF are not redeemable securities.  There can be no assurance that there will be sufficient liquidity in the public trading market at any time to permit assembly of a creation unit.

Share Prices and the Secondary Market

The trading prices of the ETF’s shares will fluctuate continuously throughout trading hours based on market supply and demand rather than the ETF’s net asset value, which is calculated at the end of each business day. The trading price of the ETF’s shares may deviate significantly from its net asset value during periods of market volatility.

Health Care Select Sector Index

The Health Care Select Sector Index, which we refer to as the index, is comprised of the constituents of the S&P 500® Index that are assigned to the Global Industry Classification Standard (“GICS®”) Health Care sector.  The S&P 500® Index includes a representative sample of 500 companies in leading industries of the U.S. economy.  The index and the S&P 500® Index are calculated, maintained and published by S&P Dow Jones Indices LLC (“S&P”). Additional information about the Health Care Select Sector Index and the S&P 500® Index is available on the following websites: us.spindices.com/indices/equity/health-care-select-sector-index/ and us.spindices.com/indices/equity/sp-500. We are not incorporating by reference the websites or any material they include in this prospectus supplement. We have obtained all information about the index from the S&P website without independent verification.

S&P and MSCI Inc. (“MSCI”) jointly developed the GICS® in 1999 to establish a global standard for categorizing companies into sectors and industries. The GICS® classifies companies into four levels of detail: 11 sectors, 24 industry groups, 69 industries and 158 sub-industries. The eleven GICS® sectors are: Communication Services, Consumer Discretionary, Consumer Staples, Energy, Financials, Health Care, Industrials, Information Technology, Materials, Real Estate and Utilities. GICS® was designed to classify a company according to its principal business activity. To make this determination, S&P and MSCI use revenues as a key measure of a company’s business activity. Earnings and market perception, however, are also recognized as important and relevant information for classification purposes and are taken into account during the review process. A company’s classification is reviewed annually at a minimum, and companies are under constant surveillance for corporate actions. The GICS® methodology itself is reviewed annually for changes or additions to the four classification levels.

S&P rebalances the index quarterly after the close of business on the third Friday of March, June, September and December (each, a “rebalancing effective date”). With prices reflected on the second Friday of March, June, September and December, adjusted for any applicable corporate actions, and membership, shares outstanding and investable weight factors (“IWFs”) as of the rebalancing effective date, each company is weighted by float-adjusted market capitalization. Modifications to the float-adjusted market capitalization of constituent stocks are made as follows.

If any company has a float-adjusted market capitalization weight greater than 24%, S&P caps that company’s weight at 23%. S&P sets the cap to 23% to allow for a 2% buffer to mitigate against any stock exceeding 25% as of the rebalancing effective date. S&P redistributes all excess weight equally to all uncapped stocks within the index. After this redistribution, if the float-adjusted market capitalization weight of any other stock(s) then breaches 23%, S&P repeats the process iteratively until no stock breaches the 23% weight cap. The sum of the stocks with weight greater than 4.8% cannot exceed 50% of the total index weight. If the rule in the preceding sentence is breached, then S&P ranks all the stocks in descending order of their float-adjusted market capitalization weights and the first stock that causes the 50% limit to be breached is identified. S&P then reduces the weight of that stock to 4.5%. S&P then redistributes the excess weight proportionally to all stocks with weights below 4.5% and the process is repeated iteratively until the 50% test above is satisfied. As part of the rebalancing process, S&P assigns index share amounts to each constituent stock to arrive at the weights calculated above. Since index shares are assigned based on prices one week prior to rebalancing, the actual weight of each stock at the rebalancing differs somewhat from these weights due to market movements. If, on the second to last business day of March, June, September or December, a company has a weight greater than 24% or the sum of the companies with weights greater than 4.8% exceeds 50%, a secondary rebalancing will be triggered with the rebalancing effective date being after the close of the last business day of the month. This secondary rebalancing will use the closing prices as of the second to last business day of March, June, September or December, and membership, shares outstanding and IWFs as of the rebalancing effective date.

Except for the rebalancing process described above and the total return process described below, the index is calculated and maintained on the same basis as the S&P 500® Index, which is described below.

S&P 500® Index

The S&P 500® Index, which we also refer to in this description as the “index”:

•	is an equity index, and therefore cannot be invested in directly;
•	does not file reports with the SEC because it is not an issuer;
•	was first launched on March 4, 1957 based on an initial value of 10 from 1941-1943; and
•	is sponsored by S&P Dow Jones Indices LLC (“S&P”).

The S&P 500® Index includes a representative sample of 500 companies in leading industries of the U.S. economy. The 500 companies are not the 500 largest companies listed on the NYSE and not all 500 companies are listed on the NYSE. S&P chooses companies for inclusion in the S&P 500® Index with an aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the U.S. equity market.  Although the S&P 500® Index contains 500 constituent companies, at any one time it may contain greater than 500 constituent trading lines since some companies included in the S&P 500® Index prior to July 31, 2017 may be represented by multiple share class lines in the index.  The S&P 500® Index is calculated, maintained and published by S&P and is part of the S&P Dow Jones Indices family of indices. Additional information about the S&P 500® Index (including the sector weights) is available on the following websites: spglobal.com/spdji/en/indices/equity/sp-500 and spglobal.com. We are not incorporating by reference the websites or any material they include in this prospectus supplement.

S&P intends for the S&P 500® Index to provide a performance benchmark for the large-cap U.S. equity markets. Constituent changes are made on an as-needed basis and there is no schedule for constituent reviews. Index additions and deletions are announced with at least three business days advance notice. Less than three business days’ notice may be given at the discretion of the S&P Index Committee. Relevant criteria for additions to the S&P 500® Index that are employed by S&P include: the company proposed for addition should have an unadjusted company market capitalization of $13.1 billion or more and a security level float-adjusted market capitalization of at least 50% of such threshold (for spin-offs, eligibility is determined using when-issued prices, if available); using composite pricing and volume, the ratio of annual dollar value traded (defined as average closing price over the period multiplied by historical volume) in the proposed constituent to float-adjusted market capitalization of that company should be at least 1.00 and the stock should trade a minimum of 250,000 shares in each of the six months leading up to the evaluation date; the company must be a U.S. company (characterized as a Form 10-K filer with its U.S. portion of fixed assets and revenues constituting a plurality of the total and with a primary listing of the common stock on the NYSE, NYSE Arca, NYSE American (formerly NYSE MKT), Nasdaq Global Select Market, Nasdaq Select Market, Nasdaq Capital Market, Cboe BZX (formerly Bats BZX), Cboe BYX (formerly Bats BYX), Cboe EDGA (formerly Bats EDGA) or Cboe EDGX (formerly Bats EDGX) (each, an “eligible exchange”)); the proposed constituent has an investable weight factor (“IWF”) of 10% or more; the inclusion of the company will contribute to sector balance in the S&P 500® Index relative to sector balance in the market in the relevant market capitalization range; financial viability (the sum of the most recent four consecutive quarters’ Generally Accepted Accounting Principles (GAAP) earnings (net income excluding discontinued operations) should be positive as should the most recent quarter); and, for IPOs, the company must be traded on an eligible exchange for at least twelve months (spin-offs or in-specie distributions from existing constituents do not need to be traded on an eligible exchange for twelve months prior to their inclusion in the S&P 500® Index). In addition, constituents of the S&P MidCap 400® Index and the S&P SmallCap 600® Index can be added to the S&P 500® Index provided they meet the unadjusted company level market capitalization eligibility criteria for the S&P 500® Index. Migrations from the S&P MidCap 400® Index or the S&P SmallCap 600® Index do not need to meet the financial viability, liquidity, or 50% of the S&P 500® Index’s unadjusted company level minimum market capitalization threshold criteria.  Further, constituents of the S&P Total Market Index Ex S&P Composite 1500 (which includes all eligible U.S. common equities except for those included in the S&P 500® Index, the S&P MidCap 400® Index and the S&P SmallCap 600® Index) that acquire a constituent of the S&P 500® Index, the S&P MidCap 400® Index or the S&P SmallCap 600® Index that do not fully meet the financial viability or IWF criteria may still be added to the S&P 500® Index at the discretion of the Index Committee if the Index Committee determines that the addition could minimize turnover and enhance the representativeness of the S&P 500® Index as a market benchmark. Certain types of organizational structures and securities are always excluded, including, but not limited to, business development companies (BDCs), limited partnerships, master limited partnerships, limited liability companies (LLCs), OTC bulletin board issues, closed-end funds, ETFs, ETNs, royalty trusts, tracking stocks, special purpose acquisition companies (SPACs), preferred stock and convertible preferred stock, unit trusts, equity warrants, convertible bonds, investment trusts, rights and American depositary receipts (ADRs). Stocks are deleted from the S&P 500® Index when they are involved in mergers, acquisitions or significant restructurings such that they no longer meet the inclusion criteria, and when they substantially violate one or more of the addition criteria. Stocks that are delisted or moved to the pink sheets or the bulletin board are removed, and those that experience a trading halt may be retained or removed in S&P’s discretion. S&P evaluates additions and deletions with a view to maintaining S&P 500® Index continuity.For constituents included in the index prior to July 31, 2017, all publicly listed multiple share class lines are included separately in the index, subject to, in the case of any such share class line, that share class line satisfying the liquidity and float criteria discussed above and subject to certain exceptions.  It is possible that one listed share class line of a company may be included in the index while a second listed share class line of the same company is excluded.  For companies that issue a second publicly traded share class to index share class holders, the newly issued share class line is considered for inclusion if the event is mandatory and the market capitalization of the distributed class is not considered to be de minimis.

As of July 31, 2017, companies with multiple share class lines are no longer eligible for inclusion in the index. Only common shares are considered when determining whether a company has a multiple share class structure. Constituents of the index prior to July 31, 2017 with multiple share class lines will be grandfathered in and continue to be included in the index. If an index constituent reorganizes into a multiple share class line structure, that company will be reviewed for continued inclusion in the index at the discretion of the S&P Index Committee.

Calculation of the Total Return of the Index

The trust tracks the performance of the total return version of the index and the index is calculated using a base-weighted aggregative methodology. The total return calculation begins with the price return of the index. The value of the price return index on any day for which an index value is published is determined by a fraction, the numerator of which is the aggregate of the market price of each stock in the index times the number of shares of such stock included in the index, and the denominator of which is the divisor, which is described more fully below. The “market value” of any index stock is the product of the market price per share of that stock times the number of the then-outstanding shares of such index stock that are then included in the index.

The index is also sometimes called a “base-weighted aggregative index” because of its use of a divisor. The “divisor” is a value calculated by S&P that is intended to maintain conformity in index values over time and is adjusted for all changes in the index stocks’ share capital after the “base date” as described below. The level of the index reflects the total market value of all index stocks relative to the index’s base date of 1941-43.

In addition, the index is float-adjusted, meaning that the share counts used in calculating the index reflect only those shares available to investors rather than all of a company’s outstanding shares. S&P seeks to exclude shares held by long-term, strategic shareholders concerned with the control of a company, a group that generally includes the following: officers and directors and related individuals whose holdings are publicly disclosed, private equity, venture capital, special equity firms, asset managers and insurance companies with board of director representation, publicly traded companies that hold shares in another company, holders of restricted shares (except for shares held as part of a lock-up agreement), company-sponsored employee share plans/trusts, defined contribution plans/savings, investment plans, foundations or family trusts associated with the company, government entities at all levels (except government retirement or pension funds), sovereign wealth funds and any individual person listed as a 5% or greater stakeholder in a company as reported in regulatory filings (collectively, “strategic holders”). To this end, S&P excludes all share-holdings (other than depositary banks, pension funds (including government pension and retirement funds), mutual funds, exchange traded fund providers, investment funds, asset managers that do not have direct board of director representation (including stakeholders who may have the right to appoint a board of director member but choose not to do so, stakeholders who have exercised a right to appoint a board of director “observer” even if that observer is employed by the stakeholder and stakeholders who have exercised a right to appoint an independent director who is not employed by the stakeholder), investment funds of insurance companies and independent foundations not associated with the company) with a position greater than 5% of the outstanding shares of a company from the float-adjusted share count to be used in index calculations.

The exclusion is accomplished by calculating an IWF for each stock that is part of the numerator of the float-adjusted index fraction described above:

IWF = (available float shares) / (total shares outstanding)

where available float shares is defined as total shares outstanding less shares held by strategic holders. In most cases, an IWF is reported to the nearest one percentage point. For companies with multiple share class lines, a separate IWF is calculated for each share class line.

Once the price return index has been calculated, the total return index is calculated. First, the total daily dividend for each stock in the index is calculated by multiplying the per share dividend by the number of shares included in the index. Then the index dividend is calculated by aggregating the total daily dividends for each of the index stocks (which may be zero for some stocks) and dividing by the divisor for that day. Next the daily total return of the index is calculated as a fraction minus 1, the numerator of which is the sum of the index level plus the index dividend and the denominator of which is the index level on the previous day. Finally, the total return index for that day is calculated as the product of the value of the total return index on the previous day times the sum of 1 plus the index daily total return for that day.

Maintenance of the Index

In order to keep the index comparable over time S&P engages in an index maintenance process. The maintenance process involves changing the constituents as discussed above, and also involves maintaining quality assurance processes and procedures, adjusting the number of shares used to calculate the index, monitoring and completing the adjustments for company additions and deletions, adjusting for stock splits and stock dividends and adjusting for other corporate actions. In addition to its daily governance of indices and maintenance of the index methodology, at least once within any 12 month period, the S&P Index Committee reviews the index methodology to ensure the index continues to achieve the stated objective, and that the data and methodology remain effective. The S&P Index Committee may at times consult with investors, market participants, security issuers included in or potentially included in the index, or investment and financial experts.

Divisor Adjustments

The two types of adjustments primarily used by S&P are divisor adjustments and adjustments to the number of shares (including float adjustments) used to calculate the index. Set forth below under “Adjustments for Corporate Actions” is a table of certain corporate events and their resulting effect on the divisor and the share count. If a corporate event requires an adjustment to the divisor, that event has the effect of altering the market value of the affected index stock and consequently of altering the aggregate market value of the index stocks following the event. In order that the level of the index not be affected by the altered market value (which could be an increase or decrease) of the affected index stock, S&P generally derives a new divisor by dividing the post-event market value of the index stocks by the pre-event index value, which has the effect of reducing the index’s post-event value to the pre-event level.

Changes to the Number of Shares of a Constituent

The index maintenance process also involves tracking the changes in the number of shares included for each of the index companies. Changes as a result of mandatory events, such as mergers or acquisition driven share/IWF changes, stock splits and mandatory distributions are not subject to a minimum threshold for implementation and are implemented when the transaction occurs. At S&P’s discretion, however, de minimis merger and acquisition changes may be accumulated and implemented with the updates made with the quarterly share updates as described below. Material share/IWF changes resulting from certain non-mandatory corporate actions follow the accelerated implementation rule. Non-material share/IWF changes are implemented quarterly.

Accelerated Implementation Rule

1. Public offerings. Public offerings of new company-issued shares and/or existing shares offered by selling shareholders, including block sales and spot secondaries, will be eligible for accelerated implementation treatment if the size of the event meets the materiality threshold criteria:

(c)	at least US $150 million, and
(d)	at least 5% of the pre-event total shares.

In addition to the materiality threshold, public offerings must satisfy the following conditions:

•	be underwritten.
•	have a publicly available prospectus, offering document, or prospectus summary filed with the relevant authorities.
•	have a publicly available confirmation from an official source that the offering has been completed.

For public offerings that involve a concurrent combination of new company shares and existing shares offered by selling shareholders, both events are implemented if either of the public offerings represent at least 5% of total shares and $150 million. Any concurrent share repurchase by the affected company will also be included in the implementation.

2. Dutch Auctions, self-tender offer buybacks, and split-off exchange offers. These nonmandatory corporate action types will be eligible for accelerated implementation treatment regardless of size once their results are publicly announced and verified by S&P.

Exception to the Accelerated Implementation Rule

For non-mandatory corporate actions subject to the accelerated implementation rule with a size of at least US $1 billion, S&P will apply the share change, and any resulting IWF change, using the latest share and ownership information publicly available at the time of the announcement, even if the offering size is below the 5% threshold. This exception ensures that very large events are recognized in a timely manner using the latest available information.

All non-mandatory events not covered by the accelerated implementation rule (including but not limited to private placements, acquisition of private companies, and conversion of non-index share lines) will be implemented quarterly coinciding with the third Friday of the third month in each calendar quarter. In addition, events that were not implemented under the accelerated implementation rule but were found to have been eligible, (e.g. due to lack of publicly available information at the time of the event) are implemented as part of a quarterly rebalancing.

Announcement Policy

For accelerated implementation, S&P will generally provide two (2) business days’ notice for all non-U.S. listed stocks and U.S. listed depositary receipts, and one (1) business days’ notice for all non-depositary receipt U.S. listed stocks.

IWF Updates

Accelerated implementation for events less than $1 billion will include an adjustment to the company’s IWF only to the extent that such an IWF change helps the new float share total mimic the shares available in the offering. To minimize unnecessary turnover, these IWF changes do not need to meet any minimum threshold requirement for implementation. Any IWF change resulting in an IWF of 0.96 or greater is rounded up to 1.00 at the next annual IWF review.

IWF changes will only be made at the quarterly review if the change represents at least 5% of total current shares outstanding and is related to a single corporate action that did not qualify for the accelerated implementation rule, regardless if there is an associated share change.

Quarterly share change events resulting from the conversion of derivative securities, acquisitions of private companies, or acquisitions of non-index companies that do not trade on a major exchange are considered to be available to investors unless there is explicit information stating that the new owner is a strategic holder.

Other than the situations described above, please note that IWF changes are only made at the annual IWF review.

Share Updates

For companies with multiple share class lines, the criteria specified under the heading “Accelerated Implementation Rule” above apply to each individual multiple share class line rather than total company shares.

Exceptions:

Any non- fully paid or non-fully settled offering such as forward sales agreements are not eligible for accelerated implementation. Share updates resulting from completion of subscription receipts terms or the settlement of forward sale agreements are updated at a future quarterly share rebalance.

Rebalancing Guidelines – Share/IWF Reference Date & Freeze Period

A reference date, after the market close five weeks prior to the third Friday in March, June, September, and December, is the cutoff for publicly available information used for quarterly shares outstanding and IWF changes. All shares outstanding and ownership information contained in public filings and/or official sources dated on or before the reference date are included in that quarter’s update. In addition, there is a freeze period on a quarterly basis for any changes that result from the accelerated implementation rules.

Pro-forma files for float-adjusted market capitalization indices are generally released after the market close on the first Friday, two weeks prior to the rebalancing effective date. Pro-forma files for capped and alternatively weighted indices are generally released after the market close on the second Friday, one week prior to the rebalancing effective date. For illustration purposes, if rebalancing pro-forma files are scheduled to be released on Friday, March 15, the share/IWF freeze period will begin after the close of trading on Tuesday, March 9 and will end after the close of trading the following Friday, March 19 (i.e. the third Friday of the rebalancing month).

During the share/IWF freeze period, shares and IWFs are not changed and the accelerated implementation rule is suspended, except for mandatory corporate action events (such as merger activity, stock splits, and rights offerings). The suspension includes all changes that qualify for accelerated implementation and would typically be announced or effective during the share/IWF freeze period. At the end of the freeze period all suspended changes will be announced on the third Friday of the rebalancing month and implemented five business days after the quarterly rebalancing effective date.

Adjustments for Corporate Actions

There is a large range of corporate actions that may affect companies included in the index. Certain corporate actions require S&P to recalculate the share count or the float adjustment or to make an adjustment to the divisor to prevent the value of the index from changing as a result of the corporate action. This helps ensure that the movement of the index does not reflect the corporate actions of individual companies in the index.

Spin-Offs

As a general policy, a spin-off security is added to the S&P 500® Index on the ex-date at a price of zero (with no divisor adjustment) and will remain in the index for at least one trading day. The spin-off security will remain in the S&P 500® Index if it meets all eligibility criteria. If the spin-off security is determined ineligible to remain in the S&P 500® Index, it will generally be removed after at least one day of regular way trading (with a divisor adjustment). The weight of the spin-off being deleted is reinvested across all the index components proportionately such that the relative weights of all index components are unchanged. The net change in index market capitalization will cause a divisor change.

Companies that are spun off from a constituent of the S&P 500® Index do not need to meet the eligibility criteria for new constituents, but they should be considered U.S. domiciled for index purposes. At the discretion of the Index Committee, a spin-off company may be retained in the S&P 500® Index if the Index Committee determines it has a total market capitalization representative of the S&P 500® Index. If the spin-off company’s estimated market capitalization is below the minimum unadjusted company market capitalization for the S&P 500® Index but there are other constituent companies in the S&P 500® Index that have a significantly lower total market capitalization than the spin-off company, the Index Committee may decide to retain the spin-off company in the S&P 500® Index.

Several additional types of corporate actions, and their related treatment, are listed in the table below.

Corporate Action	Treatment
Company addition/deletion

Addition

Companies are added at the float market capitalization weight. The net change to the index market capitalization causes a divisor adjustment.

Deletion

The weights of all stocks in the index will proportionally change. Relative weights will stay the same. The index divisor will change due to the net change in the index market capitalization

Change in shares outstanding	Increasing (decreasing) the shares outstanding increases (decreases) the market capitalization of the index. The change to the index market capitalization causes a divisor adjustment.
Split/reverse split	Shares outstanding are adjusted by split ratio. Stock price is adjusted by split ratio. There is no change to the index market capitalization and no divisor adjustment.

Change in IWF	Increasing (decreasing) the IWF increases (decreases) the market capitalization of the index. A net change to the index market capitalization causes a divisor adjustment.
Ordinary dividend	When a company pays an ordinary cash dividend, the index does not make any adjustments to the price or shares of the stock. As a result there are no divisor adjustments to the index.
Special dividend	The stock price is adjusted by the amount of the dividend. The net change to the index market capitalization causes a divisor adjustment
Rights offering

All rights offerings that are in the money on the ex-date are applied under the assumption the rights are fully subscribed. The stock price is adjusted by the value of the rights and the shares outstanding are increased by the rights ratio. The net change in market capitalization causes a divisor adjustment.

Any company that is removed from the S&P 500® Index, the S&P MidCap 400® Index or the S&P SmallCap 600® Index must wait a minimum of one year from its removal date before being reconsidered as a replacement candidate for the S&P 500® Index.

Recalculation Policy

S&P reserves the right to recalculate and republish the index at its discretion in the event one of the following issues has occurred: (1) incorrect or revised closing price of one or more constituent securities; (2) missed or misapplied corporate action; (3) incorrect application of an index methodology; (4) late announcement of a corporate action; or (5) incorrect calculation or data entry error. The decision to recalculate the index is made at the discretion of the index manager and/or index committee, as further discussed below.  The potential market impact or disruption resulting from a recalculation is considered when making any such decision.  In the event of an incorrect closing price, a missed or misapplied corporate action, a late announcement of a corporate action, or an incorrect calculation or data entry error that is discovered within two trading days of its occurrence, generally the index is recalculated. In the event any such event is discovered beyond the two trading day period, the index committee shall decide whether the index should be recalculated. In the event of an incorrect application of the methodology that results in the incorrect composition and/or weighting of index constituents, the index committee shall determine whether or not to recalculate the index following specified guidelines. In the event that the index is recalculated, it shall be done within a reasonable timeframe following the detection and review of the issue.

Calculations and Pricing Disruptions

Closing levels for the index are calculated by S&P based on the closing price of the individual constituents of the index as set by their primary exchange. Closing prices are received by S&P from one of its third party vendors and verified by comparing them with prices from an alternative vendor. The vendors receive the closing price from the primary exchanges. Real-time intraday prices are calculated similarly without a second verification. Official end-of-day calculations are based on each stock’s primary market closing price. Prices used for the calculation of real time index values are based on the “Consolidated Tape”. The Consolidated Tape is an aggregation of trades for each constituent over all regional exchanges and trading venues and includes the primary exchange. If there is a failure or interruption on one or more exchanges, real-time calculations will continue as long as the “Consolidated Tape” is operational.

If an interruption is not resolved prior to the market close, official closing prices will be determined by following the hierarchy set out in NYSE Rule 123C. A notice is published on the S&P website at spdji.com indicating any changes to the prices used in index calculations. In extreme circumstances, S&P may decide to delay index adjustments or not publish the index. Real-time indices are not restated.

Unexpected Exchange Closures

An unexpected market/exchange closure occurs when a market/exchange fully or partially fails to open or trading is temporarily halted. This can apply to a single exchange or to a market as a whole, when all of the primary exchanges are closed and/or not trading. Unexpected market/exchange closures are usually due to unforeseen circumstances, such as natural disasters, inclement weather, outages, or other events.

To a large degree, S&P is dependent on the exchanges to provide guidance in the event of an unexpected exchange closure. S&P’s decision making is dependent on exchange guidance regarding pricing and mandatory corporate actions.

NYSE Rule 123C provides closing contingency procedures for determining an official closing price for listed securities if the exchange is unable to conduct a closing transaction in one or more securities due to a system or technical issue.

3:00 PM ET is the deadline for an exchange to determine its plan of action regarding an outage scenario. As such, S&P also uses 3:00 PM ET as the cutoff.

If all major exchanges fail to open or unexpectedly halt trading intraday due to unforeseen circumstances, S&P will take the following actions:

Market Disruption Prior to Open of Trading:

(iii)

If all exchanges indicate that trading will not open for a given day, S&P will treat the day as an unscheduled market holiday. The decision will be communicated to clients as soon as possible through the normal channels. Indices containing multiple markets will be calculated as normal, provided that at least one market is open that day. Indices which only contain closed markets will not be calculated.

(iv)	If exchanges indicate that trading, although delayed, will open for a given day, S&P will begin index calculation when the exchanges open.

Market Disruption Intraday:

If exchanges indicate that trading will not resume for a given day, the index level will be calculated using prices determined by the exchanges based on NYSE Rule 123C. Intraday index values will continue to use the last traded composite price until the primary exchange publishes official closing prices.

Historical Closing Prices of the Basket Underliers

The closing prices of the basket underliers have fluctuated in the past and may, in the future, experience significant fluctuations. In particular, the basket underliers have recently experienced extreme and unusual volatility. Any historical upward or downward trend in the closing prices of the basket underliers during the period shown below is not an indication that the basket underliers are more or less likely to increase or decrease at any time during the life of your securities.

You should not take the historical prices of the basket or the basket underliers as an indication of the future performance of the basket underliers, including because of the recent volatility described above. We cannot give you any assurance that the future performance of the basket, basket underliers or the basket underlier stocks will result in your receiving an amount greater than the outstanding face amount of your securities on the stated maturity date.

Neither we nor any of our affiliates make any representation to you as to the performance of the basket or the basket underliers. Before investing in the offered securities, you should consult publicly available information to determine the prices of the basket underliers between the date of this prospectus supplement and the date of your purchase of the offered securities and, given the recent volatility described above, you should pay particular attention to recent prices of the basket underliers. The actual performance of the basket and the basket underliers over the life of the offered securities, as well as the cash settlement amount, may bear little relation to the historical closing prices shown below.

The graphs below show the daily historical closing prices of the basket underliers from January 1, 2016 through December 23, 2021. As a result, the following graphs do not reflect the global financial crisis which began in 2008, which had a materially negative impact on the price of most equity securities and, as a result, the price of most equity ETFs. We obtained the closing prices in the graphs below from Bloomberg Financial Services, without independent verification.

Historical Performance of the Technology Select Sector SPDR® Fund and the

Technology Select Sector Index

Historical Closing Prices of the Technology Select Sector SPDR® Fund

You should not take the historical closing prices of the Technology Select Sector SPDR® Fund as an indication of the future performance of the Technology Select Sector SPDR® Fund. As discussed above under “The Technology Select Sector SPDR® Fund Was Reconstituted in September 2018 Based on Changes to the Technology Select Sector Index and No Longer Provides Exposure to Certain Companies that Were Previously Included in the Technology Select Sector Index and Heavily Weighted in the Technology Select Sector SPDR® Fund”, the performance of the Technology Select Sector SPDR® Fund prior to its reconstitution in September 2018 might have been meaningfully different had it tracked the reconstituted Technology Select Sector Index at that time. We cannot give you any assurance that the future performance of the Technology Select Sector SPDR® Fund or its basket underlier stocks will result in your receiving an amount greater than the outstanding face amount of your securities on the stated maturity date.

The graph below shows the daily historical closing prices of the Technology Select Sector SPDR® Fund from September 24, 2018 through December 23, 2021. As a result, the following graph does not reflect the global financial crisis which began in 2008, which had a materially negative impact on the price of most equity securities and, as a result, the level of most equity indices or equity ETFs. We obtained the closing prices of the Technology Select Sector SPDR® Fund in the graph below from Bloomberg Financial Services, without independent verification.

Historical Performance of the Technology Select Sector SPDR® Fund

* We are not providing the historical closing levels of the Technology Select Sector SPDR® Fund prior to September 24, 2018, the date GICS® structure changes were effective for the Technology Select Sector Index. Before the changes to the GICS® were implemented, the Technology Select Sector Index was designed to measure the performance of the companies assigned to the Information Technology sector and Telecommunication Services sector. After the changes to GICS® were implemented, the Technology Select Sector Index was reconstituted so that it now measures the performance of the companies assigned to the Information Technology sector only. Moreover, a number of companies from the Information Technology sector were reclassified under the new Communication Services sector or the Consumer Discretionary sector and consequently removed from the Technology Select Sector Index and the Technology Select Sector SPDR® Fund. As a result, the performance of the Technology Select Sector SPDR® Fund prior to the reconstitution of the Technology Select Sector Index might have been meaningfully different had it tracked the reconstituted Technology Select Sector Index at that time.

Historical Closing Levels of the Technology Select Sector Index

The closing level of the Technology Select Sector Index has fluctuated in the past and may, in the future, experience significant fluctuations. Any historical upward or downward trend in the closing level of the Technology Select Sector Index during the period shown below is not an indication that the Technology Select Sector Index is more or less likely to increase or decrease at any time during the life of your securities.

You should not take the historical levels of the Technology Select Sector Index as an indication of the future performance of the Technology Select Sector Index.

Neither we nor any of our affiliates make any representation to you as to the performance of the Technology Select Sector Index. The actual performance of the Technology Select Sector Index over the life of the offered securities may bear little relation to the historical closing levels shown below.

Although the Technology Select Sector SPDR® Fund seeks to track the performance of the Technology Select Sector Index as closely as possible, the Technology Select Sector SPDR® Fund’s return may not match or achieve a high degree of correlation with the return of the Technology Select Sector Index due to, among other things, operating expenses, transaction costs, cash flows, regulatory requirements and operational inefficiencies. For a discussion of these reasons, please see “Additional Risk Factors Specific to Your Securities — Each of the Technology Select Sector SPDR® Fund and the Health Care Select Sector SPDR® Fund and its Underlying Index are Different and the Performance of Each of the Technology Select Sector SPDR® Fund and the Health Care Select Sector SPDR® Fund May Not Correlate With the

Performance of its Underlying Index” above. Please also see “The Technology Select Sector SPDR® Fund — Correlation” above for a table containing relative performance data of the Technology Select Sector SPDR® Fund’s shares before taxes and the Technology Select Sector Index (from which the tracking error can be derived). You should not take the graph as an indication of the future performance of the Technology Select Sector Index or the Technology Select Sector SPDR® Fund.

The graph below shows the daily historical closing levels of the Technology Select Sector Index from September 24, 2018 through December 23, 2021. We obtained the closing levels of the Technology Select Sector Index in the graph below from Bloomberg Financial Services, without independent verification.

Historical Performance of the Technology Select Sector Index

* We are not providing the historical closing levels of the Technology Select Sector Index prior to September 24, 2018, the date GICS® structure changes were effective for the Technology Select Sector Index. Before the changes to GICS® were implemented, the Technology Select Sector Index was designed to measure the performance of the companies assigned to the Information Technology sector and Telecommunication Services sector. After the changes to GICS® were implemented, the Technology Select Sector Index was reconstituted so that it now measures the performance of the companies assigned to the Information Technology sector. Moreover, a number of companies from the Information Technology sector were reclassified under the new Communication Services sector or the Consumer Discretionary sector and consequently removed from the Technology Select Sector Index. As a result, the performance of the Technology Select Sector Index prior to its reconstitution might have been meaningfully different.

Historical Performance of the iShares® Global Infrastructure ETF

Historical Performance of the Health Care Select Sector SPDR® Fund

Historical Basket Levels

The following graph is based on the basket closing prices for the period from January 1, 2016 through December 23, 2021 assuming that the basket closing price was 100 on January 1, 2016. We derived the basket closing prices based on the method to calculate the basket closing price as described in this prospectus supplement and on actual closing prices of the relevant basket underliers on the relevant date. The basket closing price has been normalized such that its hypothetical price on January 1, 2016 was 100. As noted in this prospectus supplement, the initial basket level will be set at 100 on the pricing date. The basket closing price can increase or decrease due to changes in the prices of the basket underliers.

SUPPLEMENTAL DISCUSSION OF U.S. FEDERAL INCOME TAX CONSEQUENCES

The following section supplements, and to the extent inconsistent therewith supersedes, the discussion of U.S. federal income taxation in the accompanying prospectus.

The following section is the opinion of Sidley Austin llp, counsel to GS Finance Corp. and The Goldman Sachs Group, Inc. In addition, it is the opinion of Sidley Austin llp that the characterization of the securities for U.S. federal income tax purposes that will be required under the terms of the securities, as discussed below, is a reasonable interpretation of current law.

This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

●	a dealer in securities or currencies;
●	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;
●	a bank;
●	a life insurance company;
●	a tax exempt organization;
●	a partnership;
●	a regulated investment company;
●	an accrual method taxpayer subject to special tax accounting rules as a result of its use of financial statements;
●	a person that owns a security as a hedge or that is hedged against interest rate risks;
●	a person that owns a security as part of a straddle or conversion transaction for tax purposes; or
●	a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

Although this section is based on the U.S. Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect, no statutory, judicial or administrative authority directly addresses how your securities should be treated for U.S. federal income tax purposes, and as a result, the U.S. federal income tax consequences of your investment in your securities are uncertain. Moreover, these laws are subject to change, possibly on a retroactive basis.

You should consult your tax advisor concerning the U.S. federal income tax and any other applicable tax consequences of your investments in the securities, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

United States Holders

This section applies to you only if you are a United States holder that holds your securities as a capital asset for tax purposes. You are a United States holder if you are a beneficial owner of each of your securities and you are:

●	a citizen or resident of the United States;
●	a domestic corporation;
●	an estate whose income is subject to U.S. federal income tax regardless of its source; or
●

a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

Tax Treatment. You will be obligated pursuant to the terms of the securities — in the absence of a change in law, an administrative determination or a judicial ruling to the contrary — to characterize your securities for all tax purposes as pre-paid derivative contracts in respect of the basket underliers. Except as otherwise stated below, the discussion herein assumes that the securities will be so treated.

Upon the sale, exchange or maturity of your securities, you should recognize capital gain or loss equal to the difference, if any, between the amount of cash you receive at such time and your tax basis in your securities. Your tax basis in the securities will generally be equal to the amount that you paid for the securities. If you hold your securities for more than one year, the gain or loss generally will be long-term capital gain or loss. If you hold your securities for one year or less, the gain or loss generally will be short-term capital gain or loss. Short-term capital gains are generally subject to tax at the marginal tax rates applicable to ordinary income.

In addition, the constructive ownership rules of Section 1260 of the Internal Revenue Code could possibly apply to your securities. If your securities were subject to the constructive ownership rules, then any long-term capital gain that you realize upon the sale, exchange or maturity of your securities would be re-characterized as ordinary income (and you would be subject to an interest charge on deferred tax liability with respect to such re-characterized capital gain) to the extent that such capital gain exceeds the amount of “net underlying long-term capital gain” (as defined in Section 1260 of the Internal Revenue Code). Because the application of the constructive ownership rules is unclear you are strongly urged to consult your tax advisor with respect to the possible application of the constructive ownership rules to your investment in the securities.

No statutory, judicial or administrative authority directly discusses how your securities should be treated for U.S. federal income tax purposes. As a result, the U.S. federal income tax consequences of your investment in the securities are uncertain and alternative characterizations are possible. Accordingly, we urge you to consult your tax advisor in determining the tax consequences of an investment in your securities in your particular circumstances, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

Alternative Treatments. There is no judicial or administrative authority discussing how your securities should be treated for U.S. federal income tax purposes. Therefore, the Internal Revenue Service might assert that a treatment other than that described above is more appropriate. For example, the Internal Revenue Service could treat your securities as a single debt instrument subject to special rules governing contingent payment debt instruments. Under those rules, the amount of interest you are required to take into account for each accrual period would be determined by constructing a projected payment schedule for the securities and applying rules similar to those for accruing original issue discount on a hypothetical noncontingent debt instrument with that projected payment schedule. This method is applied by first determining the comparable yield – i.e., the yield at which we would issue a noncontingent fixed rate debt instrument with terms and conditions similar to your securities – and then determining a payment schedule as of the issue date that would produce the comparable yield. These rules may have the effect of requiring you to include interest in income in respect of your securities prior to your receipt of cash attributable to that income.

If the rules governing contingent payment debt instruments apply, any gain you recognize upon the sale, exchange or maturity of your securities would be treated as ordinary interest income. Any loss you recognize at that time would be treated as ordinary loss to the extent of interest you included as income in the current or previous taxable years in respect of your securities, and, thereafter, as capital loss.

If the rules governing contingent payment debt instruments apply, special rules would apply to a person who purchases securities at a price other than the adjusted issue price as determined for tax purposes.

It is also possible that your securities could be treated in the manner described above, except that any gain or loss that you recognize at maturity would be treated as ordinary gain or loss. You should consult your tax advisor as to the tax consequences of such characterization and any possible alternative characterizations of your securities for U.S. federal income tax purposes.

It is possible that the Internal Revenue Service could seek to characterize your securities in a manner that results in tax consequences to you that are different from those described above. You should consult your tax advisor as to the tax consequences of any possible alternative characterizations of your securities for U.S. federal income tax purposes.

Possible Change in Law

On December 7, 2007, the Internal Revenue Service released a notice stating that the Internal Revenue Service and the Treasury Department are actively considering issuing guidance regarding the proper U.S. federal income tax treatment of instruments such as the offered securities, including whether holders should be required to accrue ordinary income on a current basis and whether gain or loss should be ordinary or capital. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the securities will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code might be applied to such instruments. Except to the extent otherwise provided by law, we intend to continue treating the securities for U.S. federal income tax purposes in accordance with the treatment described above under “Tax Treatment” unless and until such time as Congress, the Treasury Department or the Internal Revenue Service determines that some other treatment is more appropriate.

Furthermore, in 2007, legislation was introduced in Congress that, if enacted, would have required holders that acquired instruments such as your securities after the bill was enacted to accrue interest income over the term of such instruments even though there will be no interest payments over the term of such instruments. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your securities.

It is impossible to predict what any such legislation or administrative or regulatory guidance might provide, and whether the effective date of any legislation or guidance will affect securities that were issued before the date that such legislation or guidance is issued. You are urged to consult your tax advisor as to the possibility that any legislative or administrative action may adversely affect the tax treatment of your securities.

Backup Withholding and Information Reporting

You will be subject to generally applicable information reporting and backup withholding requirements as discussed in the accompanying prospectus under “United States Taxation — Taxation of Debt Securities — Backup Withholding and Information Reporting — United States Holders” with respect to payments on your securities and, notwithstanding that we do not intend to treat the securities as debt for tax purposes, we intend to backup withhold on such payments with respect to your securities unless you comply with the requirements necessary to avoid backup withholding on debt instruments (in which case you will not be subject to such backup withholding) as set forth under “United States Taxation — Taxation of Debt Securities — United States Holders” in the accompanying prospectus. Please see the discussion under “United States Taxation — Taxation of Debt Securities — Backup Withholding and Information Reporting—United States Holders” in the accompanying prospectus for a description of the applicability of the backup withholding and information reporting rules to payments made on your securities.

Non-United States Holders

This section applies to you only if you are a non-United States holder. You are a non-United States holder if you are the beneficial owner of securities and are, for U.S. federal income tax purposes:

●	a nonresident alien individual;
●	a foreign corporation; or
●	an estate or trust that in either case is not subject to U.S. federal income tax on a net income basis on income or gain from the securities.

You will be subject to generally applicable information reporting and backup withholding requirements as discussed in the accompanying prospectus under “United States Taxation — Taxation of Debt Securities — Backup Withholding and Information Reporting — Non-United States Holders” with respect to payments on your securities and, notwithstanding that we do not intend to treat the securities as debt for tax purposes, we intend to backup withhold on such payments with respect to your securities unless you comply with the requirements necessary to avoid backup withholding on debt instruments (in which case you will not be subject to such backup withholding) as set forth under “United States Taxation — Taxation of Debt Securities — Non-United States Holders” in the accompanying prospectus.

As discussed above, alternative characterizations of the securities for U.S. federal income tax purposes are possible. Should an alternative characterization of the securities, by reason of a change or clarification of the law, by regulation or otherwise, cause payments with respect to the securities to become subject to withholding tax, we will withhold tax at the applicable statutory rate and we or our agents, including WFS, will not make payments of any additional amounts. Prospective non-United States holders of the securities should consult their tax advisor in this regard.

Furthermore, on December 7, 2007, the Internal Revenue Service released Notice 2008-2 soliciting comments from the public on various issues, including whether instruments such as your securities should be subject to withholding. It is therefore possible that rules will be issued in the future, possibly with retroactive effect, that would cause payments on your securities to be subject to withholding, even if you comply with certification requirements as to your foreign status.

In addition, the Treasury Department has issued regulations under which amounts paid or deemed paid on certain financial instruments (“871(m) financial instruments”) that are treated as attributable to U.S.-source dividends could be treated, in whole or in part depending on the circumstances, as a “dividend equivalent” payment that is subject to tax at a rate of 30% (or a lower rate under an applicable treaty), which in the case of any amounts you receive upon the sale, exchange or maturity of your securities, could be collected via withholding. If these regulations were to apply to the securities, we may be required to withhold such taxes if any U.S.-source dividends are paid on the basket underliers during the term of the securities. We could also require you to make certifications (e.g., an applicable Internal Revenue Service Form W-8) prior to the maturity of the securities in order to avoid or minimize withholding obligations, and we could withhold accordingly (subject to your potential right to claim a refund from the Internal Revenue Service) if such certifications were not received or were not satisfactory. If withholding was required, we or our agents, including WFS, would not be required to pay any additional amounts with respect to amounts so withheld. These regulations generally will apply to 871(m) financial instruments (or a combination of financial instruments treated as having been entered into in connection with each other) issued (or significantly modified and treated as retired and reissued) on or after January 1, 2023, but will also apply to certain 871(m) financial instruments (or a combination of financial instruments treated as having been entered into in connection with each other) that have a delta (as defined in the applicable Treasury regulations) of one and are issued (or significantly modified and treated as retired and reissued) on or after January 1, 2017. In addition, these regulations will not apply to financial instruments that reference a “qualified index” (as defined in the regulations). We have determined that, as of the issue date of your securities, your securities will not be subject to withholding under these rules. In certain limited circumstances, however, you should be aware that it is possible for non-United States holders to be liable for tax under these rules with respect to a combination of transactions treated as having been entered into in connection with each other even when no withholding is required. You should consult your tax advisor concerning these regulations, subsequent official guidance and regarding any other possible alternative characterizations of your securities for U.S. federal income tax purposes.

Under current law, while the matter is not entirely clear, individual Non-United States holders, and entities whose property is potentially includible in those individuals’ gross estates for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, a security is likely to be treated as U.S. situs property, subject to U.S. federal estate tax. These individuals and entities should consult their own tax advisors regarding the U.S. federal estate tax consequences of investing in a security.

Foreign Account Tax Compliance Act (FATCA) Withholding

Pursuant to Treasury regulations, Foreign Account Tax Compliance Act (FATCA) withholding (as described in “United States Taxation—Taxation of Debt Securities—Foreign Account Tax Compliance Act (FATCA) Withholding” in the accompanying prospectus) will generally apply to obligations that are issued on or after July 1, 2014; therefore, the securities will generally be subject to the FATCA withholding rules.

EMPLOYEE RETIREMENT INCOME SECURITY ACT

This section is only relevant to you if you are an insurance company or the fiduciary of a pension plan or an employee benefit plan (including a governmental plan, an IRA or a Keogh Plan) proposing to invest in the securities.

The U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the U.S. Internal Revenue Code of 1986, as amended (the “Code”), prohibit certain transactions (“prohibited transactions”) involving the assets of an employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code (including individual retirement accounts, Keogh plans and other plans described in Section 4975(e)(1) of the Code) (a “Plan”) and certain persons who are “parties in interest” (within the meaning of ERISA) or “disqualified persons” (within the meaning of the Code) with respect to the Plan; governmental plans may be subject to similar prohibitions unless an exemption applies to the transaction. The assets of a Plan may include assets held in the general account of an insurance company that are deemed “plan assets” under ERISA or assets of certain investment vehicles in which the Plan invests. Each of The Goldman Sachs Group, Inc. and certain of its affiliates may be considered a “party in interest” or a “disqualified person” with respect to many Plans, and, accordingly, prohibited transactions may arise if the securities are acquired by or on behalf of a Plan unless those securities are acquired and held pursuant to an available exemption. In general, available exemptions include: transactions effected on behalf of that Plan by a “qualified professional asset manager” (prohibited transaction exemption 84-14) or an “in-house asset manager” (prohibited transaction exemption 96-23), transactions involving insurance company general accounts (prohibited transaction exemption 95-60), transactions involving insurance company pooled separate accounts (prohibited transaction exemption 90‑1), transactions involving bank collective investment funds (prohibited transaction exemption 91-38) and transactions with service providers under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code where the Plan receives no less and pays no more than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA and Section 4975(f)(10) of the Code). The person making the decision on behalf of a Plan or a governmental plan shall be deemed, on behalf of itself and the plan, by purchasing and holding the securities, or exercising any rights related thereto, to represent that (a) the plan will receive no less and pay no more than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA and Section 4975(f)(10) of the Code) in connection with the purchase and holding of the securities, (b) none of the purchase, holding or disposition of the securities or the exercise of any rights related to the securities will result in a nonexempt prohibited transaction under ERISA or the Code (or, with respect to a governmental plan, under any similar applicable law or regulation), and (c) neither The Goldman Sachs Group, Inc. nor any of its affiliates is a “fiduciary” (within the meaning of Section 3(21) of ERISA) or, with respect to a governmental plan, under any similar applicable law or regulation) with respect to the purchaser or holder in connection with such person's acquisition, disposition or holding of the securities, or as a result of any exercise by The Goldman Sachs Group, Inc. or any of its affiliates of any rights in connection with the securities, and neither The Goldman Sachs Group, Inc. nor any of its affiliates has provided investment advice in connection with such person’s acquisition, disposition or holding of the securities.

If you are an insurance company or the fiduciary of a pension plan or an employee benefit plan (including a government plan, an IRA or a Keogh plan) and propose to invest in the securities, you should consult your legal counsel.

SUPPLEMENTAL PLAN OF DISTRIBUTION

GS Finance Corp. will sell to GS&Co., and GS&Co. will purchase from GS Finance Corp., the aggregate face amount of the offered securities specified on the front cover of this prospectus supplement. GS&Co. proposes initially to offer the securities to the public at the original issue price set forth on the cover page of this prospectus supplement. Wells Fargo Securities, LLC (“WFS”) is the agent for the distribution of the securities. WFS will receive the underwriting discount of up to 3.15% of the aggregate face amount of the securities sold (up to $31.50 per $1,000 face amount of securities). The agent may resell the securities to Wells Fargo Advisors (“WFA”) at the original issue price of the securities less a concession of 1.75% of the aggregate face amount of the securities ($17.50 per $1,000 face amount of securities). In addition to the selling concession received by WFA, WFS advises that WFA will also receive out of the underwriting discount a distribution expense fee of 0.075% for each $1,000 face amount of a security WFA sells ($0.75 per $1,000 face amount of securities). In addition, in respect of certain securities sold in this offering, GS&Co. may pay a fee of up to 0.15% of the aggregate face amount of the securities sold (up to $1.50 per $1,000 face amount of securities) to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers. Please note that the information about the issue date and issue price set forth on the cover of this prospectus supplement relate only to the initial distribution.

For information related to hedging activities, see “Additional Risk Factors Specific To Your Securities — Anticipated Hedging Activities by Goldman Sachs or Our Distributors May Negatively Impact Investors in the Securities and Cause Our Interests and Those of Our Clients and Counterparties to be Contrary to Those of Investors in the Securities.”

In the future, GS&Co. or other affiliates of GS Finance Corp. may repurchase and resell the offered securities in market-making transactions, with resales being made at prices related to prevailing market prices at the time of resale or at negotiated prices. GS Finance Corp. estimates that its share of the total offering expenses, excluding underwriting discounts and commissions, will be approximately $           . For more information about the plan of distribution and possible market-making activities, see “Plan of Distribution” in the accompanying prospectus.

We expect to deliver the securities against payment therefor in New York, New York on January 4, 2022. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade securities on any date prior to two business days before delivery will be required to specify alternative settlement arrangements to prevent a failed settlement.

We have been advised by GS&Co. and WFS that they intend to make a market in the securities. However, none of GS&Co., WFS nor any of their respective affiliates that makes a market is obligated to do so and any of them may stop doing so at any time without notice. No assurance can be given as to the liquidity or trading market for the securities.

The securities may not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). Consequently no key information document required by Regulation (EU) No 1286/2014 (the “PRIIPs Regulation”) for offering or selling the securities or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the securities or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. For the purposes of this provision:

(a)the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or
(ii)	a customer within the meaning of Directive (EU) 2016/97 where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or
(iii)	not a qualified investor as defined in Regulation (EU) 2017/1129; and
(b)

the expression an “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities.

The securities may not be offered, sold or otherwise made available to any retail investor in the United Kingdom. Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the "UK PRIIPs Regulation") for offering or selling the securities or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling the securities or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation. For the purposes of this provision:

(a)	the expression “retail investor” means a person who is one (or more) of the following:
(i)	a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); or
(ii)

a customer within the meaning of the provisions of the Financial Services and Markets Act 2000, as amended (the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA;

(iii)	or not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA; and
(b)

the expression an “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities.

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the securities may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to GS Finance Corp. or The Goldman Sachs Group, Inc.

All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the securities in, from or otherwise involving the United Kingdom.

The securities will not be listed on any securities exchange or interdealer quotation system.

Conflicts of Interest

GS&Co. is an affiliate of GS Finance Corp. and The Goldman Sachs Group, Inc. and, as such, will have a “conflict of interest” in this offering of securities within the meaning of Financial Industry Regulatory Authority, Inc. (FINRA) Rule 5121. Consequently, this offering of securities will be conducted in compliance with the provisions of FINRA Rule 5121. GS&Co. will not be permitted to sell securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

We have not authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this prospectus supplement, the accompanying product summary supplement, the accompanying prospectus supplement and the accompanying prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement, the accompanying product summary supplement, the accompanying prospectus supplement and the accompanying prospectus is an offer to sell only the securities offered hereby, but only under the circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement, the accompanying product summary supplement, the accompanying prospectus supplement and the accompanying prospectus is current only as of the respective dates of such documents.

TABLE OF CONTENTS
Prospectus Supplement

Page
Terms and Conditions	S-3
Default Amount on Acceleration	S-9
Hypothetical Examples	S-11
Additional Risk Factors Specific to Your Securities	S-18
The Basket and the Basket Underliers	S-34
Supplemental Discussion of U.S. Federal Income Tax Consequences	S-64
Supplemental Plan of Distribution	S-69
Conflicts of Interest	S-70

Product Summary Supplement dated March 29, 2021
Market Linked Securities with Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside	S-3
Which investments are right for you?	S-5
General risks and investment considerations	S-6

Prospectus Supplement dated March 22, 2021
Use of Proceeds	S-2
Description of Notes We May Offer	S-3
Considerations Relating to Indexed Notes	S-11
United States Taxation	S-14
Employee Retirement Income Security Act	S-15
Supplemental Plan of Distribution	S-16
Validity of the Notes and Guarantees	S-18

Prospectus dated March 22, 2021
Available Information	2
Prospectus Summary	4
Risks Relating to Regulatory Resolution Strategies and Long-Term Debt Requirements	8
Use of Proceeds	13
Description of Debt Securities We May Offer	14
Description of Warrants We May Offer	70
Description of Units We May Offer	88
GS Finance Corp.	93
Legal Ownership and Book-Entry Issuance	95
Considerations Relating to Indexed Securities	104
Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency	105
United States Taxation	108
Plan of Distribution	126
Conflicts of Interest	129
Employee Retirement Income Security Act	130
Validity of the Securities and Guarantees	131
Independent Registered Public Accounting Firm	132
Cautionary Statement Pursuant to the Private Securities Litigation Reform Act of 1995	132

$

GS Finance Corp.

Market Linked Securities — Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to a Basket due July 9, 2024

guaranteed by

The Goldman Sachs Group, Inc.

Goldman Sachs & Co. LLC

Wells Fargo Securities